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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Advance America, Cash Advance Centers, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Advance America, Cash Advance Centers, Inc.
135 North Church Street
Spartanburg, South Carolina 29306

March 23, 2012

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Advance America, Cash Advance Centers, Inc., a Delaware corporation ("Advance America," the "Company," "we," "us," or "our"), to be held at our corporate headquarters at 135 North Church Street, Spartanburg, South Carolina 29306, on April 20, 2012, at 10:00 a.m. local time.

        After careful consideration, the board of directors ("board") of Advance America has approved a merger agreement (as it may be amended, the "merger agreement") by and among Advance America, Eagle U.S. Sub, Inc., a Delaware corporation ("Parent") and a wholly-owned subsidiary of Grupo Elektra S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Grupo Elektra"), and Eagle U.S. Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), providing for the merger of Merger Sub with and into Advance America (the "merger"), with Advance America surviving the merger as a wholly-owned subsidiary of Parent. Advance America entered into the merger agreement on February 15, 2012. If the merger is completed, you will receive $10.50 in cash, without interest and less applicable withholding taxes, for each share of Advance America's common stock that you own at the consummation of the merger, and you will cease to have an ownership interest in Advance America.

        At the meeting, you will be asked to consider and vote on (i) a proposal to adopt the merger agreement, (ii) an advisory (non-binding) proposal on certain merger-related executive compensation payable under existing agreements with the Company, and (iii) a proposal to adjourn the special meeting to solicit additional proxies to adopt the merger agreement if there are not sufficient votes present at the special meeting. These proposals are fully set forth in the accompanying Notice and Proxy Statement, which you are urged to read thoroughly. You may also obtain additional information about Advance America from documents we have filed with the Securities and Exchange Commission.

        For the reasons set forth in the proxy statement, THE BOARD RECOMMENDS THAT YOU VOTE "FOR" ALL THREE PROPOSALS.

        Your vote is very important, regardless of the number of shares of our common stock you own. The merger cannot be completed unless holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting of stockholders vote for the adoption of the merger agreement. If you do not vote, it will have the same effect as a vote against the adoption of the merger agreement.

        It is important that your shares are represented and voted at the meeting, whether or not you plan to attend. Because brokers are no longer permitted to vote your shares for non-routine matters, such as the merger, it is even more important that you vote your shares and ensure your shares are represented at the meeting. Accordingly, we ask that you mark, sign, date, and mail the enclosed proxy card in the envelope provided, or follow the instructions provided to vote your shares by phone or via the internet. If you are a stockholder of record, these actions will not limit your right to withdraw your proxy if you wish to attend the special meeting and vote in person. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee.

        Thank you in advance for your cooperation and continued support.

Sincerely,

William M. Webster IV Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed on the merits or fairness of the merger, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated March 23, 2012 and is first being mailed to stockholders on or about March 23, 2012.

THE ACCOMPANYING PROXY STATEMENT IS DATED MARCH 23, 2012 AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT MARCH 23, 2012.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 20, 2012

TO THE STOCKHOLDERS OF Advance America, Cash Advance Centers, Inc.:

        A special meeting of stockholders of Advance America, Cash Advance Centers, Inc., a Delaware corporation ("Advance America," the "Company," "we," "us," or "our"), will be held at our corporate headquarters at 135 North Church Street, Spartanburg, South Carolina 29306, on April 20, 2012, beginning at 10:00 a.m., local time, for the following purposes:

        1.    Adoption of the Merger Agreement.    To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 15, 2012, as it may be amended from time to time, among Eagle U.S. Sub, Inc., a wholly-owned subsidiary of Grupo Elektra S.A. de C.V., Eagle U.S. Merger Sub, Inc., and Advance America, pursuant to which Eagle U.S. Merger Sub, Inc. will be merged with and into Advance America, with Advance America surviving the merger as a wholly-owned subsidiary of Eagle U.S. Sub, Inc.

        2.    Advisory Vote on Merger-Related Executive Compensation Arrangements.    To consider and vote on an advisory (non-binding) proposal to approve certain agreements with, and items of compensation payable to, the Company's named executive officers that are based on or otherwise related to the merger.

        3.    Adjournment of the Special Meeting.    To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement or to constitute a quorum.

        Only stockholders of record of our common stock as of the close of business on March 22, 2012 will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. All such stockholders are cordially invited to attend the special meeting in person.

        Our board of directors recommends unanimously that you vote "FOR" the proposal to adopt the merger agreement. Additionally, our board of directors recommends unanimously that you vote "FOR" the non-binding, advisory proposal regarding merger-related executive compensation and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement or to constitute a quorum.

        A proxy statement and a proxy card solicited by our board are enclosed with this notice. It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you plan to attend the meeting in person, we urge you to mark, date, and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. You also may vote by phone or internet.

        If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person. You may also change your vote by properly delivering a later-dated proxy either by mail, telephone, or the internet. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee.

        Your vote is very important, regardless of the number of shares of our common stock you own.    The merger cannot be completed unless holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting of stockholders vote for the adoption of the merger agreement. If you do not vote, it will have the same effect as a vote against the adoption of the merger agreement. If you sign, date, and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote "FOR" the adoption of the merger agreement, "FOR" the approval of the non-binding proposal regarding merger-related executive compensation arrangements, and "FOR" any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

        Advance America stockholders who do not wish to accept the merger consideration for their shares of common stock and who do not vote in favor of the approval and adoption of the merger agreement and approval of the merger may be entitled to dissent from the merger and may have appraisal rights with respect to such shares, subject to the requirements of Section 262 of the Delaware General Corporation Law, or DGCL, in connection with the merger as described in this proxy statement. This notice and the proxy statement shall constitute notice to you of the availability of appraisal rights under Section 262 of the DGCL, a copy of which is attached as Annex C to this proxy statement.

        This notice and the proxy statement are also available to be viewed and downloaded on the internet at http://investors.advanceamerica.net/sec.cfm.

By order of the Board,

William M. Webster IV Chairman of the Board

March 23, 2012

YOU ARE URGED TO MARK, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN
IT PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

ANNEX A	Agreement and Plan of Merger, dated as of February 15, 2012, among Eagle U.S. Sub, Inc., Eagle U.S. Merger Sub, Inc., and Advance America
ANNEX B	Opinion of Wells Fargo Securities, LLC
ANNEX C	Section 262 of the Delaware General Corporation Law

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully, and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, the annexes attached to this proxy statement, and the documents referred to or incorporated by reference in this proxy statement. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary. In this proxy statement, the terms "Advance America," the "Company," "we," "us," and "our" refer to Advance America, Cash Advance Centers, Inc.

The Parties to the Merger Agreement (page 21)

Advance America, Cash Advance Centers, Inc.
135 North Church Street
Spartanburg, South Carolina 29306
(864) 515-5600

        Advance America is the largest non-bank provider of cash advance services in the United States, as measured by the number of centers operated. As of February 24, 2012, we operated approximately 2,600 centers in 29 states in the United States and the United Kingdom. We focus primarily on providing cash advance services, although we also offer various types of short-term credit products and services depending on applicable legislative and regulatory restrictions. Cash advances are typically small-denomination, short-term, unsecured advances that are due on the customer's next payday.

Eagle U.S. Sub, Inc.
Eagle U.S. Merger Sub, Inc.
Grupo Elektra S.A. de C.V.
Periférico Sur #4121
Col Fuentas del Pedregal
C.P. 14141 México D.F.
Facsimile: 5255.1720.78.20
Email: groqueni@elektra.com.mx

        Eagle U.S. Merger Sub, Inc. ("Merger Sub") is a Delaware corporation and a wholly-owned direct subsidiary of Eagle U.S. Sub, Inc., a Delaware corporation ("Parent"). Parent is a wholly-owned direct subsidiary of Grupo Elektra S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Grupo Elektra"). Upon the terms and subject to the conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Sub will merge with and into Advance America, with Advance America surviving the merger as a wholly-owned subsidiary of Parent (the "surviving corporation"). Until the consummation of the merger, both Parent and Merger Sub will have de minimis assets and no operations, other than in connection with the merger and in connection with becoming a guarantor of certain of Grupo Elektra's indebtedness obligations.

        Grupo Elektra is Latin America's leading specialty retailer and financial services company focused on the underserved market. Grupo Elektra operates over 2,600 points of sale in Mexico, Brazil, Guatemala, Honduras, Peru, Panama, El Salvador, and Argentina. Grupo Elektra also sells and markets its consumer finance, banking, and financial products and services through Banco Azteca branches located in Mexico, Brazil, Panama, Guatemala, Honduras, Peru, and El Salvador.

The Special Meeting (page 22)

  Time, Place, and Date (page 22)

        The special meeting will be held on April 20, 2012, beginning at 10:00 a.m., local time, at 135 North Church Street, Spartanburg, South Carolina 29306.

  Purpose (page 22)

        You will be asked to consider and vote on a proposal to adopt an Agreement and Plan of Merger, dated as of February 15, 2012 (the "merger agreement"), by and among Parent, Merger Sub, and Advance America. The merger agreement provides that Merger Sub will be merged with and into Advance America (the "merger"), with Advance America as the surviving corporation. Each outstanding share of Advance America common stock (other than shares held in our treasury or owned by Parent, Merger Sub, any of their subsidiaries, or any of our subsidiaries or shares held by our stockholders who properly demand statutory appraisal rights) will be converted into the right to receive $10.50 in cash, without interest, less applicable withholding taxes.

  Record Date and Quorum (page 22)

        You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on March 22, 2012, the record date for the special meeting. You will have one vote for each share of our common stock that you owned on the record date. As of the record date, there were 62,657,274 shares of our common stock outstanding entitled to be voted.

        The holders of a majority of the outstanding shares of our common stock at the close of business on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting. If there is no quorum, the holders of a majority of shares of common stock present at the meeting in person or represented by proxy may adjourn the meeting to another date.

  Required Vote (page 22)

        Completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date for the special meeting. Because adoption of the merger agreement requires the affirmative vote of the shares outstanding as of the record date, a failure to vote your shares or an abstention will have the same effect as voting against the merger.

        Approval of the advisory (non-binding) proposal on certain merger-related executive compensation requires the affirmative vote of the holders of the majority of shares of our common stock present in person or represented by proxy and entitled to vote on the proposal. Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on the Company or Merger Sub. If the merger agreement is adopted by the stockholders and completed, the merger-related executive compensation may be paid to the Company's named executive officers even if stockholders fail to approve the merger-related executive compensation.

        Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of the majority of shares of our common stock present in person or represented by proxy and entitled to vote on the proposal.

  Proxies (page 22)

        Any Advance America stockholder of record entitled to vote may submit a proxy by telephone by calling 1-800-560-1965 or via the internet at www.eproxy.com/aea, in accordance with the instructions provided on the enclosed proxy card, or by returning a signed proxy card by mail, or may vote in person at the special meeting. If your shares are held in "street name" by your broker or another nominee, you should instruct your broker or other nominee on how to vote your shares using the instructions provided by your broker or other nominee, and if you intend to vote your "street name" shares at the special meeting, you will need to contact your broker or other nominee to do so. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the merger agreement. If you do not provide your broker or other nominee with instructions, your shares will not be voted, which will have the same effect as voting against the merger.

  Revocability of Proxies (page 23)

        Any stockholder who executes and returns a proxy card (or submits a proxy via telephone or the internet) may revoke the proxy at any time before it is voted at the special meeting:

  •
  by submitting another properly completed proxy card with a later date, provided that the new proxy card is received by 12:00 p.m., Eastern time, on April 19, 2012;

  •
  by submitting a new proxy by telephone or internet, provided that the new proxy is received by 11:59 p.m., Central time, on April 19, 2012;

  •
  by delivering a written notice to our Corporate Secretary at 135 North Church Street, Spartanburg, South Carolina 29306, bearing a date later than the proxy previously delivered stating that you would like to revoke your proxy, provided that the notice is received by 12:00 p.m., Eastern time, on April 19, 2012; or

  •
  by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting).

        Please note that if you hold your shares in "street name" through a broker or other nominee and you have instructed your broker or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker or other nominee to change your vote.

Effect of the Merger (page 51)

        If the merger agreement is adopted by our stockholders and the other conditions to closing are satisfied, Merger Sub will merge with and into Advance America. As a result of the merger, the separate corporate existence of Merger Sub will cease, and Advance America will survive the merger as a wholly-owned subsidiary of Parent. Upon completion of the merger, our common stock will be converted into the right to receive $10.50 per share, without interest, less applicable withholding taxes. The surviving corporation will be a privately held corporation and you will cease to have any ownership interest in the surviving corporation or any rights as its stockholder.

Guaranty (page 73)

        Pursuant to a guaranty delivered by Grupo Elektra in favor of the Company, dated as of February 15, 2012, Grupo Elektra has agreed to guarantee the obligation of Parent under the merger agreement to pay the merger consideration to our stockholders and to pay certain expense reimbursement obligations of Parent to the Company under the merger agreement, as and when due.

Recommendation of Our Board (page 35)

        After careful consideration, our board unanimously (i) approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement; (ii) declared the merger agreement and the transactions contemplated thereby to be fair to, advisable, and in the best interests of our stockholders; and (iii) resolved to recommend that the stockholders adopt the merger agreement at a special meeting of the stockholders.

        In reaching its decision, our board evaluated a variety of business, financial, and market factors and consulted with legal and financial advisors. In considering the recommendation of our board with respect to the merger, you should be aware that certain of our directors and executive officers have interests in the merger that differ from, or are in addition to, your interests as a stockholder. See "The Merger—Interests of Our Directors and Executive Officers in the Merger" beginning on page 43.

        For the factors considered by our board in reaching its decision to approve the merger agreement and the merger, see "The Merger—Reasons for the Merger" beginning on page 31.

        OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT, "FOR" THE NON-BINDING PROPOSAL TO APPROVE MERGER-RELATED EXECUTIVE COMPENSATION, AND "FOR" THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

Opinion of the Company's Financial Advisor (page 35 and Annex B)

        On February 15, 2012, Wells Fargo Securities, LLC, which is referred to as Wells Fargo Securities, rendered its oral opinion to our board (which was subsequently confirmed in writing by delivery of Wells Fargo Securities' written opinion dated the same date) to the effect that, as of February 15, 2012, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Wells Fargo Securities in preparing its opinion, the merger consideration to be received by the holders of our common stock, other than Parent and its affiliates, in the merger was fair, from a financial point of view, to such holders.

        Wells Fargo Securities' opinion was directed to our board (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of our common stock, other than Parent and its affiliates, of the merger consideration to be received by such holders in the merger and did not address any other terms, aspects, or implications of the merger. The summary of Wells Fargo Securities' opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Wells Fargo Securities in preparing its opinion. However, neither Wells Fargo Securities' written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, a recommendation as to, or otherwise address, how any holder of our common stock should vote or act in respect of the merger or any related matter. The terms of the merger agreement, including the amount of consideration to be paid, were determined through arm's-length negotiations between the Company and Grupo Elektra. The opinion does not address the merits of the underlying decision by our board or us to enter into the merger agreement or the relative merits of the merger as compared with alternative business strategies or transactions available to us.

Treatment of Stock Options and Restricted Stock (page 51)

        Stock Options Granted Before 2012.    Immediately prior to the effective time of the merger, each outstanding and unexercised option to purchase the Company's common stock awarded before 2012 shall, to the extent not then vested, become fully vested (except as described below) and, at the effective time of the merger, shall be converted into the right to receive, without interest, an amount in cash determined by multiplying (i) the excess, if any, of $10.50 (the per share merger consideration) over the applicable exercise price per share by (ii) the number of shares of common stock subject to such option, less any amounts required to be withheld under applicable laws. In the event that the product obtained by that calculation is zero or a negative number, then the option shall be cancelled for no consideration immediately prior to the effective time of the merger. The surviving corporation will pay the option consideration no later than the first regular payroll that occurs five or more business days after the effective time of the merger to employees who on or prior to the effective time of the merger have entered into the Company's current form protective covenant agreement, which contains non-competition, confidentiality, and other protective covenants that survive for a period of 12 months following termination of employment. If an employee holder has not executed the Company's protective covenant agreement on or prior to the effective time of the merger, the surviving corporation will pay that holder's option consideration only when and if the options vest in accordance with the applicable award agreement.

        Restricted Stock Awarded Before 2012.    Immediately prior to the effective time of the merger, each share of the Company's restricted stock awarded before 2012 that is outstanding at the effective time of the merger shall become fully vested (except as described below) and, at the effective time of the merger, shall convert into the right to receive $10.50, without interest, less any amounts required to be withheld under applicable laws. The surviving corporation will pay the restricted stock consideration no later than the first regular payroll that occurs five or more business days after the effective time of the merger to employees who on or prior to the effective time of the merger have entered into the Company's current form protective covenant agreement. If an employee holder has not executed the Company's protective covenant agreement on or prior to the effective time of the merger, the surviving corporation will pay those amounts only when and if the restricted stock vests in accordance with the applicable award agreement.

        Restricted Stock Awarded During 2012.    At the effective time of the merger, each share of the Company's restricted stock awarded to Company employees, other than named executive officers, during 2012, if any, that is subject to restrictions on transfer or forfeiture and is outstanding at the effective time of the merger shall be converted into the right to receive $10.50, without interest, less any amounts required to be withheld under applicable laws. The surviving corporation will pay these amounts only when and if the restricted stock would have vested in accordance with the applicable award agreement.

        In the event that the merger is not consummated, holders of stock options and restricted stock will not receive any payment for their awards and their awards will not accelerate. Instead, all outstanding stock options and restricted stock will continue to vest and become exercisable in accordance with the terms of the applicable award agreement.

Interests of Our Directors and Executive Officers in the Merger (page 43)

        In considering the recommendation of our board that you vote "FOR" the adoption of the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder, including the following:

  •
  the acceleration of the vesting of stock options and restricted stock held by our directors and executive officers;

  •
  continuing employment with the surviving corporation;

  •
  certain of our executive officers are covered by change of control agreements that will provide certain retention or change of control payments and benefits upon the earlier of the first anniversary of the consummation of the merger and the termination of the officer's employment under certain circumstances following the merger; and

  •
  current and former directors and officers of the Company and its subsidiaries are entitled to continued indemnification under the merger agreement, as well as insurance coverage for acts or omissions occurring at or prior to the merger.

Material U.S. Federal Income Tax Consequences (page 46)

        The exchange of Advance America common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign, and other tax laws. For U.S. federal income tax purposes, stockholders who exchange their shares of common stock for cash in the merger will recognize gain or loss equal to the difference between the amount of cash received and the adjusted tax basis of the shares exchanged therefor. Any such gain or loss will be capital gain or loss if the shares are held as capital assets by the stockholder, and will be long-term capital gain or loss if the stockholder has held the shares for more than one year as of the effective date of the merger. Long-term capital gains of a non-corporate stockholder are currently subject to a maximum U.S. federal income tax rate of 15%.

        The income tax discussion set forth above may not apply to stockholders in special situations including (but not limited to) stockholders who received their shares upon the exercise of stock options or otherwise as compensation, stockholders who are traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, stockholders who are not U.S. persons, and stockholders who are partnerships or other pass-through entities. Stockholders should consult their tax advisors with respect to the particular tax consequences to them of the merger, including any tax consequences arising under federal, state, local, foreign, or other tax laws.

Regulatory Approvals (page 48)

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. Parent and Advance America each filed notification reports with the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Act on February 28, 2012. The parties received notification of early termination of the waiting period on March 9, 2012.

Exchange and Payment Procedures (page 53)

        Shortly after the effective time of the merger, a paying agent will mail a letter of transmittal and instructions to you and the other Advance America stockholders. The letter of transmittal and instructions will tell you how to surrender your stock certificates in exchange for the merger consideration. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Solicitation of Acquisition Proposals; Unsolicited Proposals (page 61)

        The merger agreement provides that from February 15, 2012 until 11:59 p.m. Central time on March 31, 2012, which we refer to as the solicitation period, we are permitted to initiate, solicit, facilitate, and encourage inquiries relating to, and the submission of, acquisition proposals from third parties, to provide access to non-public information to those third parties pursuant to an acceptable confidentiality agreement (subject to certain conditions), and to enter into, participate, and maintain discussions or negotiations regarding, and take any other action to facilitate any inquiries or the making of, any proposal that consitutes, or would reasonably likely to lead to, an acquisition proposal.

        We may continue to engage in these activities from April 1, 2012 until 11:59 p.m. Central time on April 15, 2012, which we refer to as the go-shop period, with any third party, which we refer to as an excluded party, that has submitted an acquisition proposal prior to the end of the solicitation period that the board determines in good faith (after consultation with our financial advisor or another independent financial advisor of nationally recognized reputation and outside legal counsel) constitutes, or is reasonably likely to lead to, a superior proposal and which acquisition proposal has not been rejected or withdrawn.

        During the go-shop period, we are required to keep Parent and Merger Sub informed, on a weekly basis, of all parties with whom we have entered into a confidentiality agreement.

        After the end of the solicitation period, we become subject to customary "no-shop" restrictions pursuant to which we are required to cease and terminate any existing solicitation, encouragement, discussion, or negotiation with any third party (including, after the go-shop period, any excluded party) with respect to an acquisition proposal.

        If at any time before the merger agreement is adopted by our stockholders, (i) we receive a bona fide written and, following the solicitation period, unsolicited, acquisition proposal from a third party, (ii) the board determines in good faith, after consultation with our financial advisor or another independent financial advisor of nationally recognized reputation and outside legal counsel, that such acquisition proposal constitutes, or would be reasonably likely to lead to, a superior proposal, and (iii) the board determines in good faith, after consultation with our financial advisor or another independent financial advisor of nationally recognized reputation and outside legal counsel, that the failure to take such actions would be inconsistent with its fiduciary duties to our stockholders under applicable laws, then we may furnish information with respect to us and our subsidiaries to the third party making that acquisition proposal, and enter into and participate in discussions or negotiations with the third party making that acquisition proposal regarding that acquisition proposal.

        We are required to inform Parent and Merger Sub if, at any time, we receive an acquisition proposal or request for diligence materials and we are required to keep Parent and Merger Sub reasonably informed of all developments, discussions, or negotiations regarding any acquisition proposal or request.

        At any time before the merger agreement is adopted by our stockholders, we may terminate the merger agreement and enter into a definitive agreement with respect to a superior proposal if our board determines in good faith after consultation with outside counsel and financial advisors that a failure to terminate the merger agreement would be inconsistent with our directors' fiduciary duties to our stockholders under applicable laws, so long as we comply with certain terms of the merger agreement, including paying a termination fee to Parent. See "The Merger Agreement—Company Board Recommendation" beginning on page 64 and "The Merger Agreement—Fees and Expenses" beginning on page 71. In addition, we must notify Parent at least five business days prior to terminating the merger agreement to enter into an acquisition agreement with respect to a superior proposal. We must then negotiate in good faith with Parent (to the extent Parent desires to negotiate) during that period to make such revisions to the merger agreement and the guaranty as would permit our board to conclude that the alternative proposal was no longer a superior proposal.

Conditions to the Merger (page 68)

        The completion of the merger depends on the satisfaction or waiver of a number of conditions, including, among others, the following:

  •
  the merger agreement must have been adopted by our stockholders;

  •
  all filings and waiting periods (and any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Act must have expired or been terminated;

  •
  no law or order issued by any court or other governmental entity shall be in effect preventing the consummation of the merger or any other transaction contemplated by the merger agreement;

  •
  with respect to certain regulatory matters applicable to the Company's operations:

  •
  we shall not be deemed to have lost more than an agreed upon percentage of our aggregate center gross profit for the 12 months ended September 30, 2011 as a result of our failure to make or obtain, as applicable, any filing, authorization, consent, or approval we are required to have made or obtained prior to the effective time of the merger with respect to, or as a result of the revocation, rescission, or non-renewal of, any of our state-level operating permits or licenses necessary for the payday lending business, which we refer to as operating permits, which failure or loss is not cured by August 16, 2012 (as that date may be extended in accordance with the merger agreement);

  •
  we shall have obtained the applicable authorizations, consents, or approvals with respect to certain state-level operating permits required as a result of the merger and the other transactions contemplated by the merger agreement; and

  •
  the applicable governmental authorities shall not have revoked, rescinded, or failed to renew certain state-level operating permits as a result of the transactions contemplated by the merger agreement;

  •
  there shall have been no change in law that has had, or would reasonably be expected to result in, a loss of aggregate center gross profit for the 12 months ended September 30, 2011, damages, or liabilities to us and our subsidiaries taken as a whole in an amount exceeding 20% of our aggregate center gross profit for the 12 months ended September 30, 2011;

  •
  each party must have performed or complied in all material respects with all material agreements and covenants required by the merger agreement to be performed or complied with; and

  •
  the representations and warranties of each of Advance America, Parent, and Merger Sub must be true and correct as of the closing date in a manner described under the caption, "The Merger Agreement—Conditions to the Merger" beginning on page 68.

Termination of the Merger Agreement (page 70)

        The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after our stockholders have adopted the merger agreement, in the following circumstances:

  •
  by mutual written consent of us and Parent;

  •
  by either us or Parent, if:

  •
  a court of competent jurisdiction or other governmental authority issues a final, non-appealable order permanently restraining, enjoining, or otherwise prohibiting the merger;

  •
  there has been a material breach by the other party of any representation, warranty, covenant, or agreement set forth in the merger agreement and such breach, if by us, would cause the failure of a closing condition, or if by Parent or Merger Sub, would prevent the consummation of the merger or would cause the failure of a closing condition, and such breach is incapable of being cured or, if curable, is not cured prior to the earlier of August 13, 2012 (as such date may be extended in accordance with the merger agreement) or 30 days after notice of such breach;

  •
  the merger has not been consummated by August 16, 2012, unless all the closing conditions have been met except for those relating to our obligations to obtain or maintain the requisite state-level operating permits and licenses, in which case the August 16, 2012 date will be automatically extended to September 15, 2012 and automatically further extended for two additional 30-day periods if the same conditions are met on such later dates; or

  •
  the approval of our stockholders is not obtained at our stockholders' meeting or any adjournment or postponement thereof at which the merger agreement has been voted on;

  •
  by Parent, if, prior to the obtaining of our stockholder approval:

  •
  our board has withdrawn, qualified, modified, changed, or amended in any manner adverse to Parent its recommendation that our stockholders approve the merger, or publicly proposed to do any of the foregoing in any manner adverse to Parent;

  •
  our board has approved, endorsed, or recommended to our stockholders an alternative acquisition proposal, or we have entered into an agreement or understanding with respect to an alternative acquisition proposal;

  •
  a tender or exchange offer by a third party that constitutes an acquisition proposal has commenced prior to the obtaining of our stockholder approval and our board has failed to recommend against the acceptance of that tender or exchange offer within seven business days after commencement;

  •
  our board has failed to reaffirm our recommendation to our stockholders to approve the merger and adopt the merger agreement within seven business days after a request to so reaffirm is made by Parent;

  •
  our board or we have publicly announced its intention to do any of the foregoing; or

  •
  we have otherwise materially breached its obligations with respect to potential alternative transactions; or

  •
  by us, if:

  •
  prior to the receipt of approval of the merger and the merger agreement by our stockholders, we receive a superior proposal and our board determines in good faith that the failure to accept such superior proposal would be inconsistent with its fiduciary duties to our stockholders, and we have complied with our obligations to Parent and Merger Sub with respect to potential alternative transactions, including that superior proposal.

Fees and Expenses (page 71)

        The merger agreement provides that, upon termination related to a change by our board of its recommendation that our stockholders approve the merger, our entry into a definitive agreement with respect to an acquisition proposal, or under certain other specified circumstances, we would be required to pay a termination fee. If the merger agreement is terminated by us prior to April 15, 2012 in order to enter into a definitive agreement with respect to a superior proposal from an excluded party, we will be required to pay to Parent the amount of $10 million, plus Parent's documented out-of-pocket costs and expenses up to $5 million. If the termination fee becomes payable under certain other circumstances, we will be required pay to Parent the amount of $22.5 million, plus Parent's documented out-of-pocket costs and expenses up to $5 million.

        The merger agreement also provides that Parent would have to pay to us our documented out-of-pocket costs and expenses up to $5 million if we terminate the merger agreement as a result of Parent's breach.

Remedies (page 72)

        Each party has the right to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

        In addition to our right to specific performance, Parent is obligated to reimburse our expenses if we terminate the merger agreement as a result of Parent's breach, as described above.

        In addition to Parent's right to specific performance under certain circumstances, Parent has the right to receive from us the termination fee of $10 million or $22.5 million, as the case may be, plus expenses, as described above. If Parent accepts payment of the applicable fee and expenses, such payment will be the sole and exclusive remedy of Parent, Merger Sub, and their respective affiliates.

Market Price of Our Common Stock (page 83)

        Our common stock is listed on the New York Stock Exchange ("NYSE") under the trading symbol "AEA." The closing price of our common stock on the NYSE on February 15, 2012, which was the last trading day before we announced the merger, was $7.91. On March 21, 2012, two trading days before the date of this proxy statement, the closing price of our common stock on the NYSE was $10.45.

Appraisal Rights (page 79 and Annex C)

        Annex C to this proxy statement contains the full text of Section 262 of the DGCL, which relates to your appraisal rights. We encourage you to read these provisions carefully and in their entirety.

        See the Section entitled "Appraisal Rights" beginning on page 79 for a description of the procedures that you must follow in order to exercise appraisal rights.

Legal Proceedings Concerning the Merger (page 49)

        On February 17, 2012, a purported class action was filed in the Delaware Court of Chancery styled Joel Rosenfeld v. Advance America, Cash Advance Centers, Inc., et al., C.A. No. 7255. The Rosenfeld complaint named as defendants us, the members of our board, Mr. James A. Ovenden, our Chief Financial Officer, Grupo Elektra, Parent, and Merger Sub. The complaint alleges that as a result of the merger agreement, the individual defendants have breached their fiduciary duties by failing to maximize the value of the Company to our stockholders. The complaint also alleges that all defendants have aided and abetted the alleged breaches of fiduciary duty by the individual defendants. The complaint seeks unspecified monetary damages and declaratory and injunctive relief.

        Also on February 17, 2012, a purported class action was filed in the South Carolina Court of Common Pleas in Spartanburg County styled Brad Feik v. Advance America, Cash Advance Centers, Inc., et al., Civil Case No. 2012-CP-42-00807. The Feik complaint named as defendants us, the members of our board, Parent, and Merger Sub. The complaint alleges that as a result of the merger agreement, the individual defendants have breached their fiduciary duties by failing to maximize the value of the Company to our stockholders. The complaint also alleges that Parent and Merger Sub aided and abetted the alleged breaches of fiduciary duty by the individual defendants. The complaint seeks unspecified money damages and declaratory and injunctive relief. On March 19, 2012, the plaintiff filed a motion for expedited proceedings in the Feik action, seeking an order granting expedited discovery and scheduling a preliminary injunction hearing.

        On February 24, 2012, a purported class action was filed in the Delaware Court of Chancery styled Juan Fernandez v. Advance America, Cash Advance Centers, Inc., et al., C.A. No. 7277. The Fernandez complaint named as defendants us, the members of our board, Mr. Ovenden, Parent, and Merger Sub. The complaint alleges that as a result of the merger agreement, the individual defendants have breached their fiduciary duties by failing to sufficiently inform themselves of the Company's value and failing to maximize the value of the Company to our stockholders. The complaint also alleges that Parent has aided and abetted the alleged breaches of fiduciary duty by the individual defendants. The complaint seeks unspecified money damages and declaratory and injunctive relief.

        On February 28, 2012, a purported class action was filed in the Delaware Court of Chancery styled Kenneth Flier v. Advance America, Cash Advance Centers, Inc., et al., C.A. No. 7287. The Flier complaint named as defendants us, the members of our board, Parent, and Merger Sub. The complaint alleges that as a result of the merger agreement, the individual defendants have breached their fiduciary duties by failing to maximize the value of the Company to our stockholders. The complaint also alleges that Parent and Merger Sub aided and abetted the alleged breaches of fiduciary duty by the individual defendants. The complaint seeks unspecified money damages and declaratory and injunctive relief.

        Also on February 28, 2012, a purported class action was filed in the Delaware Court of Chancery styled Louisiana Municipal Police Employees' Retirement System v. Advance America, Cash Advance Centers, Inc., et al., C.A. No. 7290. The LMPERS complaint named as defendants us, the members of our board, Grupo Elektra, Parent, and Merger Sub. The complaint alleges that as a result of the merger agreement, the individual defendants have breached their fiduciary duties by failing to maximize the value of the Company to our public stockholders. The complaint also alleges that Grupo Elektra, Parent, and Merger Sub aided and abetted the alleged breaches of fiduciary duty by the individual defendants. The complaint seeks unspecified money damages and declaratory and injunctive relief.

        On March 1, 2012, a proposed order of consolidation was filed with the Delaware Court of Chancery, seeking to consolidate the four cases filed in that Court. On March 7, 2012, the Delaware Court of Chancery granted the order of consolidation which provides, among other things, that the four cases will be consolidated under the caption In re Advance America, Cash Advance Centers, Inc. Shareholders Litigation, Consolidated C.A. No. 7255.

        On March 8, 2012, a complaint was filed in the South Carolina Court of Common Pleas in Spartanburg County styled Manuel Cavazos and Alan Wiernik v. Advance America, Cash Advance Centers, Inc. et al., Civil Case No. 2012-CP-42-1088. The Cavazos complaint named as defendants us, the members of our board, Mr. Ovenden, Grupo Elektra, Parent, and Merger Sub. The complaint alleges that as a result of the merger agreement, the individual defendants have breached their fiduciary duties by failing to maximize the value of the Company to our stockholders. The complaint also alleges that we and Grupo Elektra aided and abetted the alleged breaches of fiduciary duty by the individual defendants. The complaint seeks declaratory and injunctive relief.

Delisting and Deregistration of Our Common Stock (page 46)

        If the merger is completed, our common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Therefore, we would no longer file periodic reports with the Securities and Exchange Commission (the "SEC") on account of our common stock.

Additional Information (page 88)

        You can find more information about us in the periodic reports and other information we file with the SEC. The information is available at the SEC's public reference facilities and at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as you decide how to vote at the special meeting. Please carefully read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms "Advance America," the "Company," "we," "our," and "us" refer to Advance America, Cash Advance Centers, Inc.

The Proposed Merger

Q:
What is the proposed transaction?

A:
The proposed transaction is a merger in which Advance America would be acquired by Parent, a Delaware corporation, through a merger of Merger Sub, a wholly-owned subsidiary of Parent, with and into Advance America, with Advance America surviving the merger as a wholly-owned subsidiary of Parent.

Q:
Why am I receiving this document?

A:
The Company is holding a special meeting of stockholders in order to obtain the stockholder approval necessary to adopt the merger agreement. A vote in favor of the adoption of the merger agreement will constitute a vote to approve the merger. Our stockholders will also be asked to approve an advisory (non-binding) proposal on certain merger-related executive compensation arrangements. In addition, our stockholders will be asked to approve the adjournment of the special meeting if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to obtain the stockholder approval or to constitute a quorum. We will be unable to complete the merger unless the stockholder approval is obtained at the special meeting and the other conditions to completion of the merger set forth in the merger agreement are satisfied or waived. The approval of certain merger-related executive compensation arrangements is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on us or Merger Sub, and is not a condition to completion of the merger.

Q:
As a stockholder, what will I receive in the merger?

A:
Upon completion of the merger, you will receive $10.50 in cash, without interest, less applicable withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $1,050.00 in cash, less applicable withholding taxes, in exchange for your shares of our common stock, without interest. You will not own shares of the surviving corporation.

Q:
As a stockholder, will I continue to receive dividends prior to the closing of the merger?

A:
You will continue to receive regular quarterly dividends, if and when declared by our board, prior to the closing of the merger.

Q:
As an employee holder of stock options, what will I receive in the merger?

A:
Stock Options Granted Before 2012. Immediately prior to the effective time of the merger, each outstanding and unexercised option you hold to purchase our common stock that was awarded before 2012, shall, to the extent not then vested, become fully vested (except as described below) and, at the effective time of the merger, shall be converted into the right to receive, without interest, an amount in cash determined by multiplying (i) the excess, if any, of $10.50 (the per share merger consideration) over the applicable exercise price per share by (ii) the number of shares of common stock subject to such option, less any amounts required to be withheld under applicable laws. In the event that the product obtained by that calculation is zero or a negative number, then the option shall be cancelled for no consideration immediately prior to the effective time of the merger. The surviving corporation will pay the option consideration no later than the first regular payroll that occurs five or more business days after the effective time of the merger if on or prior to the effective time of the merger you have entered into the Company's current form protective covenant agreement, which contains non-competition, confidentiality, and other protective covenants that survive for a period of 12 months following termination of employment. If you have not executed the Company's protective covenant agreement on or prior to the effective time of the merger, your unvested options will not become fully vested at the effective time of the merger and, the surviving corporation will pay your consideration for those options only when and if the options vest in accordance with your applicable award agreement.

Q:
As an employee holder of restricted stock, what will I receive in the merger?

A:
Restricted Stock Awarded Before 2012. Immediately prior to the effective time of the merger, each award of our restricted stock awarded before 2012 that you hold and is unvested and outstanding at the effective time of the merger shall become fully vested (except as described below) and, at the effective time of the merger, shall be converted into the right to receive $10.50, without interest, less any amounts required to be withheld under applicable laws. The surviving corporation will pay the restricted stock consideration no later than the first regular payroll that occurs five or more business days after the effective time of the merger if on or prior to the effective time of the merger you have entered into the Company's current form protective covenant agreement. If you have not executed the Company's protective covenant agreement on or prior to the effective time of the merger, your restricted stock will not become fully vested on the effective date of the merger, and the surviving corporation will pay those amounts only when and if the restricted stock awards vest in accordance with the applicable award agreement.

  Restricted Stock Awarded During 2012. At the effective time of the merger, each share of the Company's restricted stock awarded to Company employees, other than named executive officers, during 2012, if any, that is subject to restrictions on transfer or forfeiture and is outstanding at the effective time of the merger shall be converted into the right to receive $10.50, without interest, less any amounts required to be withheld under applicable laws. The surviving corporation will pay those amounts only when and if the restricted stock vests in accordance with the applicable award agreement.

Q:
Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares?

A:
Yes. As a holder of our common stock, you are entitled to appraisal rights under Delaware law in connection with the merger if you meet certain conditions, which conditions are described in this proxy statement under the caption "Appraisal Rights" beginning on page 79.

Q:
When do you expect the merger to be completed?

A:
The closing of the merger is expected to occur no later than the third business day after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived, or such other date as we, Parent, and Merger Sub may agree. We are working to complete the merger as soon as possible. We anticipate completing the merger during the first half of 2012, subject to adoption of the merger agreement by our stockholders and the satisfaction of the other closing conditions.

Q:
What happens if the merger is not consummated?

A:
If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger and holders of stock options and restricted stock will not receive any payment for their awards and their awards will not accelerate. Instead, Advance America will remain an independent public company and our common stock will continue to be listed and traded on the NYSE. You should read "The Merger—Delisting and Deregistration of Our Common Stock" beginning on page 46 for more information. Under specified circumstances, Advance America may receive reimbursement of certain transaction-related expenses from Parent or be required to pay to Parent a termination fee and reimburse certain transaction-related expenses of Parent, as described in this proxy statement under the caption "The Merger Agreement—Fees and Expenses" beginning on page 71.

The Special Meeting

Q:
Where and when is the special meeting?

A:
The special meeting will take place at 135 North Church Street, Spartanburg, South Carolina 29306 on April 20, 2012 at 10:00 a.m., local time. If you plan to attend the meeting and vote in person and you need directions to our corporate headquarters, you may contact us at our main telephone number, 864-515-5600. Information on how to vote in person at the annual meeting is discussed below.

Q:
What matters will I be asked to vote on at the special meeting?

A:
You will be asked to vote on a proposal to adopt the merger agreement, to cast an advisory vote on certain merger-related executive compensation arrangements, and, if necessary or appropriate, to vote on a proposal for the adjournment of the special meeting, to solicit additional proxies.

Q:
How does our board recommend that I vote at the special meeting?

A:
Our board recommends that our stockholders vote "FOR" the adoption of the merger agreement, "FOR" the approval of certain merger-related executive compensation arrangements, and "FOR" the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary or appropriate. You should read "The Merger—Reasons for the Merger" beginning on page 31 for a discussion of the factors that our board considered in deciding to recommend the adoption of the merger agreement.

Q:
What is the quorum requirement?

A:
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the shares of outstanding common stock entitled to vote are present at the meeting in person or represented by proxy.

  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, or other nominee) or if you vote in person at the meeting. If there is no quorum, the holders of a majority of shares of common stock present at the meeting in person or represented by proxy may adjourn the meeting to another date.

Voting and Proxy Procedures

Q:
Who can vote at the special meeting?

A:
Only stockholders of record at the close of business on March 22, 2012 will be entitled to vote at the special meeting. The only outstanding voting stock of the Company is our common stock, par value $.01 per share, of which 62,657,274 shares were outstanding as of the close of business on March 22, 2012.

  Stockholder of Record; Shares Registered in Your Name. If on March 22, 2012 your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the special meeting or vote by proxy. Whether or not you plan to attend the special meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

  Beneficial Owner; Shares Registered in the Name of a Broker or Bank. If on March 22, 2012 your shares are held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:
What vote of our stockholders is required to adopt the merger agreement?

A:
For us to complete the merger, holders of a majority of the outstanding shares of our common stock at the close of business on the record date must vote their shares "FOR" the adoption of the merger agreement. Failure to vote or an abstention will have the same effect as a vote against adoption of the merger agreement.

Q:
What do I need to do now?

A:
You should read this proxy statement carefully, including its annexes, and consider how the merger would affect you. You should then ensure that your shares are voted at the special meeting by following the voting instructions below.

Q:
How do I vote?

A:
You may cast your vote "FOR" or "AGAINST" or abstain from voting for any of the proposals by following the instructions below. Abstentions will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists but will have the same effect as a vote "AGAINST" adoption of the merger agreement.

  Stockholder of Record; Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the special meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  In Person.  To vote in person, come to the special meeting and we will give you a ballot when you arrive.

  •
  By Mail.  If you received printed proxy materials, you may submit your proxy by mail by simply completing, signing, and dating the enclosed proxy card and returning it promptly in the envelope provided. If you return your signed proxy card to us by 12:00 p.m., Eastern time, on April 19, 2012, we will vote your shares as you direct.

  •
  By Telephone.  To vote over the telephone, dial toll-free 1-800-560-1965 using a touch-tone phone and follow the recorded instructions. Your vote must be received by 11:59 p.m., Central time, on April 19, 2012 to be counted.

  •
  Via the Internet.  To vote via the internet, go to www.eproxy.com/aea to complete an electronic proxy card. Your vote must be received by 11:59 p.m., Central time, on April 19, 2012 to be counted.

  Beneficial Owner; Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other nominee. To vote in person at the special meeting, you must obtain a valid proxy from your broker or other nominee. Follow the instructions from your broker or other nominee included with these proxy materials, or contact your broker or other nominee to request a proxy form.

  We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Q:
If my shares are held in "street name" by my broker or other nominee, will that person vote my shares for me?

A:
Yes, but only if you provide instructions to your broker or other nominee on how to vote. You should follow the directions provided by your broker or other nominee regarding how to instruct your broker or other nominee to vote your shares. Without your specific voting instructions, your shares will not be voted, which will have the same effect as a vote against adoption of the merger agreement.

Q:
How many votes do I have?

A:
On each matter to be voted upon, you have one vote for each share of our common stock you own as of March 22, 2012.

Q:
What if I return a proxy card or otherwise vote but do not make specific choices?

A:
If you return your proxy but do not provide any direction, your proxy will be voted: (i) "FOR" the adoption of the merger agreement, (ii) "FOR" the approval of the non-binding proposal regarding merger-related executive compensation arrangements, and (iii) "FOR" any adjournment of the special meeting, if necessary or appropriate.

Q:
What if I do not return a proxy card or otherwise vote?

A:
The adoption of the merger agreement requires the affirmative vote of the holders of a majority of all the issued and outstanding shares of our common stock that are entitled to vote at the special meeting. Therefore, if you do not return your proxy card, submit a proxy via the internet or by telephone, or attend the special meeting and vote in person, it will have the same effect as if you voted "AGAINST" adoption of the merger agreement. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. If a quorum is present in person or represented by proxy at the special meeting, approval of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter. If you do not vote in person or by proxy, it will have no effect on the voting on any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:
Who is paying for this proxy solicitation?

A:
We will pay the expenses of the preparation of the proxy materials and the solicitation of proxies by our board. Proxies may be solicited on our behalf in person or by telephone, e-mail, facsimile, or other electronic means by our directors, officers, or employees, who will not be separately compensated for their services. Brokerage firms, banks, and other agents will be requested to forward the proxy materials to the beneficial owners of stock held of record by them, and we have engaged Alliance Advisors to coordinate that solicitation for a fee of approximately $10,000 plus expenses.

Q:
Can I change my vote?

A:
Yes. You can change your vote before your proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•
you may submit another properly completed proxy card with a later date by 12:00 p.m., Eastern time, on April 19, 2012;

•
you may grant a subsequent proxy by telephone or through the internet by 11:59 p.m., Central time, on April 19, 2012;

•
you may send a timely written notice that you are revoking your proxy to the Corporate Secretary of Advance America, Cash Advance Centers, Inc. at 135 North Church Street by 12:00 p.m., Eastern time, on April 19, 2012, Spartanburg, South Carolina 29306; or

•
you may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

  Please note that if you hold your shares in "street name" and you have instructed your broker or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the directions received from your broker or other nominee to change your vote.

Q:
Should I send my stock certificates now?

A:
No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions on how to send in your stock certificates to the paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange stock certificates for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:
What happens if I sell my shares before the special meeting?

A:
The record date of the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you sell your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $10.50 per share in cash to be received by our stockholders in the merger. In order to receive the merger consideration, you must hold your shares until the effective time of the merger.

Q:
What does it mean if I get more than one proxy card or vote instruction card?

A:
If your shares are registered differently or are in more than one account, you will receive more than one proxy card or, if you hold your shares in "street name," you may receive more than one vote instruction card. Please complete and return all of the proxy cards or vote instruction cards you receive to ensure that all of your shares are voted at the special meeting.

Q:
Who can help answer my questions?

A:
If you have more questions about the merger, please contact our General Counsel at 135 North Church Street, Spartanburg, South Carolina 29306. If you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact our proxy solicitation agent, Alliance Advisors, by telephone, at 877-777-2338, by email, at aea@allianceadvisorsllc.com, or by writing to Alliance Advisors, 200 Broadacres Drive,

  Bloomfield, NJ 07003. If your broker or another nominee holds your shares, you should call your broker or such nominee for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held On April 20, 2012

Q:
What proxy materials are available on the internet?

A:
The notice and proxy statement are available to be viewed and downloaded on the internet at http://investors.advanceamerica.net/sec.cfm.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer to in this proxy statement, contain forward-looking statements about our plans, objectives, expectations, and intentions. Forward-looking statements include information concerning possible or assumed future results of operations of our company, the expected completion and timing of the merger, and other information relating to the merger. Generally these forward-looking statements can be identified by the use of the future tense or forward-looking terminology, such as "anticipate," "believe," "estimate," "predict," "expect," "may," "should," "could," "plan," "intend," "project," and similar expressions. For each of these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control. Those risks include, among others:

  •
  the satisfaction of the conditions to consummation of the merger, including the adoption of the merger agreement by our stockholders;

  •
  the occurrence of any event, change, or other circumstance that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay to Parent up to a $22.5 million termination fee and reimburse Parent's documented out-of-pocket transaction-related costs and expenses of up to $5 million;

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  the amount of the costs, fees, expenses, and charges related to the merger;

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  the effect of the announcement or pendency of the merger on our business relationships, operating results, and business generally, including our ability to retain key employees;

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  the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of our common stock;

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  the potential adverse effect on our business, properties, and operations because of certain covenants regarding the conduct of our business and other matters we agreed to in the merger agreement;

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  the risk that we may be subject to litigation, including the litigation described under "The Merger—Legal Proceedings Concerning the Merger" beginning on page 49, in connection with the merger;

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  risks related to diverting management's attention from our ongoing business operations;

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  general economic and market conditions;

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  the risk of unforeseen material adverse changes to our business and operations as a result of merger-related issues; and

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  other risks detailed in our filings with the Securities and Exchange Commission (the "SEC"), including "Part I. Item 1A. Risk Factors" in our Annual Report on Form 10-K for our fiscal year ended December 31, 2011. See "Where You Can Find More Information" on page 88.

        We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, we do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

THE PARTIES TO THE MERGER AGREEMENT

Advance America, Cash Advance Centers, Inc.

        Advance America is the largest non-bank provider of cash advance services in the United States, as measured by the number of centers operated. As of February 24, 2012, we operated approximately 2,600 centers in 29 states in the United States and the United Kingdom. We focus primarily on providing cash advance services, although we also offer various types of short-term credit products and services depending on applicable legislative and regulatory restrictions. Cash advances are typically small-denomination, short-term, unsecured advances that are due on the customer's next payday.

Eagle U.S. Sub, Inc.
Eagle U.S. Merger Sub, Inc.
Grupo Elektra S.A. de C.V.

        Eagle U.S. Merger Sub, Inc. ("Merger Sub") is a Delaware corporation and a wholly-owned direct subsidiary of Eagle U.S. Sub, Inc., a Delaware corporation ("Parent"). Parent is a wholly-owned direct subsidiary of Grupo Elektra S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Grupo Elektra"). Upon the terms and subject to the conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Sub will merge with and into Advance America, with Advance America surviving the merger as a wholly-owned subsidiary of Parent (the "surviving corporation"). Until the consummation of the merger, both Parent and Merger Sub will have de minimis assets and no operations, other than in connection with the merger and in connection with becoming a guarantor of certain of Grupo Elektra's indebtedness obligations.

        Grupo Elektra is Latin America's leading specialty retailer and financial services company focused on the underserved market. Grupo Elektra operates over 2,600 points of sale in Mexico, Brazil, Guatemala, Honduras, Peru, Panama, El Salvador, and Argentina. Grupo Elektra also sells and markets its consumer finance, banking, and financial products and services through Banco Azteca branches located in Mexico, Brazil, Panama, Guatemala, Honduras, Peru, and El Salvador.

THE SPECIAL MEETING

Time, Place, and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board for use at the special meeting to be held on April 20, 2012, beginning at 10:00 a.m., local time, at 135 North Church Street, Spartanburg, South Carolina 29306, or at any postponement or adjournment thereof. The purpose of the special meeting is for our stockholders to consider and vote upon the adoption of the merger agreement, certain merger-related executive compensation arrangements (on a non-binding, advisory basis), and, under certain circumstances, the adjournment of the special meeting for the purpose of soliciting additional proxies. Our stockholders must adopt the merger agreement for the merger to occur. If the stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about March 23, 2012.

Record Date and Quorum

        The holders of record of our common stock as of the close of business on March 22, 2012, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On March 22, 2012, there were 62,657,274 shares of our common stock outstanding and entitled to vote.

        The holders of a majority of the outstanding shares of our common stock at the close of business on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. If there is no quorum, the holders of a majority of shares of common stock present at the meeting in person or represented by proxy may adjourn the meeting to another date. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any postponement or adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will need to be established.

Required Vote

        Completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock at the close of business on the record date for the special meeting. Each outstanding share of our common stock is entitled to one vote. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of the majority of shares of our common stock present in person or represented by proxy and entitled to vote on the proposal.

        As of March 22, 2012, the record date for the special meeting, the directors and executive officers of Advance America beneficially owned, in the aggregate, 1,885,663 shares of Advance America common stock, or approximately 2.99% of the outstanding shares of Advance America common stock. The directors and executive officers have informed us that they intend to vote all of their shares "FOR" the adoption of the merger agreement, "FOR" the approval of the merger-related executive compensation arrangements, and "FOR" any adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Proxies

        Any Advance America stockholder of record entitled to vote may submit a proxy by telephone by calling 1-800-560-1965 or via the internet at www.eproxy.com/aea, in accordance with the instructions provided on the enclosed proxy card, or by returning a signed proxy card by mail, or may vote in person at the special meeting. If you are a stockholder of record and submit a proxy by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your proxy card, your shares of Advance America common stock will be voted "FOR" the adoption of the merger agreement, "FOR" the approval of the non-binding proposal regarding certain merger-related executive compensation arrangements, and "FOR" any adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

        If your shares are held in "street name" by your broker or another nominee, you should instruct your broker or other nominee how to vote your shares using the instructions provided by your broker or other nominee. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker or other nominee and they can give you directions on how to vote your shares. If you intend to vote your "street name" shares at the special meeting, you will need to contact your broker or other nominee to do so. If you do not instruct your broker or other nominee how to vote, or do not attend the special meeting and vote in person with a legal proxy from your broker or other nominee, it will have the same effect as if you voted "AGAINST" adoption of the merger agreement.

        Shares of our common stock held by persons attending the special meeting but not voting, or shares for which we have received proxies with respect to which holders have abstained from voting, will be considered abstentions. Abstentions and properly executed broker or other nominee non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists but will have the same effect as a vote "AGAINST" adoption of the merger agreement.

Revocability of Proxies

        Any stockholder who executes and returns a proxy card (or submits a proxy via telephone or the internet) may revoke the proxy before it is voted at the special meeting:

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  by submitting another properly completed proxy card with a later date, provided that the new proxy card is received by 12:00 p.m., Eastern time, on April 19, 2012;

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  by submitting a new proxy by telephone or internet, provided that the new proxy is received by 11:59 p.m., Central time, on April 19, 2012;

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  by delivering a written notice to our Corporate Secretary at 135 North Church Street, Spartanburg, South Carolina 29306 bearing a date later than the proxy previously delivered stating that you would like to revoke your proxy, provided that the notice is received by 12:00 p.m., Eastern time, on April 19, 2012; or

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  by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting).

        Please note that if you hold your shares in "street name" through a broker or other nominee and you have instructed your broker or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker or other nominee to change your vote.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be postponed by Advance America for the purpose of soliciting additional proxies prior to the convening of the special meeting. After the special meeting has been convened, any adjournment may be made without notice (if the adjournment is not for more than 30 days), other than by an announcement made at the special meeting of the time, date, and place of the adjourned meeting. Whether or not a quorum exists, holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting. If no instructions are indicated on your proxy card, your shares of our common stock will be voted "FOR" any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

        This proxy solicitation is being made by Advance America on behalf of our board and will be paid for by Advance America. In addition to soliciting proxies by mail, directors, officers, and employees of Advance America may solicit proxies personally and by telephone, facsimile, or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. Advance America will, upon request, reimburse brokers and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Advance America has retained Alliance Advisors to assist us in the solicitation of proxies for the special meeting for a fee of approximately $10,000, plus reimbursement of out-of-pocket expenses.

Stockholder List

        A list of our stockholders entitled to vote at the special meeting will be available for examination by any stockholder of the Company at the special meeting. For ten days prior to the special meeting, this stockholder list will be available for inspection during ordinary business hours at our principal place of business located at Advance America, Cash Advance Centers, Inc., 135 North Church Street, Spartanburg, South Carolina 29306.

THE MERGER

Background of the Merger

        Our board and senior management, as part of their ongoing activities, regularly review and discuss the Company's business strategies and the strategic alternatives available to the Company, including continuing as an independent public company and engaging in potential strategic transactions. Over the past several years, the Company has interacted with various third parties about the possibility of engaging in strategic transactions, none of which have resulted in any specific proposed transactions with those third parties.

        The Company first had contact with representatives of Grupo Elektra in late May 2011, during a meeting among Mr. J. Patrick O'Shaughnessy, the Company's President and Chief Executive Officer, and a representative of each of Grupo Elektra and Stephens, Inc., financial advisor to Grupo Elektra ("Stephens"). After this initial contact, from June through August 2011, a few meetings were arranged among Mr. William M. Webster IV, the Chairman of our board, Mr. O'Shaughnessy, and Mr. James A. Ovenden, the Company's Chief Financial Officer, and representatives of Grupo Elektra, including its Chairman of the Board, Mr. Ricardo B. Salinas. During these meetings there were no discussions regarding any specific proposed transaction or an indication of value for the Company. Rather, these conversations were general in nature and considered various potential arrangements between the Company and Grupo Elektra, including, among others, a possible acquisition of the Company or the entry into a commercial arrangement between the two companies.

        Messrs. Webster and O'Shaughnessy apprised our board regarding the preliminary discussions with representatives of Grupo Elektra during regularly scheduled board meetings.

        On September 26, 2011, the Company entered into a mutual non-disclosure confidentiality agreement with Grupo Elektra and began providing certain information and documentation in response to requests made by representatives of Stephens and Grupo Elektra.

        On September 28, 2011, executives of the Company met with representatives of Grupo Elektra and presented an overview of the Company's history and business, as well as the regulatory framework applicable to its operations.

        From late September through mid-October 2011, senior management of the Company continued general discussions with representatives of Grupo Elektra and Stephens regarding a possible transaction involving the Company, none of which involved terms of a specific proposed transaction.

        In late October 2011, representatives of Grupo Elektra provided a verbal indication of a transaction valuation for the Company at a price of $8.50 per share of the Company's common stock. After discussions between Messrs. O'Shaughnessy and Webster regarding the indicative valuation from Grupo Elektra, Mr. O'Shaughnessy conveyed to a representative of Grupo Elektra that the Company would not consider a transaction involving the acquisition of the Company's common stock at the proposed valuation. Mr. O'Shaughnessy informed our board of Grupo Elektra's verbal indication of interest and the Company's response during the next regularly scheduled board meeting on October 26, 2011.

        On November 7, 2011, Grupo Elektra submitted to the Company an unsolicited, nonbinding indication of interest to acquire all of the Company's outstanding common stock at a cash purchase price of $9.50 per share. Grupo Elektra's indication of interest provided that the acquisition would not be subject to any financing contingencies. The proposal further provided that it was subject to satisfactory completion of due diligence, principally focused on legal and accounting matters, as well as on the execution of a definitive agreement with customary representations and warranties, covenants, and closing conditions. The proposal also provided that Grupo Elektra expected to negotiate employment arrangements with certain members of the senior management team of the Company in connection with the proposed transaction.

        On November 8, 2011, our board held a telephonic meeting at which all of the directors, other than Thomas E. Hannah, were present along with certain officers of the Company to discuss the indication of interest submitted by Grupo Elektra on November 7, 2011. Mr. O'Shaughnessy presented to, and discussed with, our board the proposal submitted by Grupo Elektra. Messrs. Webster and O'Shaughnessy then led a discussion about if and how the Company should respond to the offer and the advisability of engaging legal counsel and financial and other advisors to assist the Company in evaluating the proposal and other potential strategic alternatives. Mr. O'Shaughnessy informed our board that Grupo Elektra had engaged Stephens as its financial advisor. The board unanimously approved the Company's use of K&L Gates LLP ("K&L Gates") for legal representation in connection with negotiating a possible sale of the Company. Mr. O'Shaughnessy recommended that the Company engage Wells Fargo Securities as the Company's financial advisor to assist the Company in evaluating the proposal from Grupo Elektra and, if and as requested by our board, other potential strategic alternatives. Wells Fargo Securities was recommended after reviewing several alternative financial advisors and was selected based on Wells Fargo Securities' experience and reputation generally and Wells Fargo Securities' knowledge of the Company and our industry. The board unanimously approved the retention of Wells Fargo Securities and authorized our named executive officers, together with the assistance of legal counsel, to negotiate and execute an engagement agreement with Wells Fargo Securities to act as our financial advisor to assist the Company in evaluating the proposal from Grupo Elektra and, if and as requested by our board, other potential strategic alternatives.

        The Company engaged Wells Fargo Securities pursuant to an engagement letter dated November 14, 2011 to serve as the exclusive financial advisor of the Company with respect to a possible sale of the Company or other strategic transactions involving a change of control of the Company.

        On November 22, 2011, our board held a telephonic meeting where all the directors were present, along with certain officers of the Company and representatives of Wells Fargo Securities and K&L Gates, to discuss the November 7, 2011 proposal by Grupo Elektra to acquire all of the Company's outstanding common stock. At this meeting, representatives of Wells Fargo Securities provided our board with a preliminary overview of Grupo Elektra's proposal and, at the request of our board, certain strategic alternatives available to the Company, including (i) continuing to pursue the Company's existing business plan, (ii) undergoing a recapitalization transaction, (iii) expanding through significant acquisitions, and (iv) a sale of the Company or consummation of a strategic merger. Our board, with the assistance of its legal and financial advisors, discussed the various strategic options available to the Company. K&L Gates also provided our board with advice regarding the board's fiduciary duties under Delaware law. Following discussions, our board determined that Grupo Elektra's offer of $9.50 in cash per share was not sufficient, but that the board would be willing to consider a higher offer. Our board then authorized management, with the assistance of our legal and financial advisors, to engage in negotiations with Grupo Elektra with a view toward negotiating a higher offer and exploring whether the parties could reach a mutually satisfactory agreement on the terms on which Grupo Elektra would acquire the Company while preserving the Company's ability to affirmatively solicit alternative proposals. Our board also designated the audit committee of our board to act as a negotiating committee of the board as needed because all of the members of the audit committee were independent and had experience negotiating business combination transactions.

        After the November 22, 2011 board meeting, representatives of the Company informed representatives of Grupo Elektra that its offer of $9.50 in cash per share was not sufficient but that the board would be willing to consider a higher offer.

        On November 28 and December 2, 2011, senior management of the Company held conference calls with representatives of Grupo Elektra, Stephens, and Wells Fargo Securities to discuss the Company's projected 2011 financial results and proposed 2012 operating budget, other aspects of the Company's business that might justify an increase to the proposed purchase price, including potential cost savings from the Company ceasing to be publicly traded, and other possible benefits resulting from the proposed transaction.

        As a result of those calls, on December 7, 2011, Grupo Elektra submitted to the Company a revised indication of interest in acquiring all of the Company's outstanding common stock at a cash purchase price of $10.25 per share. Grupo Elektra's proposal contained substantially similar provisions to its proposal of November 7, 2011, stating that the acquisition would not be subject to financing contingencies and would be subject to satisfactory completion of due diligence and the execution of a definitive agreement with customary representations and warranties, covenants, and closing conditions and agreement regarding employment arrangements with certain members of the senior management team of the Company in connection with the proposed transaction.

        On December 8, 2011, our board held a regularly scheduled meeting where all directors were present, along with certain officers of the Company, to discuss various matters, including strategic products, services, and initiatives and the Company's proposed 2012 operating budget and preliminary 2011 forecasted operating results. After certain of the regular board agenda items were concluded, the board invited representatives of Wells Fargo Securities and K&L Gates to participate in the meeting to assist our board in evaluating the revised indication of interest received from Grupo Elektra on December 7, 2011. Representatives of Wells Fargo Securities updated our board regarding Grupo Elektra's diligence investigation of the Company, including its review of the Company's budget, operations, and certain international opportunities and potential cost savings that may be achievable as a result of the proposed transaction. Representatives of Wells Fargo Securities then reviewed with our board its preliminary financial analyses with respect to Grupo Elektra's revised proposal. Our board, with the assistance of its legal and financial advisors, then discussed Grupo Elektra's revised proposal, the various ongoing risks faced by the Company, including the risk of regulatory changes at federal, state, and local levels, Wells Fargo Securities' preliminary financial analyses, and a potential counter-offer proposal from the Company that would include a requirement that a go-shop provision be included in any definitive merger agreement. Following those discussions, our board instructed Mr. O'Shaughnessy, with the assistance of the Company's legal and financial advisors, to continue discussions with Grupo Elektra and its advisors and other representatives regarding a potential increase in Grupo Elektra's proposed offer price.

        Following our board's meeting, Mr. O'Shaughnessy had a discussion on December 8, 2011 with a representative of Grupo Elektra indicating that the Company was not willing to entertain a bid of $10.25 per share but that the Company would be willing to entertain a higher bid, which the representative of Grupo Elektra indicated he would discuss and review with other representatives of Grupo Elektra. On December 9, 2011, Mr. O'Shaughnessy conveyed to members of our audit committee the substance of his conversation with the representative from Grupo Elektra.

        On December 9 and December 13, 2011, representatives of the Company and Wells Fargo Securities had discussions with representatives of Grupo Elektra and Stephens in an effort to obtain an increase in the proposed merger consideration to be paid by Grupo Elektra and to respond to various questions regarding the Company.

        On the morning of December 14, 2011, a representative of Grupo Elektra contacted Messrs. O'Shaughnessy and Webster indicating that Grupo Elektra had further discussed the Company's financial information and then provided a verbal proposal to acquire the Company's outstanding common stock at a cash purchase price of $10.40 per share. Following the call from the representative of Grupo Elektra, on December 14, 2011, our board held a telephonic meeting where all directors were present, along with certain officers of the Company and representatives of Wells Fargo Securities and K&L Gates. At that meeting our board was provided with an update regarding recent communications with the representatives of Grupo Elektra and Stephens. Representatives of Wells Fargo Securities and Mr. O'Shaughnessy informed our board that, as requested by our board, Grupo Elektra and Stephens had been provided with updated financial data with respect to the Company prepared by its management and that Grupo Elektra had verbally responded that it would consider proposing an increased purchase price of $10.40 per share of Company common stock. Discussions then ensued with our board regarding the proposed increased purchase price as well as historical and potential future regulatory risks facing the payday lending industry. Our board, with the assistance of its legal and financial advisors, then discussed certain negotiation scenarios, the possibility that third parties may be interested in acquiring the Company at a purchase price greater than that proposed by Grupo Elektra, the potential benefits of having a go-shop provision included in the definitive merger agreement, and the size of potential break-up fees that may apply in connection with a go-shop provision or in the absence of one. After further discussion among our board with the assistance of its legal and financial advisors, the board authorized the Company's management team, with the assistance of the Company's legal and financial advisors, to seek a higher price and to continue negotiations with Grupo Elektra and its advisors and other representatives regarding a definitive agreement to acquire all of the Company's outstanding common stock, provided that the definitive agreement contain a go-shop provision that would allow the Company to seek a higher offer from any interested third parties. Following that board meeting on December 14, 2011, at the direction of board, Mr. Webster had discussions with Mr. Salinas regarding the potential acquisition and the share price and verbally suggested that a purchase price of $10.50 per share of the Company's common stock might be acceptable to our board.

        On December 15, 2011, Grupo Elektra submitted to the Company a revised indication of interest to acquire all of the Company's outstanding common stock at a cash purchase price of $10.50 per share, and verbally indicated that this was its final offer. Grupo Elektra's revised proposal contained substantially similar provisions to the proposals received on November 7 and December 7, 2011, including that the acquisition would be financed through currently available financial resources, would not be subject to financing contingencies, and would be subject to satisfactory completion of due diligence and the execution of a definitive merger agreement with customary representations and warranties, covenants, and closing conditions and agreement regarding employment arrangements with certain members of the senior management team of the Company in connection with the proposed transaction. In the early evening of December 15, 2011, following receipt of the revised indication of interest, our board held a telephonic meeting where all directors, other than Mr. Hannah, were present, along with certain officers of the Company and representatives of K&L Gates to provide our board with an update regarding the communications among representatives of the Company and representatives of Grupo Elektra and the revised proposal. Mr. O'Shaughnessy conveyed that Grupo Elektra anticipated having its third party advisors commence their legal and accounting due diligence promptly, and Mr. Webster requested that the audit committee of the board continue to serve as a negotiating committee as needed.

        Commencing on December 16, 2011, representatives of the Company responded to additional requests for information and other financial, regulatory, and legal diligence-related inquiries from Grupo Elektra and its advisors and other representatives and engaged in discussions and meetings with them regarding the proposed structure and terms of the proposed transaction. On December 23, 2011, representatives of K&L Gates sent to Paul, Weiss, Rifkind, Wharton & Garrison LLP, legal counsel to Grupo Elektra ("Paul, Weiss"), a draft of a proposed merger agreement.

        Between December 23, 2011 and January 7, 2012, representatives of the parties had various discussions regarding due diligence items and the terms of the proposed merger agreement and related matters. On January 1, 2012, Paul, Weiss sent K&L Gates a revised draft of the merger agreement. K&L Gates then sent a further revised draft of the merger agreement to Paul, Weiss on January 7, 2012.

        On January 12, 2012, representatives of our senior management, together with representatives of our legal and financial advisors, met with representatives of Grupo Elektra and its legal and financial advisors at the offices of Paul, Weiss in New York City to discuss various issues between the parties relating to the proposed transaction and proposed form of merger agreement.

        On January 14, 2012, Paul, Weiss sent to K&L Gates a revised draft of the merger agreement.

        On January 15, 2012, our audit committee held a telephonic meeting where all members of our audit committee were present, along with certain officers of the Company and representatives of K&L Gates, to provide an update on the negotiations with Grupo Elektra and the January 14, 2012 draft of the merger agreement. A copy of that draft of the merger agreement was sent to the members of the audit committee prior to the meeting. At that meeting, K&L Gates reviewed with the audit committee certain terms in the draft of the merger agreement, including the ability of the Company to pay regular quarterly dividends if declared by the board, the closing conditions relating to regulatory approvals and changes in law, the "go-shop" and "break-up fee" provisions, provisions relating to indemnification of directors, officers, and employees of the Company and its subsidiaries, and provisions relating to the vesting and granting of certain equity awards to Company employees. K&L Gates also informed our audit committee of the request from Grupo Elektra to commence discussions regarding post-closing terms of employment for senior management of the Company. The audit committee emphasized the importance of maintaining the current benefits of senior management through the closing of the contemplated transaction and that discussions with Grupo Elektra regarding the employment of senior management by Grupo Elektra or the surviving company after the closing should be deferred until the key terms of the draft merger agreement were substantially finalized.

        On January 16, 2012, Paul, Weiss and K&L Gates had a call to discuss issues related to the merger agreement, and during the following days representatives of Group Elektra and the Company continued to negotiate the terms of the merger agreement and related agreements.

        On January 19, 2012, K&L Gates sent to Paul, Weiss a revised draft of the merger agreement.

        On January 21, 2012, representatives of Grupo Elektra informed representatives of the Company that it was suspending discussions with the Company because of the open issues related to terms of the transaction and Grupo Elektra's decision to pursue a bond offering at that time.

        On January 22, 2012, our board held a telephonic meeting where all the directors were present, along with certain officers of the Company and representatives of Wells Fargo Securities and K&L Gates. At that meeting, our board was provided with an update on the negotiations with Grupo Elektra and the January 19, 2012 draft of the merger agreement. A copy of the draft merger agreement was sent to the members of our board prior to the meeting. Mr. O'Shaughnessy informed our board that negotiations regarding the potential transaction with Grupo Elektra may be delayed by several weeks during the time Grupo Elektra pursued its debt offering. Certain key terms of the proposed revised draft of the merger agreement were then reviewed with our board, including the closing condition relating to regulatory approvals. Representatives of K&L Gates also summarized modifications requested by Grupo Elektra regarding the arrangements in place with senior management. Discussions with our board ensued and the board agreed with the audit committee's emphasis on the importance of maintaining the current benefits of senior management through the closing of the contemplated transaction and authorized senior management to negotiate with Grupo Elektra any modifications to their existing arrangements.

        On January 26, 2012, representatives of Grupo Elektra met with Mr. O'Shaughnessy to discuss the open issues related to the terms of the transaction in order to better understand the Company's positions on those issues.

        On February 6, 2012, representatives of Grupo Elektra informed representatives of the Company that they wanted to explore whether the parties could reach agreement on the open issues related to the terms of the transaction and, later that day, Paul, Weiss sent to K&L Gates revised drafts of the merger agreement and related agreements, including a proposed modification to the change of control agreement that Mr. O'Shaughnessy had previously entered into with the Company.

        Between February 7 and February 14, 2012, the parties continued to exchange drafts of the merger agreement and related agreements and documents, including the Grupo Elektra guaranty, and proposed modifications to change of control agreements that certain officers of the Company had previously entered into with the Company. Representatives of Paul, Weiss and K&L Gates held several telephone calls to discuss unresolved issues under each of those agreements. At the same time, the Company continued to respond to outstanding due diligence and related inquiries from Grupo Elektra and its representatives.

        On February 8, 2012, Mr. O'Shaughnessy met with representatives of Grupo Elektra in New York City to assess the scope of the material unresolved issues between the parties regarding the terms of the proposed transaction. At this meeting, Mr. O'Shaughnessy and representatives of Grupo Elektra affirmed the Company's and Grupo Elektra's interest in continuing negotiations in order to determine whether the parties could reach a satisfactory resolution of outstanding issues.

        On February 10, 2012, our board held a telephonic meeting where all the directors, other than Mr. Donovan A. Langford III (with whom Mr. O'Shaughnessy spoke separately), were present, along with certain officers of the Company, to provide an update regarding the status of discussions with Grupo Elektra. Mr. O'Shaughnessy conveyed to our board that representatives of K&L Gates would be present at the February 15, 2012 meeting to update our board on the open issues related to the merger agreement and representatives of Wells Fargo Securities would be present to update our board on Wells Fargo Securities' financial analyses with respect to the Company and the proposed merger. Mr. O'Shaughnessy also updated our board on certain diligence related matters relating to Grupo Elektra.

        On February 15, 2012, our board held a regularly scheduled meeting where all members were present, along with certain officers of the Company, to discuss 2011 financial results. After our board reviewed our 2011 results and discussed certain operational and executive compensation matters, representatives of Wells Fargo Securities and K&L Gates joined the meeting to discuss the proposed transaction. Mr. O'Shaughnessy first apprised the board of the status of negotiations and updated the board regarding developments since their prior meeting. Copies of the proposed revised draft of the merger agreement and related agreements were sent to the members of our board prior to the meeting. Representatives of K&L Gates then reviewed the merger agreement in detail and answered various questions from our board members. Management participated in the discussion regarding various aspects of the merger agreement, including closing conditions, regulatory matters, and the go-shop provisions. Representatives of K&L Gates then reviewed the board's fiduciary duties in connection with the proposed transaction with Grupo Elektra. Representatives of Wells Fargo Securities then discussed with our board plans for soliciting alternative transaction proposals during the solicitation period and as permitted under the terms of the draft merger agreement. Representatives of Wells Fargo Securities then reviewed and discussed with our board its financial analyses with respect to the Company and the proposed merger. Thereafter, at the request of our board, Wells Fargo Securities rendered its oral opinion to our board (which was subsequently confirmed in writing by delivery of Wells Fargo Securities' written opinion dated February 15, 2012) to the effect that, as of February 15, 2012, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Wells Fargo Securities in preparing its opinion, the merger consideration to be received by the holders of our common stock, other than Parent and its affiliates, in the merger was fair, from a financial point of view, to such holders.

        Following discussion, our board unanimously (i) approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement, (ii) declared the merger agreement to be advisable and in the best interests of the Company's stockholders, and (iii) resolved to recommend that the stockholders of the Company adopt the merger agreement at a special meeting of the stockholders of the Company.

        On February 15, 2012, following the close of trading on the NYSE, Bolsa Mexicana de Valores (Mexican Stock Exchange), and Spanish Stock Market Latibex (Bolsa de Madrid), the Company, Merger Sub, and Parent executed the final version of the merger agreement, Grupo Elektra and the Company executed the guaranty, and members of senior management and the Company executed modifications to their respective change of control agreements. Upon execution of the merger agreement and the other agreements, the Company and Grupo Elektra issued a joint press release announcing the transaction.

        The merger agreement provides that, until 11:59 p.m., Central time, on March 31, 2012, the Company and its representatives may initiate, solicit, facilitate, and encourage inquiries relating to alternative acquisition proposals from third parties and, subject to the execution of an appropriate confidentiality agreement and certain other conditions, provide non-public information to and participate in discussions and negotiate with third parties with respect to alternative acquisition proposals. At the direction and under the supervision of our board, Wells Fargo Securities has contacted and engaged in discussions with third parties with respect to possible alternative acquisition proposals on behalf of the Company. As of March 21, 2012, representatives of Wells Fargo Securities had contacted a total of 80 parties, consisting of approximately 36 strategic parties and approximately 44 financial parties, including financial parties with portfolio companies that are potential strategic acquirors, to determine whether they would be interested in exploring an alternative transaction with the Company that could be superior to the merger. Of the 80 parties contacted, 12 parties requested and were provided with confidentiality agreements and 4 of those parties entered into confidentiality agreements with the Company. Subsequently, 3 of the 4 parties that entered into confidentiality agreements with the Company were provided with access to certain confidential information regarding the Company. One party declined access to confidential information after executing a confidentiality agreement. As of March 21, 2012, no party had submitted an acquisition proposal to the Company.

Reasons for the Merger

        Our board has unanimously approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement and determined the merger agreement to be fair to, advisable, and in the best interests of the Company's stockholders. Our board of directors unanimously recommends to the Company's stockholders that they vote "FOR" the approval of the merger agreement.

        In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and to recommend that our stockholders vote to adopt the merger agreement, our board consulted with its financial and legal advisors. Our board considered a number of potentially positive factors, including, without limitation, the following material factors (not necessarily in order of relative importance):

  •
  our board's belief that $10.50 in cash per share was the highest price Grupo Elektra was willing to offer, taking into account the extensive negotiations between the parties and Grupo Elektra's indication that it was its final offer;

  •
  our ability to continue to declare and pay our regular quarterly cash dividends of $0.0625 per share of the Company's common stock prior to the closing of the merger;

  •
  the fact that the merger consideration is to be paid in cash, which will provide our stockholders with certainty of value for their shares and the ability to monetize their investment in the Company in the near future, while avoiding long-term stock market and business risks;

  •
  the reputation of Grupo Elektra as Latin America's leading specialty retailer and financial services company focused on the underserved market;

  •
  the risks inherent in continuing to operate the Company's business on a standalone basis considering the potential negative impact of new federal or state regulations on the industry that may place restrictions on cash advances and similar services, and the distraction to our management caused by, and the costs and time consumed in, defending consumer finance litigation brought against the Company;

  •
  the fact that the $10.50 in cash per share to be paid for each share of our common stock in the merger represents a premium of 28.8% based on the closing price of our common stock on February 13, 2012, and a premium of 24.8% and 28.1% based on the volume weighted average price over the 90 days and 180 days, respectively, ended February 13, 2012;

  •
  the fact that the obligation to pay the merger consideration to our stockholders is not subject to a financing condition and is guaranteed by Grupo Elektra;

  •
  the fact that the $10.50 in cash per share to be paid for each share of our common stock in the merger represents an offer multiple of 5.5x Enterprise Value to LTM EBITDA and 10.0x price-to-earnings ratio, or P/E;

  •
  the board's belief that, based upon the historical trading multiples of our common stock, even with full achievement of our financial forecasts, it would take a significant period of time before we would achieve a share price that would be equivalent, on a present value basis, to the per share merger consideration;

  •
  the board's belief that the offer of $10.50 per share represents a unique opportunity to improve upon the discount to the trading multiples of the Company's peers that results from the comparatively greater regulatory risk associated with the Company's historical reliance on payday lending as its principal product offering, and the significant challenges to expanding further its product offering;

  •
  the fact that transactions in the industry since the fall of 2008, including the Company's acquisition of the retail storefront consumer finance business of CompuCredit Holdings Corporation in late 2011, have generally reflected lower valuation multiples than precedent transactions occurring in 2006 and 2007, and the board's belief that any alternative strategic transactions would be unlikely to achieve a higher valuation multiple than the merger consideration of $10.50 in cash per share;

  •
  the board's belief that the merger is more favorable to our stockholders than the alternatives available to the Company, which belief was formed based upon a review by the board, undertaken with the assistance of our senior management and advisors, of potential strategic alternatives available to us (including continuing to operate as a public company);

  •
  the board's understanding of our business, operations, financial condition, earnings, and prospects, including our future prospects if we were to continue to operate as a public company;

  •
  the board's understanding of current trends in the markets and the industry in which Advance America operates;

  •
  the board's belief that, as a result of the process leading to the announcement of the merger agreement and the terms of the merger agreement, the merger consideration represented a full and fair price for the shares of common stock of Advance America and the best price reasonably available to Advance America's stockholders;

  •
  the financial analyses reviewed and discussed with our board by representatives of Wells Fargo Securities as well as the oral opinion of Wells Fargo Securities rendered to our board on

    February 15, 2012 (which was subsequently confirmed in writing by delivery of Wells Fargo Securities' written opinion dated the same date) with respect to the fairness, from a financial point of view, to the holders of our common stock, other than Parent and its affiliates, of the merger consideration to be received by such holders in the merger (see "The Merger—Opinion of the Company's Financial Advisor" beginning on page 35 and Annex B to this proxy statement);

  •
  the terms of the merger agreement and the related agreements, including:

  •
  our ability to continue to declare and pay our regular quarterly cash dividends of $0.0625 per share of the Company's common stock prior to the closing of the merger;

  •
  the limited number and customary nature of the conditions to the Parent's and Merger Sub's obligation to consummate the merger, including the absence of any financing condition;

  •
  the provisions of the merger agreement that allow the board to withdraw, modify, or amend its recommendation that our stockholders vote in favor of the adoption of the merger agreement under certain limited circumstances if the failure to change its recommendation would be inconsistent with its fiduciary duties under applicable law;

  •
  the provisions of the merger agreement that allow for a 45-day solicitation period during which we can initiate, solicit, facilitate, and encourage alternative acquisition proposals from third parties and engage in discussions and negotiate with third parties with respect to those proposals;

  •
  our ability, under the merger agreement and consistent with our fiduciary duties, to continue discussions for 15 days after the end of the solicitation period with those parties from whom we have received, during the solicitation period, a written alternative acquisition proposal that the board determines (after consultation with its financial advisors and outside legal counsel) constitutes or would be reasonably likely to lead to a superior proposal;

  •
  our ability to respond to persons submitting unsolicited alternative acquisition proposals to us after the end of the solicitation period that did not result from a breach of our obligations relating to those solicitations, and to engage in discussions or negotiations with those persons and furnish information to those persons pursuant to an acceptable confidentiality agreement, if our board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the alternative acquisition proposal constitutes or would be reasonably likely to lead to a superior proposal and that the failure to take such actions would be inconsistent with its fiduciary duties under applicable laws;

  •
  our ability, under certain circumstances, to terminate the merger agreement in order to enter into an agreement providing for a superior proposal, subject to our compliance with certain obligations and conditions described under "The Merger Agreement—Solicitation of Acquisition Proposals; Unsolicited Proposals" beginning on page 61, including payment of a termination fee of $10.0 million if we terminate the merger agreement before April 15, 2012 in order to enter into an alternative acquisition agreement with respect to a superior proposal with an excluded party, or $22.5 million in certain other circumstances, as the case may be, in each case including up to an additional $5 million in documented out-of-pocket transaction-related expenses of Parent, as described under "The Merger Agreement—Fees and Expenses—Payable by Advance America" beginning on page 71, each of which amounts the board concluded was reasonable in the context of termination fees in comparable transactions and in light of the overall terms of the merger agreement and the benefits of the merger to our stockholders;

  •
  our ability, under certain circumstances, to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement; and

    •
    the obligation of Parent and Merger Sub to pay us up to $5 million in documented out-of-pocket transaction-related expenses under certain circumstances if we terminate the merger agreement because of Parent's material breach of the merger agreement; and

  •
  the availability of appraisal rights to our stockholders who properly exercise their statutory rights (see "Appraisal Rights" beginning on page 79 and Annex C to this proxy statement).

        Our board also considered and balanced against the potentially positive factors a number of potentially negative factors concerning the merger, including, without limitation, the following material factors (not necessarily in order of relative importance):

  •
  the risks and costs to the Company if the proposed merger does not close, including the diversion of management and employee attention, potential employee attrition, and the potential disruptive effect on business and customer relationships;

  •
  the fact that if the proposed merger is not completed, the Company will be required to pay its own expenses associated with the merger agreement, the merger, and the other transactions contemplated by the merger agreement as well as a termination fee of $10.0 million if we terminate the merger agreement before April 15, 2012 in order to enter into a definitive agreement with respect to a superior proposal from an excluded party, or $22.5 million in certain other circumstances, as the case may be, in each case including up to an additional $5 million in documented out-of-pocket transaction-related expenses of Parent, as described under "The Merger Agreement—Fees and Expenses—Payable by Advance America" beginning on page 71, each of which amounts the board concluded was reasonable in the context of termination fees in comparable transactions and in light of the overall terms of the merger agreement and the benefits of the merger to our stockholders;

  •
  the possibility that the termination fee could discourage other potential acquirors from making a competing bid to acquire the Company;

  •
  the possibility that conditions to the parties' obligations to complete the merger, including with respect to required antitrust and other regulatory approvals, may not be satisfied;

  •
  the fact that our stockholders will be cashed out and will not participate in any potential positive future performance of our assets, earnings growth, appreciation of the value of our stock, or dividends;

  •
  the restrictions on the conduct of our business under the merger agreement, which may delay or prevent Advance America from undertaking business opportunities that may arise pending completion of the merger;

  •
  the fact that the merger consideration consists of cash and will therefore be taxable to our stockholders for U.S. federal income tax purposes; and

  •
  the risk that the solicitation activities during the solicitation period may divert our management's attention away from the day-to-day operation of our business.

        During its consideration of the proposed merger, our board also was aware that all of our directors and executive officers have interests in the merger that are, or may be, different from, or in addition to, those of our stockholders generally, as described under "The Merger—Interests of Our Directors and Executive Officers in the Merger" beginning on page 43.

        The foregoing discussion of the factors considered by our board is not intended to be exhaustive, but includes the principal factors considered by our board. In view of the wide variety of factors considered by our board in connection with its evaluation of the proposed merger and the complexity of these matters, our board did not consider it practical, and did not attempt, to quantify, rank, or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board. Rather, our board made its recommendation based on the totality of information presented to it and the reviews conducted by it. In considering the factors discussed above, individual members of our board may have given different weights to different factors.

        After taking into account all of the factors set forth above, as well as others, our board determined that the potentially positive factors outweighed the potentially negative factors. Furthermore, our board determined the merger agreement and the merger to be in the best interests of our stockholders, and declared the merger agreement advisable. Our board has approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement and recommends that our stockholders vote "FOR" adoption of the merger agreement at the special meeting.

 Recommendation of Our Board

        On February 15, 2012, after evaluating a variety of business, financial, and market factors and consulting with our legal and financial advisors, our board unanimously approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement and declared the merger agreement to be advisable and in the best interests of our stockholders. ACCORDINGLY, OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

 Opinion of the Company's Financial Advisor

        On February 15, 2012, Wells Fargo Securities rendered its oral opinion to our board (which was subsequently confirmed in writing by delivery of Wells Fargo Securities' written opinion dated the same date) to the effect that, as of February 15, 2012, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Wells Fargo Securities in preparing its opinion, the merger consideration to be received by the holders of our common stock, other than Parent and its affiliates, in the merger was fair, from a financial point of view, to such holders.

        Wells Fargo Securities' opinion was directed to our board (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of our common stock, other than Parent and its affiliates, of the merger consideration to be received by such holders in the merger and did not address any other terms, aspects, or implications of the merger. The summary of Wells Fargo Securities' opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Wells Fargo Securities in preparing its opinion. However, neither Wells Fargo Securities' written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, a recommendation as to or otherwise address how any holder of our common stock should vote or act in respect of the merger or any related matter. The terms of the merger agreement, including the amount of consideration to be paid, were determined through arm's-length negotiations between the Company and Grupo Elektra. The opinion does not address the merits of the underlying decision by our board or us to enter into the merger agreement or the relative merits of the merger as compared with alternative business strategies or transactions available to us.

        In arriving at its opinion, Wells Fargo Securities:

  •
  reviewed a draft, dated February 14, 2012, of the merger agreement;

  •
  reviewed certain publicly available business and financial information relating to Advance America;

  •
  reviewed certain internal financial and operating information relating to our business, operations, and prospects furnished to or discussed with Wells Fargo Securities by our management, including financial forecasts, projections, and estimates relating to our future financial performance prepared by and discussed with our management;

  •
  discussed with members of our senior management our business, operations, financial condition, and prospects;

  •
  compared certain business, financial, and other information regarding Advance America with publicly available business, financial, and other information regarding certain companies with publicly traded equity securities that Wells Fargo Securities deemed relevant;

  •
  reviewed the current and historical market prices and trading activity of our common stock and the current and historical market prices and trading activity of publicly traded equity securities of other companies that Wells Fargo Securities deemed relevant;

  •
  compared the proposed financial terms of the merger with the publicly available financial terms of certain other business combinations and transactions that Wells Fargo Securities deemed relevant; and

  •
  conducted such other financial studies, analyses, and investigations and considered such other information and factors as Wells Fargo Securities deemed appropriate.

        In connection with its review, Wells Fargo Securities assumed and relied upon the accuracy and completeness of all of the financial and other information provided or otherwise made available to it, discussed with or reviewed by it, or that was publicly available, and Wells Fargo Securities did not independently verify the accuracy or completeness of any such information. Wells Fargo Securities relied upon assurances of our management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading in any respect material to Wells Fargo Securities' analyses or opinion. With respect to the financial forecasts, projections, and estimates relating to our future financial performance through December 31, 2014 prepared by and discussed with our management and utilized in Wells Fargo Securities' analyses, Wells Fargo Securities was advised and, at our direction, assumed that they were reasonably prepared and reflected the best currently available estimates, judgments, and assumptions of our management as to our future financial performance. Wells Fargo Securities assumed no responsibility for, and expressed no view as to, such forecasts, projections, or estimates or the judgments or assumptions upon which they were based. Wells Fargo Securities also assumed that there were no material changes in the condition (financial or otherwise), results of operations, business, or prospects of Advance America since the respective dates of the most recent financial statements and other information provided to it. In arriving at its opinion, Wells Fargo Securities did not conduct any physical inspection of any of the properties or assets or obtain any independent evaluations or appraisals of any of our assets or liabilities (contingent or otherwise), nor did Wells Fargo Securities make any determination as to the solvency of any party to the merger.

        Wells Fargo Securities' opinion only addressed the fairness, from a financial point of view, to the holders of our common stock, other than Parent and its affiliates, of the merger consideration to be received by such holders in the merger pursuant to the merger agreement to the extent expressly specified in the opinion and did not address any other terms, aspects, or implications of the merger or any agreements, arrangements, or understandings entered into in connection with the merger or otherwise, including, without limitation, the form or structure of the merger or the financing arrangements of Parent for the merger. In addition, the opinion does not address the fairness (financial or otherwise) of the amount or nature of, or any other aspect relating to, any compensation to be received by any officers, directors, or employees of any parties to the merger, or class of such persons, relative to the merger consideration or otherwise. Wells Fargo Securities gave no opinion, counsel, or interpretation as to matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice and assumed that such opinions, counsel, or interpretations were or would be obtained from the appropriate professional sources. Furthermore, Wells Fargo Securities, with our consent, relied upon the assessments by Advance America and our advisors, as to all legal, regulatory, accounting, insurance, and tax matters with respect to Advance America and the merger. The opinion does not address the merits of the underlying decision by Advance America or our board to enter into the merger agreement or the relative merits of the merger as compared with alternative business strategies or transactions available to us. Wells Fargo Securities' opinion does not constitute a recommendation as to or otherwise address how any holder of our common stock should vote or act in respect of the merger or any related matter. The issuance of Wells Fargo Securities' opinion was approved by an authorized committee of Wells Fargo Securities.

        In rendering its opinion, Wells Fargo Securities assumed, with our consent, that the final form of the merger agreement would not differ from the draft reviewed by Wells Fargo Securities in any respect material to its analyses, that the merger would be consummated in accordance with the merger agreement and in compliance with all applicable laws, without waiver, modification, or amendment of any terms or conditions material to its analyses, and that, in the course of obtaining any necessary legal, regulatory, or third party consents or approvals for the merger, no delays, limitations, restrictions, or conditions would be imposed that would have an adverse effect on Advance America or the contemplated benefits of the merger that would be material to its analyses or this opinion.

        Wells Fargo Securities' opinion was necessarily based on economic, market, financial, and other conditions existing, and the information made available to it, as of the date of its opinion. As we were aware, the credit, financial, and stock markets were experiencing unusual volatility and Wells Fargo Securities expressed no opinion or view as to any potential effects of such volatility on Advance America or the merger. Although subsequent developments may have affected its opinion, Wells Fargo Securities has no obligation to update, revise, or reaffirm the opinion.

        Wells Fargo Securities' opinion was for the information and use of our board (in its capacity as such) in connection with its evaluation of the merger and should not be construed as creating, and Wells Fargo Securities shall not be deemed to have, any fiduciary duty to our board, Advance America, any security holder or creditor of Advance America, or any other person, regardless of any prior or ongoing advice or relationships.

        In preparing its opinion to our board, Wells Fargo Securities performed a variety of analyses, including those described below. The summary of Wells Fargo Securities' financial analyses is not a complete description of, but describes all of the material portions of, the analyses underlying Wells Fargo Securities' opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative, and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither Wells Fargo Securities' opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. Wells Fargo Securities arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method, or factor. Accordingly, Wells Fargo Securities believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods, and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In performing its analyses, Wells Fargo Securities considered business, economic, industry, and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business, or transaction used in Wells Fargo Securities' analyses for comparative purposes is identical to Advance America or the proposed transaction. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Wells Fargo Securities did not make separate or quantifiable judgments regarding individual analyses. The implied valuation reference ranges and per share market price and enterprise value multiples indicated by Wells Fargo Securities' analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses, or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of Wells Fargo Securities. Much of the information used in, and accordingly the results of, Wells Fargo Securities' analyses are inherently subject to substantial uncertainty.

        Wells Fargo Securities' opinion and analyses were provided to our board in connection with its consideration of the proposed merger and were among many factors considered by our board in evaluating the proposed merger. Neither Wells Fargo Securities' opinion nor its analyses were determinative of the merger consideration or of the views of our board with respect to the proposed merger.

        The following is a summary of the material financial analyses performed in connection with Wells Fargo Securities' opinion rendered to our board on February 15, 2012. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications, and limitations affecting, each analysis, could create a misleading or incomplete view of Wells Fargo Securities' analyses.

        For purposes of its analyses, Wells Fargo Securities reviewed a number of financial metrics including:

  •
  Enterprise Value—generally the value as of a specified date of the relevant company's outstanding equity securities (taking into account its options and other outstanding convertible securities) plus the value as of such date of its net debt (the value of its outstanding indebtedness, preferred stock, and capital lease obligations less the amount of cash on its balance sheet).

  •
  EBITDA—generally the amount of the relevant company's earnings before interest, taxes, depreciation, and amortization for a specified time period.

Unless the context indicates otherwise, share prices for the selected companies used in the selected companies analysis described below were as of February 13, 2012, and estimates of our financial performance for the calendar years ending December 31, 2012 to 2014 were based on financial information provided by our management. Estimates of financial performance for the selected companies listed below for the calendar year ending December 31, 2012 were based on publicly available research analyst estimates for those companies. Our 2011 EBITDA included adjustments based on discussions with our management to reflect the pro forma full year impact of our acquisition in October of 2011 of the retail storefront consumer finance business of CompuCredit Holdings Corporation and exclude the impact of certain non-recurring expenses. With respect to the selected companies and selected transactions analyses described below, historical EBITDA for the selected companies and the targets in the selected transactions included adjustments to reflect the pro forma full year impact of certain acquisitions by such companies and exclude the impact of certain non-recurring expenses. For purposes of the discounted cash flow analyses described below, stock based compensation was not treated as a cash expense.

  Selected Companies Analyses

        Wells Fargo Securities considered certain financial data for Advance America and selected companies with publicly traded equity securities Wells Fargo Securities deemed relevant. The selected companies were selected because they were deemed to be similar to us in one or more respects, including the nature of their business, size, diversification, distribution platform, financial performance, or geographic concentration. No specific numeric or other similar criteria were used to select the selected companies, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded. Wells Fargo Securities noted that it believed that Advance America did not generally compare favorably with the selected companies identified below.

        The financial data reviewed included:

  •
  Per Share Market Price as a multiple of last twelve months, or LTM, earnings per share, and 2012 projected earnings per share, or 2012P EPS; and

  •
  Enterprise Value as a multiple of LTM EBITDA and 2012P EBITDA;

        With respect to the selected companies analysis, the primary selected companies with publicly traded equity securities and corresponding multiples were:

	Per Share Market Price /				Enterprise Value /
	LTM EPS		2012P EPS		LTM EBITDA		2012P EBITDA
EZCORP, Inc.	11.7	x	9.5	x	7.6	x	6.2	x
Cash America International Inc.	10.0		9.2		6.2		5.4
First Cash Financial Services Inc.	19.0		15.9		10.7		9.1
World Acceptance Corp.	10.4		9.1		7.4		7.3
DFC Global Corp.	11.4		8.2		5.6		5.0
The Cash Store Financial Services, Inc.	15.6		NA		5.0		NA
QC Holdings Inc.	5.3		NA		3.3		NA

        Taking into account the results of the selected companies analysis, Wells Fargo Securities applied multiple ranges to corresponding financial data for Advance America. Applying multiples of 8.0x to 9.5x to our management's estimate of 2012P EPS and 4.5x to 5.5x to our management's estimate of 2012P EBITDA, resulted in implied valuation reference ranges of $9.45 to $11.22 and $9.34 to $11.69, respectively, per share of our common stock as compared to the proposed merger consideration of $10.50 per share of our common stock in the merger.

  Selected Acquisitions Analysis

        Wells Fargo Securities also considered the financial terms of certain business combinations and other transactions Wells Fargo Securities deemed relevant. The selected transactions were selected because the target companies were deemed to be similar to us in one or more respects, including the nature of their business, size, diversification, distribution platform, financial performance, or geographic concentration. No specific numeric or other similar criteria were used to select the selected transactions, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a transaction involving the acquisition of a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a transaction involving the acquisition of a similarly sized company with less similar lines of business and greater diversification may have been excluded. The financial data reviewed included the implied Enterprise Value (based on the purchase price paid in the transaction) as a multiple of LTM EBITDA. The selected transactions and corresponding multiples were:

Date Announced	Target	Aquiror	Enterprise Value ($ in millions)	Enterprise Value / LTM EBITDA
8/5/2011	CompuCredit Holdings Corp. (retail storefront)	Advance America	$46.2	3.7	x
12/31/2010	Purpose U.K. Holdings Ltd.	Dollar Financial Corp.	195.0	6.1
10/28/2009	Military Financial Services	Dollar Financial Corp.	117.5	5.9
10/11/2007	CCS Financial Services, Inc.	Dollar Financial Corp.	83.3	8.4
6/6/2006	ACE Cash Express, Inc.	JLL Partners	374.3	6.5
2/27/2006	Buckeye Check Cashing, Inc.	Diamond Castle Holdings, LLC	282.0	7.2

        Taking into account the results of the selected transactions analysis, Wells Fargo Securities applied a multiple range of 5.0x to 6.5x to our 2011 EBITDA which resulted in an implied valuation reference range of $9.48 to $12.70 per share of our common stock as compared to the proposed merger consideration of $10.50 per share of our common stock in the merger.

  Discounted Cash Flow Analysis

        Wells Fargo Securities also performed a discounted cash flow analysis of Advance America using the financial forecasts for Advance America provided by our management, as adjusted at the direction of our management. In performing this analysis, Wells Fargo Securities applied a 1.3% to 2.3% perpetuity growth rate and discount rates ranging from 12.0% to 13.0%. This analysis indicated an implied valuation reference range of $10.38 to $12.57 per share of our common stock as compared to the proposed merger consideration of $10.50 per share of our common stock in the merger.

  Other Matters

        We retained Wells Fargo Securities as our financial advisor in connection with the proposed merger based on Wells Fargo Securities' experience and reputation and Wells Fargo Securities' knowledge of us and our industry. For its services as financial advisor to us in connection with the merger, Wells Fargo Securities will receive a transaction fee contingent upon completion of the merger based on a percentage of the implied transaction value of the proposed merger, which is currently estimated to be approximately $6.5 million. Upon the rendering of its opinion Wells Fargo Securities became entitled to a fee of $350,000, which is creditable to the extent previously paid against the transaction fee. In addition, we have agreed to reimburse certain expenses incurred by Wells Fargo Securities in connection with its engagement and to indemnify Wells Fargo Securities and certain related parties for certain liabilities and other items arising out of or related to its engagement. As permitted under the terms of the merger agreement, Wells Fargo Securities was instructed by our board to solicit third party indications of interest in acquiring Advance America for a prescribed period of time following the execution of the merger agreement. In the event a third party were to acquire us in a transaction with an implied transaction value that is greater than the implied transaction value of the proposed merger, Wells Fargo Securities would be entitled to a transaction fee higher than the transaction fee payable in connection with the proposed merger.

        Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities and its affiliates provide a full range of investment banking and financial advisory services, securities trading and brokerage services, and lending services. In the ordinary course of business, Wells Fargo Securities and its affiliates may hold long or short positions, and may trade or otherwise effect transactions, for its and their own accounts and for the accounts of customers, in the equity, debt, and other securities and financial instruments (including bank loans and other obligations) of Advance America, Parent, and their affiliates, as well as provide investment banking and other financial services to such companies and entities. Wells Fargo Securities and its affiliates, including Wells Fargo Bank, N.A., have in the past provided, may currently be providing, and may in the future provide, investment banking and other financial services to Advance America, Parent, and certain of their respective affiliates including Grupo Elektra, for which Wells Fargo Securities and its affiliates have received and would expect to receive compensation, including having acted as co-lead arranger and book manager of Advance America's $300 million senior secured credit facility in December 2011. Wells Fargo Securities and its affiliates have adopted policies and procedures designed to preserve the independence of its research and credit analysts whose views may differ from those of the members of the team of investment banking professionals that advised us with respect to the merger.

Certain Company Forecasts

        Advance America does not, as a matter of course, publicly disclose forecasts as to future financial performance, earnings, or other results. However, in connection with the evaluation of a possible transaction, we provided the board, advisors, and Parent with certain non-public financial forecasts that were prepared by our management for long-range internal planning purposes.

        A summary of certain of those financial forecasts is included below. This summary is not being included in this proxy statement to influence your decision whether to vote for or against the proposal to approve the merger and adopt the merger agreement, but is being included because these forecasts were made available to and were considered by our board, Parent, and Wells Fargo Securities. The inclusion of this information should not be regarded as an indication that our board or any other person, including our advisors, considered, or now considers, these financial forecasts to be necessarily predictive of actual future results, and you should not rely on them as such. Our management's forecasts are inherently subjective in many respects. There can be no assurance that these forecasts will be realized or that actual results will not be significantly more positive or negative than projected. The prospective financial information also covers multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. Economic and business environments can and do change quickly, which adds additional uncertainty as to whether the results portrayed in the prospective financial information will be achieved. The inclusion of the prospective financial information should not be regarded as an indication that the Company or any of their respective financial advisors or anyone who received such information then considered, or now considers, it as necessarily predictive of actual or future events, and such information should not be relied upon as such.

        In addition, the forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, or GAAP, the published guidelines of the SEC regarding forecasts and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the forecasts contained in this proxy statement, nor have they expressed any opinion or any other form of assurance on this information or its achievability.

        The forecasts were prepared by our management based upon information available at that time and were based on numerous variables and assumptions that are inherently uncertain and are in significant respects beyond our control. Our management's material assumptions underlying these forecasts include assumptions relating to performance of our existing operations, recent and potential future acquisitions, and state and federal law and regulations. We believe the assumptions that our management used as a basis for these forecasts were reasonable. Important factors that may affect actual results and cause these forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to our business (including its ability to achieve strategic goals, objectives, and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions, and other factors described or referred to under "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 20 of this proxy statement. In addition, the assumptions underlying the forecasts are subject to change and do not reflect revised prospects for our business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur after the forecasts were prepared and that were not anticipated when the forecasts were prepared. There can be no assurance that these forecasts will be realized or that our Company's future financial results will not vary materially from these forecasts.

        The prospective financial information does not take into account any circumstances or events occurring after the date it was prepared, including the transactions contemplated by the merger agreement. Further, the prospective financial information does not take into account other matters related to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed but which were instead altered, accelerated, postponed, or not taken in anticipation of the merger. Further, the prospective financial information does not take into account the effect of any failure of the merger to occur and should not be viewed as accurate or reliable in that context.

        Some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or impacts, may have changed since the date the prospective financial information was prepared. Except as may be required by law, the Company disclaims any obligation to update or otherwise revise the prospective financial information to reflect circumstances, economic conditions, or other developments existing or occurring after the date the prospective financial information was prepared or to reflect the occurrence of future events, even if any or all of the assumptions on which the prospective financial information were based are no longer appropriate. These considerations should be taken into account in reviewing the prospective financial information, which was prepared as of an earlier date. The inclusion of the prospective financial information in this proxy statement should not be deemed an admission or representation by us or our board that it is viewed as material information of the Company. The prospective financial information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in our public filings with the SEC incorporated by reference in this proxy statement. In light of the foregoing factors and the uncertainties inherent in the prospective financial information, stockholders are cautioned not to place undue, if any, reliance on the prospective information included in this proxy statement.

        The following table sets forth projected financial information for the Company for 2012 through 2014.

($ in millions)	2012E	2013E	2014E
Revenue	$710.2	$741.9	$777.9
% Growth	4.2%	4.5%	4.9%
EBITDA	$149.2	$172.1	$187.1
% Margin	21.0%	23.2%	24.0%
EBIT	$134.8	$159.4	$175.4
Less: Cash Taxes	56.2	66.0	72.7

Tax-adjusted EBIT(1)	$78.6	$93.4	$102.7
Plus: Depreciation and Amortization	14.4	12.7	11.7
Less: Capital Expenditures	10.5	10.5	10.5
Less: Change in Net Working Capital	15.1	4.8	11.7

Unlevered Free Cash Flow(2)	$67.4	$90.8	$92.1

(1)
Tax-adjusted EBIT subtracts cash taxes from EBIT.

(2)
Unlevered free cash flow adds back depreciation and amortization to, and deducts capital expenditures and changes in net working capital from, Tax-adjusted EBIT.

Interests of Our Directors and Executive Officers in the Merger

        In addition to their interests in the merger as stockholders, certain of our directors and executive officers have interests in the merger that differ from, or are in addition to, your interests as a stockholder. In considering the recommendation of our board to vote "FOR" the adoption of the merger agreement, you should be aware of these interests. Our board was aware of, and considered the differing interests of, our directors and executive officers in approving the merger agreement, the merger and the transactions contemplated by the merger agreement. Except as described below, to our knowledge, such persons have no material interest in the merger that differs from the interests of Advance America's other stockholders generally.

  Treatment of Stock Options Held by Our Directors and Executive Officers

        The following table summarizes the outstanding vested and unvested stock options held by our executive officers and directors as of March 22, 2012 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of their options, less applicable withholding taxes:

Name	No. of Shares Underlying Vested and Unvested In-the-Money Options	Weighted Average Per Share Exercise Price of Vested and Unvested In-the-Money Options	Resulting Consideration
J. Patrick O'Shaughnessy	127,500	$3.32	$915,900

        If the exercise price of any stock options held by our directors and executive officers is greater than or equal to the merger consideration, then the option shall, immediately prior to the effective time of the merger, be cancelled for no consideration. Mr. O'Shaughnessy holds an option for 200,000 shares that will be out-of-the-money and cancelled for no consideration.

  Treatment of Restricted Stock Held by Our Directors and Executive Officers

        As of March 22, 2012, there were approximately 605,869 shares of our common stock underlying awards of restricted stock held by our current executive officers and directors under our equity incentive plans. Under the terms of the merger agreement, at the effective time of the merger, all restricted stock (other than certain unvested shares of restricted stock granted to executive officers in 2012) outstanding immediately prior to the merger will become vested in accordance with the terms of the applicable plan and free of restrictions and will be converted into the right to receive $10.50 per share, without interest, less applicable withholding taxes.

        The following table summarizes the restricted stock held by our executive officers and directors as of March 22, 2012 and the consideration that each of them are expected to receive pursuant to the merger agreement in connection with the cancellation of such awards:

Name	Restricted Stock	Total Consideration
J. Patrick O'Shaughnessy	452,801	$4,754,411
James Ovenden	150,000	$1,575,000
Kenneth E. Compton	—	—
William W. Webster IV	—	—
Robert H. Chapman, III	—	—
Thomas Hannah	—	—
W. Olin Nisbet	—	—
Donald A. Langford III	—	—
Tony S. Colletti	—	—
Gardner G. Courson	1,534	$16,107
Anthony T. Grant	1,534	$16,107

  Change of Control Agreements

        In connection with the merger agreement, on February 15, 2012, the Company and Parent entered into modifications to the change of control agreements previously entered into for Mr. O'Shaughnessy and Mr. Ovenden.

        Under the terms of his modified change of control agreement, Mr. O'Shaughnessy will receive a retention payment, equal to and in lieu of his severance payments otherwise provided by his change of control agreement upon a qualifying termination of employment, plus interest at the prime rate from the effective time of the merger. Payment of the retention bonus will be made on the earlier of the first anniversary of the effective time of the merger or the termination of his employment. However, the payment will be forfeited upon an earlier termination by the Company for "cause" or by Mr. O'Shaughnessy without "good reason". In addition, immediately prior to the effective time of the merger, the restricted stock granted to Mr. O'Shaughnessy in 2012 shall convert into the right to receive the $10.50 per share without interest, less applicable withholding taxes, 50% of which will vest at the effective time of the merger and be paid as provided in the merger agreement. The remaining 50%, plus interest at the prime rate from the effective time of the merger, shall be paid on the on the earlier of the first anniversary of the effective time of the merger or the termination of his employment. However, the payment will be forfeited upon an earlier termination by the Company for "cause" or by Mr. O'Shaughnessy without "good reason,"

        Under the terms of his modified change of control agreement, Mr. Ovenden will receive a retention payment, equal to and in lieu of his severance payments otherwise provided by his Change of Control Agreement upon a qualifying termination of employment, plus interest at the prime rate from the effective time of the merger, on the earlier of the first anniversary of the effective time of the merger or the termination of his employment. However, the payment will be forfeited upon an earlier termination by the Company for "cause" or by Mr. Ovenden without "good reason". In addition, immediately prior to the effective time of the merger, the restricted stock granted to Mr. Ovenden in 2012 shall be converted into the right to receive the $10.50 per share without interest, less applicable withholding taxes, 50% of which will vest at the effective time of the merger and be paid as provided in the merger agreement. The remaining 50%, plus interest at the prime rate from the effective time of the merger, shall be paid on the on the earlier of the first anniversary of the effective time of the merger or the termination of his employment. However, the payment will be forfeited upon an earlier termination by the Company for "cause" or by Mr. Ovenden without "good reason."

        Each executive must execute a general release of claims in favor of the Company, including confidentiality and non-disparagement covenants, in order to receive the retention bonus payments described above. In connection with the modified change of control agreements, Messrs. O'Shaughnessy and Ovenden are each subject to protective covenant agreements with the Company. These agreements contain restrictive covenants in favor of the Company concerning confidential information, as well as non-competition and non-solicitation for a period of 12 months following a termination of employment.

        The amounts payable to Messrs. O'Shaughnessy and Ovenden pursuant to the modified change of control agreements are shown in the table and related explanatory footnotes in the section of this proxy statement captioned "Advisory Vote on Merger-Related Executive Compensation Arrangements—Merger-Related Executive Compensation" beginning on page 74.

  Directors' and Officers' Indemnification and Insurance

        Under the merger agreement, all rights to indemnification and exoneration (including provisions relating to expense reimbursement or advancement) existing as of February 15, 2012 in favor of any current or former director, officer, employee, or agent of the Company or any of its subsidiaries, who we refer to as covered persons, under the Company's certificate of incorporation or bylaws or such subsidiary's organizational documents, or in agreements between a covered person and the Company or one of its subsidiaries, survive the merger and continue in full force and effect (and may not be amended, repealed, or otherwise modified in any adverse respect) for a period of not less than six years after the effective time of the merger, or with respect to any such indemnification agreement, in accordance with the terms of such indemnification agreement.

        In addition, the merger agreement provides that the certificate of incorporation and bylaws of the surviving corporation and the comparable organizational documents of its subsidiaries must contain provisions for a period of six years after the effective time of the merger no less favorable with respect to the indemnification, advancement of expenses, and exculpation of covered persons than are set forth in our certificate of incorporation and bylaws and the comparable organizational documents of our subsidiaries.

        The merger agreement also provides that, after the effective time of the merger, Parent must, or must cause the surviving corporation to, maintain our existing directors' and officers' liability, employment practices liability, and employee benefit plan fiduciary liability insurance policies (or replace them with policies that are no less favorable, in terms of amount, terms, and conditions of coverage, than our directors' and officers' liability, employment practices liability, and employment benefit plan fiduciary liability insurance policies in effect on February 15, 2012) for periods of six years (for directors' and officers' liability) and three years (for employment practices liability and employment benefit plan fiduciary liability) after the effective time of the merger, with respect to all claims arising in whole or in part from facts or events prior to the effective time of the merger; however, Parent may substitute policies of substantially equivalent coverage and amounts containing terms no less favorable to the covered persons than our current such insurance policies. If any such existing policy expires or is terminated or cancelled during such period, Parent must, or must cause the surviving corporation to, obtain and maintain a substantially similar insurance policy, but Parent is not required to pay aggregate premiums for the insurance policy described above in excess of 250% of the aggregate premiums paid by the Company in 2011 for such purpose. In addition, we have the option, in lieu of the foregoing requirement, to purchase a six year prepaid "tail" insurance policy with respect to all claims arising in whole or in part from facts or events prior to the effective time of the merger, and Parent and the surviving corporation shall be obligated to maintain such "tail" policy, as long as the premium for such "tail" policy does not exceed 250% of the aggregate premiums paid by us in 2011 for such purposes.

Appraisal Rights

        Our stockholders have the right under Delaware law to dissent from the adoption of the merger agreement, to exercise appraisal rights and to receive payment in cash for the fair value of their shares of our common stock determined in accordance with Delaware law. The fair value of shares of our common stock, as determined in accordance with Delaware law, may be more or less than the merger consideration to be paid to non-dissenting stockholders in the merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of the adoption of the merger agreement and must follow specific procedures. Dissenting stockholders must precisely follow these specific procedures to exercise appraisal rights or their appraisal rights may be lost. These procedures are described in this proxy statement and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex C to this proxy statement. See "Appraisal Rights" beginning on page 79.

Delisting and Deregistration of Our Common Stock

        If the merger is completed, our common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we will no longer file periodic reports with the SEC on account of our common stock.

        If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger and holders of stock options and restricted stock will not receive any payment for their awards and their awards will not accelerate. Instead, we will remain an independent public company and our common stock will continue to be listed and traded on the NYSE.

Material U.S. Federal Income Tax Consequences

        The following discussion describes the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of our common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder (the "Treasury Regulations"), judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the "IRS"), all as in effect on the date of this proxy statement. These authorities may change at any time, possibly retroactively, and any such change could affect the continuing validity of this discussion. We will not request a ruling from the IRS with respect to the U.S. federal income tax consequences described in this proxy statement and, accordingly, we cannot assure you that the IRS will not take a contrary position regarding the tax consequences of the merger. The statements in this discussion are not binding on the IRS or any court and, accordingly, we cannot assure you that the tax consequences described in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court. This discussion does not address any tax consequences arising under the laws of any state, locality, or foreign jurisdiction or the U.S. federal estate or gift tax laws. Accordingly, this discussion is not a comprehensive description of all of the tax consequences that may be relevant to any particular holder of our common stock.

        This discussion assumes that holders hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code and does not address the tax consequences that may be relevant to a particular holder subject to special treatment under U.S. federal income tax law, including but not limited to:

  •
  U.S. expatriates;

  •
  non-U.S. holders (as defined below);

  •
  banks or other financial institutions;

  •
  tax-exempt organizations;

  •
  tax-qualified retirement plans;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  passive foreign investment companies;

  •
  insurance companies;

  •
  traders in securities that elect mark-to-market treatment;

  •
  brokers or dealers in securities or foreign currencies;

  •
  persons subject to the alternative minimum tax;

  •
  persons who hold shares of our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment; and

  •
  partnerships or other entities treated as partnerships for U.S. federal income tax purposes and partners in such partnerships.

        This discussion does not address the U.S. federal income tax consequences of the merger to holders who acquired our common stock through stock option or stock purchase plan programs or in other compensatory arrangements, nor does it address the receipt of cash in connection with the cancellation of any stock options, restricted stock units, deferred stock, and performance awards or other compensatory stock-based awards, or any other matters relating to equity compensation or benefit plans. This discussion also does not address the U.S. federal income tax consequences to holders who exercise statutory appraisal rights under Delaware law.

        As used in this discussion, a U.S. holder is any beneficial owner of our common stock who is:

  •
  an individual citizen or resident alien of the United States as determined for U.S. federal income tax purposes;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has validly elected under the applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A non-U.S. holder is a beneficial owner of our common stock other than a U.S. holder.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of its partners will depend on a partner's status and the activities of the partnership. Partnerships and their partners should consult their tax advisors regarding the particular U.S. federal income tax consequences to them of the merger.

  Consequences of the Merger

        The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder who receives cash in exchange for our shares of common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder's adjusted tax basis in the shares of our common stock exchanged for cash pursuant to the merger. Gain or loss recognized on a sale of our common stock must be determined separately for each identifiable block of common stock (i.e., shares of common stock acquired at the same cost in a single transaction). Any such gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year as of the effective date of the merger. Long-term capital gains of non-corporate U.S. holders will be subject to U.S. federal income tax at a maximum rate of 15%. Capital gains of corporate U.S. holders will be subject to U.S. federal income tax at the regular tax rates applicable to corporations. The deductibility of capital losses is subject to limitations.

  Information Reporting and Backup Withholding

        Payments made to certain U.S. holders in the merger will be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%). Certain holders (including corporations) are not subject to backup withholding. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return the substitute Form W-9 that each holder will receive with the letter of transmittal following completion of the merger. The substitute Form W-9 will require a U.S. holder to provide its taxpayer identification number and certify that such holder is a U.S. person, the taxpayer identification number provided is correct, and that such holder is not subject to backup withholding. A U.S. holder who fails to provide its correct taxpayer identification number or falsely certifies that it is not subject to backup withholding may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT APPLY TO A PARTICULAR HOLDER DEPENDING ON THE PARTICULAR HOLDER'S PARTICULAR SITUATION. THIS DISCUSSION DOES NOT ADDRESS EVERY U.S. FEDERAL INCOME TAX CONSIDERATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF OUR COMMON STOCK. YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, OF THE DISPOSITION OF OUR COMMON STOCK PURSUANT TO THE MERGER, INCLUDING ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS.

 Regulatory Approvals

        Under the merger agreement, we and the other parties to the merger agreement have agreed to use reasonable best efforts to complete the transactions contemplated by the merger agreement as promptly as practicable, including obtaining all necessary governmental approvals. The Hart-Scott-Rodino Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. Parent and Advance America each filed notification reports with the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Act on February 28, 2012. The parties received notification of early termination of the waiting period on March 9, 2012.

        Consummation of the merger is also conditioned on the satisfaction of certain regulatory requirements of other governmental agencies and authorities in the jurisdictions in which we operate, including those relating to payday lending, check cashing, deferred presentment, money transmission, and other similar aspects of our business operations. Together with Parent, we are currently working to evaluate and comply in all material respects with these requirements, as appropriate, and do not currently anticipate that they will hinder, delay, or restrict the completion of the merger. If any approval or action is needed, however, we may not be able to obtain it or any of the other necessary approvals. Even if we could obtain all necessary approvals and the merger agreement is adopted by our stockholders, conditions may be placed on the merger that could cause us to abandon it.

        Except as noted above with respect to the required filings and the filing of a certificate of merger in Delaware at or before the effective date of the merger, we are unaware of any material federal, state, or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger. See "The Merger Agreement—Conditions to the Merger" beginning on page 68.

Legal Proceedings Concerning the Merger

        On February 17, 2012, a purported class action was filed in the Delaware Court of Chancery styled Joel Rosenfeld v. Advance America, Cash Advance Centers, Inc., et al., C.A. No. 7255. The Rosenfeld complaint named as defendants us, the members of our board, Mr. Ovenden, Grupo Elektra, Parent, and Merger Sub. The complaint alleges that as a result of the merger agreement, the individual defendants have breached their fiduciary duties by failing to maximize the value of the Company to our stockholders. The complaint also alleges that all defendants have aided and abetted the alleged breaches of fiduciary duty by the individual defendants. The complaint seeks unspecified monetary damages and seeks declaratory and injunctive relief.

        Also on February 17, 2012, a purported class action was filed in the South Carolina Court of Common Pleas in Spartanburg County styled Brad Feik v. Advance America, Cash Advance Centers, Inc., et al., Civil Case No. 2012-CP-42-00807. The Feik complaint named as defendants us, the members of our board, Parent, and Merger Sub. The complaint alleges that as a result of the merger agreement, the individual defendants have breached their fiduciary duties by failing to maximize the value of the Company to our stockholders. The complaint also alleges that Parent and Merger Sub aided and abetted the alleged breaches of fiduciary duty by the individual defendants. The complaint seeks unspecified monetary damages and seeks declaratory and injunctive relief. On March 19, 2012, the plaintiff filed a motion for expedited proceedings in the Feik action, seeking an order granting expedited discovery and scheduling a preliminary injunction hearing.

        On February 24, 2012, a purported class action was filed in the Delaware Court of Chancery styled Juan Fernandez v. Advance America, Cash Advance Centers, Inc., et al., C.A. No. 7277. The Fernandez complaint named as defendants us, the members of our board, Mr. Ovenden, Parent, and Merger Sub. The complaint alleges that as a result of the merger agreement, the individual defendants have breached their fiduciary duties by failing to sufficiently inform themselves of the Company's value and failing to maximize the value of the Company to our stockholders. The complaint also alleges that Parent has aided and abetted the alleged breaches of fiduciary duty by the individual defendants. The complaint seeks unspecified monetary damages and seeks declaratory and injunctive relief.

        On February 28, 2012, a purported class action was filed in the Delaware Court of Chancery styled Kenneth Flier v. Advance America, Cash Advance Centers, Inc., et al., C.A. No. 7287. The Flier complaint named as defendants us, the members of our board, Parent, and Merger Sub. The complaint alleges that as a result of the merger agreement, the individual defendants have breached their fiduciary duties by failing to maximize the value of the Company to our stockholders. The complaint also alleges that Parent and Merger Sub aided and abetted the alleged breaches of fiduciary duty by the individual defendants. The complaint seeks unspecified monetary damages and seeks declaratory and injunctive relief.

        Also on February 28, 2012, a purported class action was filed in the Delaware Court of Chancery styled Louisiana Municipal Police Employees' Retirement System v. Advance America, Cash Advance Centers, Inc., et al., C.A. No. 7290. The LMPERS complaint named as defendants us, the members of our board, Grupo Elektra, Parent, and Merger Sub. The complaint alleges that as a result of the merger agreement, the individual defendants have breached their fiduciary duties by failing to maximize the value of the Company to our public stockholders. The complaint also alleges that Grupo Elektra,

Parent, and Merger Sub aided and abetted the alleged breaches of fiduciary duty by the individual defendants. The complaint seeks unspecified monetary damages and seeks declaratory and injunctive relief.

        On March 1, 2012, a proposed order of consolidation was filed with the Delaware Court of Chancery, seeking to consolidate the four cases filed in that Court. On March 7, 2012, the Delaware Court of Chancery granted the order of consolidation which provides, among other things, that the four cases will be consolidated under the caption In re Advance America, Cash Advance Centers, Inc. Shareholders Litigation, Consolidated C.A. No. 7255.

        On March 8, 2012, a complaint was filed in the South Carolina Court of Common Pleas in Spartanburg County styled Manuel Cavazos and Alan Wiernik v. Advance America, Cash Advance Centers, Inc. et al., Civil Case No. 2012-CP-42-1088. The Cavazos complaint named as defendants us, the members of our board, Mr. Ovenden, Grupo Elektra, Parent, and Merger Sub. The complaint alleges that as a result of the merger agreement, the individual defendants have breached their fiduciary duties by failing to maximize the value of the Company to our stockholders. The complaint also alleges that the Company and Grupo Elektra aided and abetted the alleged breaches of fiduciary duty by the individual defendants. The complaint seeks declaratory and injunctive relief.

THE MERGER AGREEMENT

        The merger agreement is the legal document that governs the merger. The following section describes the material provisions of the merger agreement but may not contain all of the information about the merger agreement that is important to you. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. As this section is only a summary of the material terms of the merger agreement, we encourage you to read the merger agreement in its entirety. The merger agreement is a commercial document that establishes and governs the legal relations between us, Parent, and Merger Sub with respect to the transactions described in this proxy statement. This section is not intended to provide you with any factual information about the Company. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, as described in the section entitled, "Where You Can Find More Information," beginning on page 88.

Effective Time

        The effective time of the merger shall be the time that the certificate of merger is filed with the Secretary of State of the State of Delaware on the closing date of the merger, or such later time specified in the certificate of merger. The closing date will occur no later than the third business day after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at the closing), or such other date as we, Parent, and Merger Sub may agree.

Effect of the Merger

        Upon the terms and subject to the conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Sub will be merged with and into us, the separate corporate existence of Merger Sub will cease, and we will survive the merger as a wholly-owned subsidiary of Parent.

        If the merger is completed, our common stock will be delisted from the NYSE, deregistered under the Exchange Act, and no longer be publicly traded, and we will not file periodic reports with the SEC on account of our common stock. We will be a privately held corporation and our current stockholders will cease to have any ownership interest in us or rights as our stockholders. Therefore, our current stockholders will not participate in our future earnings or growth and will not benefit from any future appreciation in our value.

Treatment of Common Stock, Stock Options, and Restricted Stock

  Common Stock

        At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be canceled and will cease to exist and will be converted into the right to receive $10.50 in cash, without interest, other than shares of our common stock:

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  held in our treasury immediately prior to the effective time of the merger, which shares will be canceled without conversion or consideration;

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  held by any of Parent, Merger Sub, or any wholly-owned subsidiary of Parent immediately prior to the effective time of the merger, which shares will be canceled without conversion or consideration; and

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  held by stockholders who have properly demanded and perfected their appraisal rights in accordance with Delaware law, which shares shall be cancelled and the holders of such shares shall be entitled to payment of the fair market value of such shares in accordance with Delaware law.

        From and after the effective time of the merger, each stock certificate or book-entry representing shares of our common stock will represent only the right to receive the merger consideration of $10.50 in cash per share, without any interest. The merger consideration paid upon surrender of each stock certificate or book-entry share will be paid in full satisfaction of all rights pertaining to the shares of our common stock formerly represented by each such stock certificate or book-entry.

  Stock Options and Restricted Stock

        Stock Options Granted Before 2012.    Immediately prior to the effective time of the merger, each outstanding and unexercised option to purchase the Company's common stock awarded before 2012, shall, to the extent not then vested, become fully vested (except as described below) and, at the effective time of the merger, shall be converted into the right to receive, without interest, an amount in cash determined by multiplying (i) the excess, if any, of $10.50 (the per share merger consideration) over the applicable exercise price per share by (ii) the number of shares of common stock subject to such option, less any amounts required to be withheld under applicable laws. In the event that the product obtained by that calculation is zero or a negative number, then the option shall be cancelled for no consideration immediately prior to the effective time of the merger. The surviving corporation will pay the option consideration no later than the first regular payroll that occurs five or more business days after the effective time of the merger to employees who on or prior to the effective time of the merger have entered into the Company's current form protective covenant agreement, which contains non-competition, confidentiality, and other protective covenants that survive for a period of 12 months following termination of employment. If an employee holder has not executed the Company's protective covenant agreement on or prior to the effective time of the merger, the surviving corporation will pay that holder's option consideration only when and if the options vest in accordance with the applicable award agreement.

        Restricted Stock Awarded Before 2012.    Also immediately prior to the effective time of the merger, each share of the Company's restricted stock awarded before 2012 that is outstanding at the effective time of the merger shall become fully vested (except as described below) and, at the effective time of the merger, shall be converted into the right to receive $10.50, without interest, less any amounts required to be withheld under applicable laws. The surviving corporation will pay the restricted stock consideration no later than the first regular payroll that occurs five or more business days after the effective time of the merger to employees who on or prior to the effective time of the merger have entered into the Company's current form protective covenant agreement. If an employee holder has not executed the Company's protective covenant agreement on or prior to the effective time of the merger, the surviving corporation will pay those amounts only when and if the restricted stock awards vest in accordance with the applicable award agreement.

        Restricted Stock Awarded During 2012.    At the effective time of the merger, each share of the Company's restricted stock awarded to Company employees, other than named executive officers, during 2012, if any, that is subject to restrictions on transfer or forfeiture and is outstanding at the effective time of the merger shall be converted into the right to receive $10.50, without interest, less any amounts required to be withheld under applicable laws. The surviving corporation will pay these amounts only when and if the restricted stock awards would have vested in accordance with the applicable award agreement.

        Also at the effective time of the merger, 50% of the shares of the Company's restricted stock granted to the Company' named executive officers during 2012 shall become fully vested and, at the effective time of the merger, shall be converted into the right to receive $10.50 per share, without interest, less any amounts required to be withheld under applicable laws, and the remaining 50% of the shares of the Company's restricted stock granted to the Company's named executive officers during 2012 shall be converted into the right to receive $10.50 per share and that amount, with interest and less any amounts required to be withheld under applicable laws, will be paid to the named executive officer on the earlier of the first anniversary of the effective time of the merger or the date of the named executive officer's termination by the surviving corporation for "cause" or resigned without "good reason" in which case that amount would be forfeited.

        In the event that the merger is not consummated, holders of stock options and restricted stock will not receive any payment for their awards and their awards will not accelerate. Instead, all outstanding stock options and restricted stock will continue to vest and become exercisable in accordance with the terms of the applicable award agreement.

Exchange and Payment Procedures

        At closing, Parent or Merger Sub will deposit, or will cause to be deposited, with a bank or trust company reasonably satisfactory to us (the "paying agent") cash in an amount sufficient to pay the merger consideration due to each holder of shares of our common stock. Within five business days after the effective time of the merger, the surviving corporation will cause the paying agent to mail a letter of transmittal and instructions to you and the other holders of common stock (other than to holders of restricted common stock that was converted into the right to receive the merger consideration as described above under the heading "The Merger Agreement—Treatment of Common Stock, Stock Options, and Restricted Stock—Stock Options and Restricted Stock"). The letter of transmittal and instructions will explain how to surrender your common stock certificates or book entry shares you may hold in exchange for the merger consideration to which you are entitled.

        You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates to the paying agent (or, in the case of book-entry shares, upon adherence to the instructions in the letter of transmittal), together with a properly completed and signed letter of transmittal and any other documents as may reasonably be required by the paying agent. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is presented to the paying agent (or, in the case of book-entry shares, upon adherence to the instructions in the letter of transmittal), if (i) the surrendered stock certificate is properly endorsed or otherwise in proper form for transfer and (ii) the person requesting the payment pays any applicable transfer or other taxes required by reason of payment to a person other than the registered holder or establishes to the satisfaction of the surviving corporation and the paying agent that the tax has been paid or is not applicable.

        No interest will be paid or will accrue on the cash payable upon surrender of the certificates (or book-entry shares). Each of the surviving corporation, Parent, and the paying agent will be entitled to deduct and withhold from the consideration payable under the merger agreement such amounts as it is required to deduct and withhold with respect to the payment of such consideration under any applicable tax laws. To the extent such withheld amounts are withheld and paid to the appropriate tax authorities, such amounts will be treated for all purposes under the merger agreement as having been paid to the holders of our common stock, options, or restricted stock in respect of whom such deduction was made.

        At the effective time of the merger, our stock transfer books will be closed and there will be no further registration of transfers of outstanding shares of our common stock. If, after the close of business on the day on which the effective time of the merger occurs, certificates are presented to the surviving corporation for transfer or any other reason, they will be canceled and exchanged for the merger consideration.

        None of Parent, Merger Sub, Advance America, or the surviving corporation will be liable to any stockholder entitled to any cash delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law. Any portion of the merger consideration deposited with the paying agent that remains undistributed to the stockholders for six months after the effective time of the merger will be delivered to the surviving corporation upon demand, and any stockholders who have not complied with the exchange procedures may thereafter look only to the surviving corporation for payment of their claim for the merger consideration, without any interest thereon.

        In the case of any certificate claimed to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, or destroyed and, if reasonably required by the surviving corporation, the posting of a bond in an amount that surviving corporation directs as indemnity against any claim that may be made with respect of the missing certificate, the paying agent will issue in exchange for such lost, stolen, or destroyed certificate a check in the amount of the number of shares represented by such certificate multiplied by the merger consideration, less any amounts required to be withheld under applicable laws.

Representations and Warranties

        The merger agreement contains representations and warranties by each of the parties to the merger agreement. The representations and warranties made by us, Parent, and Merger Sub are qualified and subject to important limitations agreed to by us, Parent, and Merger Sub in connection with negotiating the terms of the merger agreement. Furthermore, the representations and warranties were made as of specific dates and in some cases may be subject to important exceptions, limitations, and supplemental information contained in the confidential disclosure schedule we provided to Parent and Merger Sub and in the confidential disclosure schedule provided to us by Parent and Merger Sub, in connection with the signing of the merger agreement and may be additionally subject to standards of materiality applicable to us, Parent, and Merger Sub that may be different from those that are generally applicable under federal securities laws. In addition, the representations and warranties may have been included in the merger agreement for the purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance, or otherwise allocating risk between the parties to the merger agreement, rather than to establish matters as facts. While we do not believe that the disclosure schedules contain information that securities laws require us to disclose, other than information that has already been so disclosed, the disclosure schedules contain information that may modify, qualify, or create exceptions to the representations and warranties set forth in the merger agreement. The disclosure schedules contain certain information that has been included in our prior public disclosures and may contain additional non-public information. Information concerning the subject matter of our representations and warranties may have changed since the date of the merger agreement, and subsequent information may or may not be fully reflected in our public disclosures, except to the extent required by law. The representations and warranties in the merger agreement and the description of them in this document should be read in conjunction with the other information contained in our reports, statements, and filings publicly filed with the SEC.

        We make various representations and warranties in the merger agreement, including with respect to, among other things:

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  organization, good standing, and qualification to do business;

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  our subsidiaries and our equity interests in them;

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  our capital structure;

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  our authority to enter into and consummate the transactions contemplated by the merger agreement;

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  approvals of our board relating to the transactions contemplated by the merger agreement;

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  filings, consents, and approvals of third parties, including governmental authorities, required in connection with the transactions contemplated by the merger agreement;

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  reports filed with the SEC and our financial statements;

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  our internal controls;

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  the absence of a "Company material adverse effect", and the absence of certain actions taken by us, in each case from December 31, 2010 (or, with respect to certain actions, September 30, 2011) to the date of the merger agreement;

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  the absence of undisclosed liabilities that would be required to be disclosed on a consolidated balance sheet of the Company or any of its subsidiaries;

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  the absence of litigation;

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  matters relating to employee benefit plans;

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  tax matters;

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  our material contracts;

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  real estate matters;

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  intellectual property matters;

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  labor relations and other employment matters;

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  compliance with applicable laws and matters related to our governmental permits and licenses;

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  the accuracy of information supplied for inclusion or incorporated by reference in this proxy statement;

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  the Company's receipt of the opinion of Wells Fargo Securities;

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  insurance matters;

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  environmental matters;

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  the absence of undisclosed brokers' fees and expenses;

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  compliance with takeover statutes;

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  stockholder vote requirements;

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  transactions with related persons;

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  existence of a privacy policy;

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  title to personal property; and

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  the absence of any representation or warranties by us other than those contained in the merger agreement.

        Many of our representations and warranties are qualified by a "material adverse effect" standard. For the purposes of the merger agreement, a "Company material adverse effect" means any event, circumstance, change, occurrence, state of facts, development, or effect that, individually or in the aggregate, is materially adverse to the business, condition (financial or otherwise), properties, or results of operations of the Company and its subsidiaries, taken as a whole, or would prevent or materially impair the ability of the Company to consummate the merger. However, the following items (alone or in combination) do not constitute and are not taken into account in determining whether a "Company material adverse effect" has occurred or is reasonably expected to occur:

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  any event, circumstance, change, or effect resulting from or relating to;

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  any change in general economic, political, regulatory, or financial market conditions, including interest or exchange rates, except to the extent that any such change has a disproportionately adverse effect on us and our subsidiaries, taken as a whole, as compared to other participants in the retail storefront payday lending industry in the states in which we and our subsidiaries currently operate;

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  changes generally affecting the industries or locations in which we or our subsidiaries operate (including seasonal fluctuations), or general economic conditions that generally affect the industries in which we or our subsidiaries operate, except to the extent that any such change has a disproportionately adverse effect on us and our subsidiaries, taken as a whole, as compared to other participants in the retail storefront payday lending industry in the states in which we and our subsidiaries currently operate;

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  changes in accounting requirements or principles required by U.S. generally accepted accounting principles (or any interpretations thereof) or required by any change in applicable law (or any interpretations thereof), except to the extent that any such change has a disproportionately adverse effect on us and our subsidiaries, taken as a whole, as compared to other participants in the retail storefront payday lending industry in the states in which we and our subsidiaries currently operate;

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  any adoption, implementation, promulgation, repeal, modification, reinterpretation, or proposal of any applicable law after the date of the merger agreement;

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  acts of terrorism or war or any weather-related event, fire, or natural disaster or any escalation thereof, except to the extent that any such matters have a disproportionately adverse effect on us and our subsidiaries, taken as a whole, as compared to other participants in the retail storefront payday lending industry in the states in which we and our subsidiaries currently operate;

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  the announcement of the execution of the merger agreement or the pendency or consummation of any of the transactions contemplated by the merger agreement to the extent relating to the identity of Parent or any of its affiliates as the acquiror of the Company or any facts or circumstances concerning Parent or any of its affiliates (except with respect to the representations and warranties made by the Company with respect to required filings, consents, and approvals and the closing condition with respect thereto);

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  any failure by us to meet any projections, forecasts, performance measures, operating statistics, or revenue or earnings predictions for any period, provided that the underlying causes of such failure may be taken into account in determining whether there is a material adverse effect; or

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  any decline in the price or trading volume of our common stock, provided that the underlying causes of such decline may be taken into account in determining whether there is a material adverse effect.

        The merger agreement also contains various representations and warranties made to us by Parent and Merger Sub, including with respect to, among other things:

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  their organization and good standing;

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  their authority to enter into and consummate the transactions contemplated by the merger agreement;

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  filings, consents, and approvals that need to be obtained in connection with the transactions contemplated by the merger agreement;

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  the absence of litigation;

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  the accuracy of information supplied for inclusion or incorporation by reference in this proxy statement;

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  sufficiency of funds to consummate the transactions contemplated by the merger agreement;

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  Parent's ownership of Merger Sub and the absence of any liabilities or agreements or prior business activities of Merger Sub;

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  the absence of any required stockholder votes (other than the vote of Parent as the sole stockholder of Merger Sub, which has already been received) to approve the merger agreement;

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  the absence of arrangements between Parent or Merger Sub or any of their affiliates and any of our management or directors relating to the Company, the merger, or the operations of the surviving corporation or with any of our stockholders relating to the voting of their shares in connection with the merger, and the absence of any agreement, pursuant to which any stockholder would be entitled to receive consideration of a different amount or nature than the merger consideration, or any stockholder voting agreements to approve the merger agreement;

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  their ownership of shares of our common stock;

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  compliance with applicable laws;

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  the absence of undisclosed broker's fees;

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  the suitability of their directors, officers, and affiliates to meet the requirements of necessary permits; and

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  the absence of any representations and warranties by Parent or Merger Sub other than those contained in the merger agreement.

        The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

        Under the merger agreement, we have agreed that, between February 15, 2012 and the effective time of the merger, we will, and will cause each of our subsidiaries to, (i) collectively conduct our business in the ordinary course of business consistent with past practice, (ii) use our reasonable best efforts to operate our business in the ordinary course consistent with past practice, to retain the services of our current officers and key employees and to preserve the goodwill of our customers, material suppliers, and other persons with whom we have material business relationships consistent with past practice and policies, (iii) use reasonable best efforts to collectively conduct our business in material compliance with all applicable laws, and (iv) conduct our business in accordance with the material terms and conditions of any of our material contracts.

        Subject to certain exceptions set forth in the merger agreement and the confidential disclosure schedule we delivered in connection with the merger agreement, or unless Parent gives its prior written consent, we will not take or permit the following actions:

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  amend our certificate of incorporation or bylaws or the governing documents of our subsidiaries, amend the terms of any of our outstanding securities or those of our subsidiaries, or amend or enter into or waive compliance with any material terms of any indemnification agreement between any of our current or former directors, officers, employees, or agents and us or any of our subsidiaries;

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  adjust, split, combine, subdivide, or reclassify any of our capital stock;

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  declare, set aside, or pay any dividend or other distribution with respect to any of our capital stock (other than regular quarterly dividends on shares of our common stock not to exceed $0.0625 per share consistent with past practice and dividends by our subsidiaries to us or one of our wholly-owned subsidiaries);

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  redeem, purchase, or otherwise acquire, or offer to redeem, purchase, or otherwise acquire, directly or indirectly, any capital stock, stock options, restricted stock, or other right to acquire capital stock of us or any of our subsidiaries, except for acquisitions of stock options or other rights to acquire capital stock in accordance with our 2004 Omnibus Stock Plan and the agreements underlying awards of stock options or other rights to acquire capital stock pursuant to such plan or otherwise;

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  issue, sell, pledge, deliver, transfer, dispose of, or encumber any shares of, or securities convertible into or exchangeable for, or grant any stock options, restricted stock, warrants, calls, commitments, or rights of any kind to acquire, any shares of capital stock of any class, or grant to any person or entity any right the value of which is based on the value of any of our capital stock, other than

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  the issuance of shares of our common stock pursuant to the exercise or settlement of stock options, warrants, or other rights therefor, in each case, outstanding as of the date of the merger agreement, and

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  the issuance or grant of stock options or restricted stock under our 2004 Omnibus Stock Plan to certain specified employees of the Company in the ordinary course of business consistent with past practice and with a per share exercise price (if applicable) of no less than the then-current market price of a share of our common stock and otherwise on terms and conditions that are consistent with our past practice in respect of the issuance and grant thereof;

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  acquire, directly or indirectly (whether pursuant to merger, stock or asset purchase, or otherwise) in one transaction or any series of related transactions, (i) any assets or (ii) any equity interests in any entity or any business or division of any entity or all or substantially all of the assets of any entity (or business or division thereof), in either case for cash consideration in excess of $5,000,000 in the aggregate, or $1,500,000 individually, except for acquisitions solely among or between us and our wholly-owned subsidiaries;

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  directly or indirectly, transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of our assets or equity securities of any person or entity or the capital stock of, or ownership interest in, the Company or any of our subsidiaries, other than

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  sales of equipment and personal property in the ordinary course of business consistent with past practice or that are no longer used in the operation of the business,

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  dispositions of assets related to discontinued operations (except for the equity securities of any entity),

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  assets (except for the equity securities of any person or entity) with a fair market value of less than $2,000,000 in the aggregate,

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  sales of accounts receivable properly categorized as being not less than 180 days past their write off date, and

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    deposits of collateral pursuant to an agreement set forth on our disclosure schedule to the merger agreement;

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  do any act or knowingly omit to do any act whereby any Company-owned intellectual property may become invalidated, abandoned, unmaintained, unenforceable, or dedicated to the public domain;

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  directly or indirectly

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  create, incur, assume, or otherwise become liable for any indebtedness or liabilities, except

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  for borrowings in the ordinary course of business consistent with past practice (i) under the Company's existing credit facilities not to exceed an agreed upon amount or (ii) other borrowings not to exceed $1,000,000,

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  in respect of indebtedness or liabilities owing by any of our subsidiaries to us or by us to any of our subsidiaries, or

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  as guarantor of the indebtedness of our third party lender in Texas under an existing guaranty arrangement, or

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  make any material modification or amendment to the terms of any of the foregoing;

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  assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person or entity (other than the Company or a subsidiary of the Company) except as guarantor of the indebtedness of our third party lender in Texas under an existing guaranty arrangement;

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  directly or indirectly make any loans, advances, or capital contributions to, or investments in, any other person or entity other than

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  in the ordinary course of business consistent with past practice, or

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  loans, advances, or capital contributions, or investments that are

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  to wholly-owned subsidiaries of the Company,

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  individually not in excess of $2,000, or

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  to employees of the Company or any of its subsidiaries in the form of expense advances in the ordinary course of business consistent with past practice;

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  except to the extent required under any employee benefit plan or as required by applicable laws,

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  increase the compensation or fringe benefits of any of our directors, officers, or employees (except for increases for employees that have a base salary less than $150,000 per year made in the ordinary course of business consistent with past practice, or agreed upon increases for employees that have a base salary greater than $150,000 per year),

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  grant any severance or termination pay except to employees to the extent contemplated by an employee benefit plan and consistent with the Company's policies and past practices,

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  enter into any employment, consulting, or severance agreement or arrangement with any of our present directors, officers, or other employees (except for at will offers of employment in the ordinary course of business consistent with past practice) or

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  establish, adopt, enter into, or terminate any employee benefit plan;

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  hire any employee for a new position with a base salary of more than $150,000 per year, hire any replacement employee for an existing position with annual base compensation of more than $250,000, or terminate (other than for cause) certain designated employees;

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  except as publicly announced prior to the date of the merger agreement, effect or permit a "mass layoff" as that term is defined under the Worker Adjustment and Retraining Notification (WARN) Act;

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  make or incur any capital expenditures or any obligations or liabilities in respect thereof in excess of $500,000, in the aggregate, except those contemplated in our current capital expenditures budget;

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  enter into any agreement or arrangement that limits or otherwise restricts us, any of our subsidiaries, or any of our present or future affiliates or any successor thereto from engaging or competing in any line of business or in any location, other than for leases or subleases for any storefront location;

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  enter into, amend, modify, or terminate any material contract or material lease or otherwise waive, release, or assign any material rights, claims, or benefits thereunder;

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  settle, pay, discharge, or propose to settle, pay, or discharge, any litigation, investigation, arbitration, proceeding, or other disputed claim, liability, or obligation (whether absolute, accrued, contingent, or otherwise), other than the payment, discharge, or satisfaction, in the ordinary course of business consistent with past practice, of such disputed claims, liabilities, or obligations that do not relate to the merger agreement and that

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  are expressly disclosed in our filings with the SEC prior to the date of the merger agreement or expressly disclosed or reserved against in the most recent financial statements set forth in our filings with the SEC prior to the date of the merger agreement in amounts no greater than the amounts disclosed or reserved with respect to the relevant liability therein, or

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  involve only

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  the payment of monetary damages not in excess of $2,500,000 (excluding coupon and discount vouchers) in the aggregate,

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  the issuance of coupons and discount vouchers not in excess of $2,500,000 in the aggregate,

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  the forgiveness of accounts receivables, debt, charges, or fees written off consistent with past practices with the written consent of Parent (not to be unreasonably withheld), or

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  the imposition of equitable relief on the business and operations of the Company or any of our subsidiaries, including injunctions requiring the Company or any of our subsidiaries to comply with applicable laws, so long as such equitable relief is immaterial and would not reasonably be expected to have, individually or in the aggregate, an economic impact (other than a de minimis economic impact) on the Company or any of our subsidiaries;

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  change any of the accounting principles used by us materially affecting our assets, liabilities, or business, except for such changes that are required by U.S. generally accepted accounting principles or Regulation S-X promulgated under the Exchange Act;

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  other than as required by applicable laws, make, change, or revoke any tax election or change an annual accounting period, file any amendment to a material tax return, file any material tax return other than in accordance with past practice, enter into any closing agreement, settle, compromise, or consent to any material tax audit, investigation, litigation, or similar proceeding, take any affirmative action to surrender any right to claim a refund of material taxes, or consent to any extension or waiver of the limitation period applicable to any material tax audit, investigation, litigation, or similar proceeding;

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  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company (other than the merger) or any subsidiary;

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  fail to maintain in full force and effect policies or binders of insurance coverage with reputable and financially sound insurers, or self-insurance practices, in such amounts and covering such risks and events as are substantially similar in all respects to such policies currently in effect, adequate and consistent with past practice, and in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and our subsidiaries; or

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  agree, authorize, or commit to do any of the foregoing.

Solicitation of Acquisition Proposals; Unsolicited Proposals

        From February 15, 2012 until 11:59 p.m. Central time, on March 31, 2012, which we refer to as the solicitation period, the Company and our directors, officers, employees, investment bankers, attorneys, accountants, and other representatives, have the right to directly or indirectly:

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  initiate, solicit, facilitate, and encourage inquiries relating to, and the submission of acquisition proposals (as described below) from, one or more persons or entities, including by way of contacting third parties or public disclosure, and providing access to non-public information pursuant to a confidentiality agreement with any such person or entity; so long as we promptly provide or make accessible to Parent any non-public information concerning the Company or any of its subsidiaries that is provided to any such person or entity or its representatives and that was not previously provided to Parent; and

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  enter into, participate in, and maintain discussions or negotiations regarding, and take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would be reasonably likely to lead to, an acquisition proposal.

        We use the term "acquisition proposal" to mean a proposal, indication of interest, or offer by a third party that relates to:

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  the direct or indirect acquisition or purchase of at least 20% of our consolidated assets or assets from which at least 20% of our revenues on a consolidated basis derive;

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  the direct or indirect acquisition or purchase of 20% or more of our common stock;

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  a merger or other transaction that would result in any of the foregoing; or

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  a tender offer or exchange offer that would result in a third party owning 20% or more of our common stock.

        Until the earlier of the effective time of the merger or the termination of the merger agreement, neither we nor our subsidiaries or our respective representatives are permitted to directly or indirectly, withdraw, modify, or amend our board's recommendation to our stockholders to approve the merger and adopt the merger agreement in any manner adverse to Parent or announce any intention to do any of the foregoing.

        From April 1, 2012 until the earlier of the effective time of the merger or the termination of the merger agreement, neither we nor our subsidiaries or our respective representatives are permitted to directly or indirectly:

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  solicit, initiate, knowingly facilitate, or knowingly encourage any inquiries, proposals, or offers that constitute, or that would reasonably be expected to lead to, an acquisition proposal;

  •
  engage in, continue, or otherwise participate in any discussions or negotiations with any person or entity or "group" (as defined in Section 13(d) of the Exchange Act) of persons or entities

    (other than Parent, Merger Sub, and their representatives), each of whom we refer to as a third party, regarding an acquisition proposal or furnish to any such third party information relating to us or any of our subsidiaries in connection with, or for the purpose of encouraging or facilitating, an acquisition proposal;

  •
  approve, endorse, or recommend any acquisition proposal;

  •
  enter into any agreement, contract, or commitment relating to an acquisition proposal; or

  •
  propose to do any of the foregoing or take any other action inconsistent with the obligations of the Company under this paragraph.

Notwithstanding the foregoing provisions, from April 1, 2012 until 11:59 p.m. Central time on April 15, 2012, which we refer to as the go-shop period, we and our representatives are permitted to continue to engage in the foregoing activities and the activities described in the first paragraph of this section with any excluded party (as described below) and not request the return or destruction of non-public information from such excluded party.

        We use the term "excluded party" to mean any third party from whom we or our representatives receives an acquisition proposal during the solicitation period, that our board determines in good faith (after consultation with our financial advisor or another nationally recognized financial advisor and outside legal counsel) constitutes, or is reasonably likely to lead to, a superior proposal, which acquisition proposal has not been rejected or withdrawn.

        We have agreed to deliver to Parent

  •
  on the last business day of each full calendar week during the solicitation period a list of all third parties with whom we entered into a confidentiality agreement in connection with an acquisition proposal; and

  •
  on March 31, 2012, a list of all excluded parties.

        Immediately following the solicitation period (or, with respect to any excluded party, the go-shop period), we

  •
  and our subsidiaries and our respective representatives must immediately cease and terminate any existing solicitation, encouragement, discussion, or negotiation with any third party (including, after the go-shop period, any excluded party) with respect to an acquisition proposal;

  •
  must request that all non-public information previously provided by or on behalf of us or any of our subsidiaries to any such third party (including, after the go-shop period, any excluded party) or its representatives be returned or destroyed subject to the terms of any applicable confidentiality agreement; and

  •
  must promptly inform our representatives of our obligations under this paragraph.

        If at any time before our receipt of stockholder approval of the merger:

  •
  we receive a bona fide written and, after the solicitation period, unsolicited, acquisition proposal from a third party;

  •
  our board determines in good faith, after consultation with our financial advisor or another independent financial advisor of nationally recognized reputation and outside legal counsel, that such acquisition proposal constitutes, or would be reasonably likely to lead to, a superior proposal (as described below); and

  •
  our board determines in good faith, after consultation with our financial advisor or another independent financial advisor of nationally recognized reputation and outside legal counsel, that the failure to take the following actions would be inconsistent with our board's fiduciary duties to our stockholders under applicable laws, then we may:

    •
    furnish information and data with respect to us and our subsidiaries to the third party making such acquisition proposal; and

    •
    enter into, maintain, and participate in discussions or negotiations with the third party making such acquisition proposal regarding such acquisition proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations.

However, if we do take any of those actions, we have agreed that we

  •
  will not, and will not allow our subsidiaries or our respective representatives to, furnish any non-public information except pursuant to a confidentiality agreement; and

  •
  will promptly provide to Parent any information concerning us or our subsidiaries provided to such third party that was not previously provided to Parent; but notwithstanding that agreement,

  •
  we are permitted to take those actions with respect to any excluded party before 11:59 p.m. Central time on April 15, 2012; and

  •
  we and our representatives may

  •
  following the receipt of a bona fide, written, and unsolicited acquisition proposal from a third party, contact such third party in order to clarify and understand the terms and conditions of such acquisition proposal so as to determine whether such acquisition proposal constitutes, or would be reasonably likely to lead to, a superior proposal or

  •
  direct any Person to the merger agreement.

        We use the term "superior proposal" to mean any bona fide (and following the solicitation period, unsolicited (except, prior to the end of the go-shop period, with respect to any excluded party)) and written acquisition proposal that our board determines in good faith (after consultation with our financial advisor or another financial advisor of nationally recognized reputation and outside legal counsel), taking into account all legal, financial, regulatory, and other aspects of the acquisition proposal and the third party making the acquisition proposal, including the financing terms (and certainty of financing) thereof and the reasonable likelihood of consummation of such acquisition proposal, that if consummated, would result in a transaction that is more favorable to our stockholders from a financial point of view than the merger.

        We have agreed to promptly (and in any event within 24 hours) notify and advise Parent of any acquisition proposal or any request for information related to an actual or potential acquisition proposal, which notification must include a copy of the applicable written acquisition proposal (or, if oral, a detailed description of all terms and conditions of such acquisition proposal) and the identity of the third party making such acquisition proposal or request. We have further agreed to thereafter keep Parent reasonably informed on a current basis of the status of any developments, discussions, or negotiations regarding any such acquisition proposal or request, and the terms and conditions thereof, including by providing a copy of any related documentation or correspondence that is exchanged between the third party (or its representatives) making such acquisition proposal or request and us (or our representatives).

        Neither we nor our subsidiaries are permitted to release or permit the release of any person or entity from, or to waive, modify, amend, or terminate or permit the waiver, modification, amendment, or termination of any provision of, any confidentiality, "standstill," or similar agreement to which we or any of our subsidiaries is a party, and we have agreed to use our reasonable best efforts to enforce or cause to be enforced to the fullest extent permitted by law each such agreement at the request of Parent. Notwithstanding the foregoing, we are not prohibited from waiving, rendering inapplicable, exempting, or taking any action to waive, render inapplicable, or exempt any third party from any standstill agreement or similar arrangement to permit such third party to make an acquisition proposal during the solicitation period. We have agreed that we will not enter into any agreement that would prevent us from providing any of the information described above to Parent or would otherwise prevent us from complying with our obligations described in this section. The parties have agreed that, notwithstanding anything to the contrary in the confidentiality agreement between us and Grupo Elektra, the standstill restrictions contained in such confidentiality agreement (including the applicable exceptions to those restrictions) shall be continued as to Grupo Elektra, Parent, Merger Sub, and any of their affiliates until the termination of the merger agreement, and no action by us, our board, or any of our representatives permitted by the merger agreement shall cause any such restrictions to be waived, amended, or terminated.

Company Board Recommendation

        After careful consideration, our board unanimously (i) approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement; (ii) declared the merger agreement to be fair to, advisable, and in the best interests of our stockholders; and (iii) resolved to recommend that the stockholders adopt the merger agreement at a special meeting of the stockholders. Our board also agreed to include its recommendation that the stockholders adopt the merger agreement in this proxy statement. Subject to the provisions described below, the merger agreement provides that our board will not:

  •
  withdraw, qualify, modify, change, or amend, in any manner adverse to Parent, our board's recommendation to our stockholders to adopt the merger agreement, or publicly propose to do any of the foregoing;

  •
  adopt or recommend an acquisition proposal;

  •
  fail to reaffirm our board's recommendation to our stockholders to adopt the merger agreement within three business days following Parent's request;

  •
  approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any of our subsidiaries to execute or enter into any agreement (other than a confidentiality agreement), arrangement, or understanding, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar agreement with respect to an acquisition proposal (referred to as an "alternative acquisition agreement"); or

  •
  resolve or publicly propose to take any action described in the foregoing four bullets above.

        We refer to each of the actions in the first four bullets above as a "Company change in recommendation."

        Notwithstanding these restrictions, at any time before the adoption of the merger agreement by our stockholders, our board may, if our board determines in good faith that the failure to do so would be inconsistent with the directors' fiduciary duties to our stockholders under applicable laws:

  •
  make a Company change in recommendation in response to either

  •
  the Company's receipt of a bona fide written and, after 11:59 p.m. Central time on March 31, 2012 (with respect to any person or entity other than an excluded party), or after 11:59 p.m. Central time on April 15, 2012 (with respect to any third party), unsolicited, acquisition proposal from a third party that does not result from a breach of the Company's obligations under the merger agreement with respect to the solicitation or response to alternative acquisition proposals that would, if the merger agreement was not amended, constitute a superior proposal, or

    •
    any event, change, or development occurring or arising after the date of the merger agreement, or any fact or circumstance, which event, change, development, fact, or circumstance was not actually known, appreciated, or understood by our board as of the date of the merger agreement and not relating to any acquisition proposal (such fact, event, change, development, or circumstance described herein, an "intervening event"); or

  •
  cause the Company to terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal in response to such superior proposal.

        The Company may not change its recommendation or terminate the merger agreement in the case of a superior proposal:

  •
  until after the fifth business day following Parent's receipt of written notice from the Company advising Parent that our board intends to make a Company change in recommendation or terminate the merger agreement and stating that our board intends to cause the Company to enter into an alternative acquisition agreement, and specifying the reasons therefor, including the identity of the third party making such superior proposal and a copy of such alternative acquisition agreement (with any amendment to the financial terms or any other material term of such superior proposal requiring a new notice and an additional three business day period);

  •
  unless during such five business day period (and additional three business day period), the Company negotiates with Parent in good faith to make such adjustments to the terms and conditions of the merger agreement as would enable our board to proceed with making the recommendation to the stockholders to adopt the merger agreement and not make such a Company change in recommendation or terminate the merger agreement; and

  •
  unless, prior to the expiration of such five business day period (and any additional three business day period), Parent does not make a proposal to adjust the terms and conditions of the merger agreement that our board determines in good faith to be at least as favorable as the superior proposal.

Further, in the case of an intervening event, no Company change in recommendation may be made

  •
  until after the fifth business day following Parent's receipt of written notice from the Company advising Parent that our board intends to take such action and specifying the facts underlying our board's determination that an intervening event has occurred, and the reason for the Company change in recommendation, in reasonable detail (with any material change in such intervening event requiring a new written notice and an additional three business day period);

  •
  unless during such five business day period (and any additional three business day period), the Company negotiates with Parent in good faith to enable Parent to amend the merger agreement in a manner that obviates the need for a Company change in recommendation; and

  •
  unless, by the expiration of such five business day period (and any additional three business day period), our board determines in good faith, taking into consideration any amendments to the merger agreement proposed by Parent, that the failure to effect a Company change in recommendation would be inconsistent with our directors' fiduciary duties to our stockholders under applicable laws.

        Notwithstanding the foregoing, the merger agreement does not prohibit us from

  •
  taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a), or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or

  •
  making any disclosure to our stockholders, if our board determines in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with our board's fiduciary duties or would violate applicable law. In addition, any disclosure that constitutes a stop, look, and listen communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act or similar communication to the stockholders will not constitute a Company change in recommendation or an approval or recommendation with respect to any acquisition proposal, so long as such communication includes a statement that our board continues to support the recommendation to the stockholders to adopt the merger agreement.

Stockholders Meeting

        The merger agreement requires us to call and hold a meeting of our stockholders to vote upon the adoption of the merger agreement as promptly as reasonably practicable, but not before April 15, 2012. We also may postpone the meeting of our stockholders to vote upon the adoption of the merger agreement to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which our board has determined in good faith is required under applicable laws to be disseminated and reviewed by our stockholders prior to the stockholder meeting, or if we provide written notice to Parent of an intention to make a Company change of recommendation in accordance with the merger agreement.

        Unless the merger agreement is terminated, the obligation of the Company to hold the special meeting and to hold a vote of the company stockholders on the adoption of the merger agreement at the special meeting would not be limited or otherwise affected by the commencement, disclosure, or submission to it of any acquisition proposal, or by a Company change in recommendation. In the event we make a Company change in recommendation, we will nevertheless submit the merger agreement to a vote of our stockholders at the special meeting.

Agreement to Take Further Action and to Use Reasonable Best Efforts

        Each of the parties to the merger agreement has agreed to use its reasonable best efforts to do all things necessary, proper, or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including, among others, to effect all necessary filings and registrations and to obtain all necessary waivers, consents, and approvals. However, the parties are not obligated by such agreement to waive any closing condition in the merger agreement.

Directors' and Officers' Insurance and Indemnification

        Under the merger agreement, all rights to indemnification and exoneration (including provisions relating to expense reimbursement or advancement) existing as of February 15, 2012 in favor of any current or former director, officer, employee, or agent of the Company or any of its subsidiaries, who we refer to as covered persons, under the Company's certificate of incorporation or bylaws or such subsidiary's organizational documents, or in agreements between a covered person and the Company or one of its subsidiaries, survive the merger and continue in full force and effect (and may not be amended, repealed, or otherwise modified in any adverse respect) for a period of not less than six years after the effective time of the merger, or with respect to any such indemnification agreement, in accordance with the terms of such indemnification agreement.

        In addition, the merger agreement provides that the certificate of incorporation and bylaws of the surviving corporation and the comparable organizational documents of its subsidiaries must contain provisions for a period of six years after the effective time of the merger no less favorable with respect to the indemnification, advancement of expenses and exculpation of covered persons than are currently set forth in our certificate of incorporation and bylaws and the comparable organizational documents of our subsidiaries.

        The merger agreement also provides that, after the effective time of the merger, Parent must, or must cause the surviving corporation to, maintain our existing directors' and officers' liability, employment practices liability, and employee benefit plan fiduciary liability insurance policies (or replace them with policies that are no less favorable, in terms of amount, terms, and conditions of coverage, than our directors' and officers' liability, employment practices liability, and employment benefit plan fiduciary liability insurance policies in effect on February 15, 2012) for periods of six years (for directors' and officers' liability) and three years (for employment practices liability and employment benefit plan fiduciary liability) after the effective time of the merger, with respect to all claims arising in whole or in part from facts or events prior to the effective time of the merger; however, Parent may substitute policies of substantially equivalent coverage and amounts containing terms no less favorable to the covered persons than our current such insurance policies. If any such existing policy expires or is terminated or cancelled during such period, Parent must, or must cause the surviving corporation to, obtain and maintain a substantially similar insurance policy, but Parent is not required to pay aggregate premiums for the insurance policy described above in excess of 250% of the aggregate premiums paid by the Company in 2011 for such purpose. In addition, we have the option (after consulting with Parent), in lieu of the foregoing requirement, to purchase a six year prepaid "tail" insurance policy with respect to all claims arising in whole or in part from facts or events prior to the effective time of the merger, and Parent and the surviving corporation shall be obligated to maintain such "tail" policy, as long as the premium for such "tail" policy does not exceed 250% of the aggregate premiums paid by us in 2011 for such purposes.

Employee Matters

        The parties have agreed that Parent will, or will cause the surviving corporation to:

  •
  honor all existing employment and severance agreements between us or any of our subsidiaries and any officer, director, or employee of the Company or any of our subsidiaries that have been disclosed to Parent; and

  •
  provide our current employees who remain employed by the surviving corporation and its subsidiaries with base salary and wages, cash bonuses (excluding equity-based incentive arrangements), severance practices, and benefits for a period of 12 months after the effective time of the merger, in each case, that are substantially comparable in the aggregate to those that we provide (excluding equity-based incentive arrangements) as of immediately prior to the effective time of the merger.

        With respect to any employee benefit plan or program maintained or contributed to by Parent or any of its subsidiaries in which any employee of the Company or its subsidiaries who remains employed by the surviving corporation and its subsidiaries may participate, or may become eligible to participate, Parent will

  •
  provide to each employee who remains employed by the surviving corporation service credit to the extent such service would be recognized if it had been performed as an employee of Parent or its subsidiaries for purposes of eligibility, participation, vesting, and levels of benefits (but not for benefit accruals under any defined benefit pension plan, any retiree medical or other post-retirement welfare plan, benefits under any frozen employee benefit plan, or as would otherwise result in a duplication of benefits) for all periods of employment with the Company or any of its subsidiaries prior to the closing date;

  •
  waive, or use reasonable best efforts to cause any third-party insurance carriers to waive, pre-existing conditions or limitations, eligibility, waiting periods, or required physical examinations under any welfare benefit plan maintained by Parent, the surviving corporation, or any of their subsidiaries with respect to any employees who remain employed by the surviving corporation and their eligible dependents, to the extent waived under our corresponding benefit plan in which such employees participated immediately prior to the closing date and, with respect to life insurance coverage, up to such employee's current level of insurability; and

  •
  provide credit for our current employees under any benefit plan maintained by Parent, the surviving corporation, or any of their subsidiaries for amounts paid and expenses incurred by any employee who remains employed by the surviving corporation under our benefit plans in the current plan year.

Conditions to the Merger

        The respective obligations of the parties to effect the merger are subject to the satisfaction or waiver, to the extent permitted by applicable laws, of the following mutual conditions at or prior to the effective time of the merger:

  •
  the merger agreement has been adopted by our stockholders;

  •
  no law or order has been issued by any court, agency, commission, or other governmental entity is in effect restraining or prohibiting the consummation of the merger or any other transaction contemplated by the merger agreement; and

  •
  the waiting period (and any extension thereof) applicable to the merger under the Hart-Scott-Rodino Act has expired or been terminated, and no restrictive orders or other requirements have been placed on any of the parties.

        The obligations of Parent and Merger Sub to effect the merger are further subject to the satisfaction of the following conditions at or prior to the effective time of the merger, any one of which may be waived by Parent to the extent permitted by applicable laws:

  •
  our representations and warranties set forth in the merger agreement (not including any exception in such representations and warranties relating to materiality or a Company material adverse effect) must have been true and correct at and as of the date of the merger agreement and be true and correct as of the closing date as if made at and as of that date (except for those representations and warranties which address matters only as of an earlier date, which must have been true and correct as of such earlier date), except, with respect to representations and warranties other than certain fundamental representations and warranties, where such failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Company material adverse effect;

  •
  we must have performed in all material respects all obligations required by the merger agreement to be performed by us at or prior to the effective time of the merger;

  •
  no development shall have occurred and be continuing that has had, or would reasonably be expected to have, a Company material adverse effect;

  •
  with respect to certain regulatory matters:

  •
  the Company shall not be deemed to have lost more than an agreed upon percentage of its aggregate center gross profit for the 12 months ended September 30, 2011 as a result of its failure to make or obtain, as applicable, any filing, authorization, consent, or approval it is required to have made or obtained prior to the effective time of the merger with respect to, or as a result of the revocation, rescission, or non-renewal of, any of its state-level operating permits or licenses with respect to the payday lending business, which we refer to as operating permits, which failure or loss is not cured by August 16, 2012 (as that date may be extended in accordance with the merger agreement);

    •
    the Company shall have obtained the applicable authorizations, consents, or approvals with respect to certain state-level operating permits required as a result of the merger and the other transactions contemplated by the merger agreement; and

    •
    the applicable governmental authorities shall not have revoked, rescinded, or failed to renew certain state-level operating permits as a result of the transactions contemplated by the merger agreement;

  •
  Parent must have received a certificate of one of our officers confirming the satisfaction of the foregoing conditions;

  •
  Parent must have received resignations of our directors effective as of the effective time of the merger;

  •
  subject to our receipt from Parent of the funds necessary to pay off and terminate our existing credit facility, Parent must have received a payoff letter from each of our existing lenders indicating that our credit facility has been terminated, all our of indebtedness and letters of credit have been extinguished or cash collateralized, and all of our assets are free from any liens related thereto; and

  •
  there shall have been no change in law that has had, or would reasonably be expected to result in, a loss of aggregate center gross profit for the 12 months ended September 30, 2011, damages, or liabilities to the Company and its subsidiaries taken as a whole in an amount exceeding 20% of the Company's aggregate center gross profit for the 12 months ending September 30, 2011.

        Our obligation to effect the merger is further subject to the satisfaction of the following conditions at or prior to the effective time of the merger, any one of which may be waived by us to the extent permitted by applicable laws:

  •
  the representations and warranties of Parent and Merger Sub set forth in the merger agreement (disregarding any exception in such representations and warranties relating to materiality) must have been true and correct at and as of the date of the merger and be true and correct as of the closing date as if made at and as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), except, with respect to representations and warranties other than certain fundamental representations and warranties, where such failures to be true and correct do not have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under the merger agreement or would not prevent or materially delay, impede, interfere with, or hinder the consummation of the merger;

  •
  Parent and Merger Sub must have performed in all material respects all obligations required by the merger agreement to be performed by them on or prior to the effective time of the merger; and

  •
  we must have received a certificate of an officer of Parent confirming the satisfaction of the foregoing conditions.

 Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after our stockholders have adopted the merger agreement, in the following circumstances:

  •
  by mutual written consent of us and Parent;

  •
  by either us or Parent, if:

  •
  any court or other governmental authority issues an order, decree, or ruling or takes any other action (which order, decree, judgment, injunction, or other action the terminating party shall have used its reasonable best efforts to lift or avoid), in each case permanently restraining, enjoining, or otherwise prohibiting the merger and such order has become final and non-appealable;

  •
  there has been a material breach by the other party of any representation, warranty, covenant, or agreement set forth in the merger agreement and such breach, if by us, would cause the failure of a closing condition of Parent, or if by Parent or Merger Sub, would prevent the consummation of the merger or would cause the failure of a closing condition of the Company, and in each case such breach is incapable of being cured or, if curable, is not cured prior to the earlier of August 13, 2012 (as such date may be extended as described below) and 30 days after notice of such breach;

  •
  the merger has not been consummated by August 16, 2012, unless all the closing conditions have been met except for those relating to the Company's obligations to obtain or maintain the requisite permits and licenses, in which case the August 16, 2012 date will be automatically extended to September 15, 2012 and automatically further extended for two additional 30-day terms if the same conditions are met on such later date; or

  •
  the stockholder approval is not obtained at our stockholders' meeting or any adjournment or postponement thereof at which the merger agreement has been voted on;

  •
  by Parent, if, prior to the obtaining of our stockholder approval,:

  •
  our board has withdrawn, qualified, modified, changed, or amended in any manner adverse to Parent its recommendation that our stockholders approve the merger, or publicly proposed to do any of the following in any manner adverse to Parent;

  •
  our board has approved, endorsed, or recommended to the stockholders of the Company an acquisition proposal, or the Company has entered into an alternative acquisition agreement with respect to an acquisition proposal (other than a confidentiality agreement or standstill agreement entered into in compliance with the merger agreement);

  •
  a tender or exchange offer by a third party that constitutes an acquisition proposal has commenced prior to the obtaining of our stockholder approval and the board has failed to recommend against the acceptance of such tender or exchange offer within seven business days after commencement;

  •
  the Company has entered into an alternative acquisition agreement with respect to an acquisition proposal;

  •
  our board has failed to reaffirm the recommendation of the Company to its stockholders to approve the merger and adopt the merger agreement within seven business days after a request to so reaffirm is made by Parent;

  •
  our board or the Company has publicly announced its intention to do any of the foregoing; or

    •
    the Company has otherwise materially breached its obligations with respect to potential alternative transactions; or

  •
  by us, prior to the receipt of our stockholder approval of the merger agreement, in order to enter into a definitive agreement with respect to a superior proposal; however, the termination will not be effective unless Parent has received the applicable termination fee and we have materially complied with our obligations to Parent and Merger Sub with respect to such superior proposal.

Fees and Expenses

  Payable by Advance America

        The merger agreement provides that, upon termination of the merger agreement under certain circumstances described below, the Company would be required to pay a termination fee plus all or a portion of Parent's documented out-of-pocket costs and expenses incurred in connection with the merger agreement.

        We must pay a termination fee to Parent in the amount of $10 million plus Parent's documented out-of-pocket costs and expenses up to $5 million if the merger agreement is terminated by the Company prior to April 15, 2012 to enter into a definitive agreement with respect to a superior proposal from an excluded party.

        Unless the foregoing circumstances apply, we must pay a termination fee to Parent in the amount of $22.5 million plus Parent's documented out-of-pocket costs and expenses up to $5 million:

  •
  if Parent terminates the merger agreement because, prior to us obtaining stockholder approval for the merger agreement,

  •
  our board has withdrawn, qualified, modified, changed, or amended in any manner adverse to Parent its recommendation that our stockholders approve the merger, or publicly proposed to do any of the foregoing in any manner adverse to Parent;

  •
  our board has approved, endorsed, or recommended to the stockholders of the Company an acquisition proposal, or the Company has entered into an alternative acquisition agreement with respect to an acquisition proposal;

  •
  a tender or exchange offer by a third party that constitutes an acquisition proposal has commenced prior to the obtaining of our stockholder approval and the board has failed to recommend against the acceptance of such tender or exchange offer within seven business days after commencement;

  •
  our board has failed to reaffirm the recommendation of the Company to its stockholders to approve the merger and adopt the merger agreement within seven business days after a request to so reaffirm is made by Parent;

  •
  the board or the Company has publicly announced its intention to do any of the foregoing; or

  •
  the Company has otherwise materially breached its obligations with respect to potential alternative transactions;

  •
  if, prior to the receipt of our stockholder approval of the merger agreement, we terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal; or

  •
  if

  •
  an acquisition proposal has been made or proposed to the Company or our stockholders or otherwise publicly announced;

  •
  the merger agreement has been terminated;

  •
  by us or Parent because;

  •
  the merger has not been consummated by August 16, 2012, unless all the closing conditions have been met except for those relating to the Company's obligations to obtain or maintain the requisite permits and licenses, in which case the August 16, 2012 date will be automatically extended to September 15, 2012 and automatically further extended for two additional 30 day terms if the same conditions are met on such later date; or

  •
  the stockholder approval is not obtained at our stockholders' meeting or any adjournment or postponement thereof at which the merger agreement has been voted on; or

  •
  by Parent because we have materially breached (after the applicable cure period) our obligations under the merger agreement; and

  •
  we enter into a transaction contemplated by an acquisition proposal within 12 months after such termination.

        The acceptance by Parent of our payment of the termination fee and Parent's documented out-of-pocket costs and expenses is the sole and exclusive remedy of Parent, Merger Sub, and their affiliates against us, our subsidiaries, and our representatives for any damages incurred by them as a result of the termination of the merger agreement and the transactions contemplated thereby. Upon the acceptance by Parent of our payment of the termination fee and Parent's documented out-of-pocket costs and expenses, none of us, our subsidiaries, and our respective representatives will have any further liability or obligation to Parent, Merger Sub, or any other person or entity relating to or arising out of the merger agreement and the transactions contemplated by the merger agreement.

        The merger agreement also provides that we would have to pay to Parent its documented out-of-pocket expenses up to $5 million if the merger agreement is terminated by Parent as a result of our material breach (after the applicable cure period) of our obligations under the merger agreement.

  Payable by Parent

        The merger agreement also provides that Parent would have to pay to us our documented out-of-pocket expenses up to $5 million if the merger agreement is terminated by us as a result of Parent's or Merger Sub's material breach (after the applicable cure period) of such party's obligations under the merger agreement.

Remedies

        The merger agreement provides that each party has the right to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity, including, with respect to the Company, damages based on the consideration that would otherwise have been payable to our stockholders, and, with respect to Parent, damages based on the operating and financial synergies and other economic benefits that otherwise would have accrued to Parent.

        In addition to our right to specific performance, Parent is obligated to reimburse our expenses if we terminate the merger agreement as a result of Parent's breach, as described above under the caption "Fees and Expenses—Payable by Parent."

        In addition to Parent's right to specific performance under certain circumstances, Parent has the right to receive from the Company the termination fee of $10 million or $22.5 million, as the case may be, plus expenses, as described in the previous section under the caption "Fees and Expenses—Payable by Advance America". If Parent accepts payment of the applicable fee and expenses, such payment will be the sole and exclusive remedy of Parent, Merger Sub, and their respective affiliates.

Guaranty

        Pursuant to a guaranty delivered by Grupo Elektra in favor of the Company, dated as of February 15, 2012, Grupo Elektra has agreed to guarantee the full and timely compliance with, and performance of, the obligations of Parent under the merger agreement to pay the merger consideration to our stockholders and to pay certain expense reimbursement obligations of Parent to the Company, as and when due.

        Subject to certain exceptions, the guarantee will terminate upon the earliest of (i) the satisfaction of all of such obligations of Parent, (ii) the closing of the merger, (iii) the termination of the merger agreement by mutual consent or in other circumstances in which Parent is not required to make any payment to us, (iv) the 30th day after August 16, 2012 (as that date may be extended under the merger agreement), and (v) the three-month anniversary of any termination of the merger agreement in a circumstance in which the termination fee would be payable by Parent if, by that three-month anniversary, we have not commenced a lawsuit or other proceeding against Parent or Grupo Elektra alleging that a payment is due.

Amendment

        The parties may amend the merger agreement at any time prior to the effective time of the merger by an instrument in writing signed by Parent, Merger Sub, and us, except that, after the approval of the merger agreement by our stockholders, no amendment that, by law or in accordance with the rules of any relevant stock exchange, requires further approval by our stockholders may be made without further stockholder approval.

Governing Law

        The merger agreement is governed by Delaware law.

Extension and Waiver

        At any time before the effective time of the merger, we or Parent may, to the extent permitted by applicable law:

  •
  extend the time for the performance of the obligations or other acts of the other party to the merger agreement;

  •
  waive any inaccuracies in the representations and warranties by the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

  •
  waive compliance with any of the agreements of the other party or conditions to the obligations of the waiving party contained in the merger agreement.

        The failure or delay of any party to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of those rights.

ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

Merger-Related Executive Compensation

        The information below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each "named executive officer" of the Company that is based on or otherwise relates to the merger. The information below assumes the following:

  •
  the merger closed on March 22, 2012, the latest practicable date prior to the filing of this proxy statement; and

  •
  the price per share of common stock paid in the merger was $10.50, the per share price payable under the merger agreement.

        We have entered into change of control agreements with each of our named executive officers that specify the severance payments and benefits to be provided upon various circumstances of termination of employment. These change of control agreements were amended on February 15, 2012 in connection with the execution of the merger agreement, and the table below reports the payments and benefits payable to the named executive officers under their respective change of control agreements, as amended.

        Certain of the payments and benefits set forth below are "single-trigger," meaning the payments would be made upon the occurrence of a change of control (such as the merger), and others are modified "single-trigger," such that the payments would be made one year following the merger, subject to continued employment and acceleration or forfeiture upon a termination of the officer's employment under certain circumstances. No named executive officer is entitled to any pension or non-qualified deferred compensation benefits enhancements, perquisites, or other personal benefits or property or health care and welfare benefits, tax reimbursement payments, or any other compensation from the Company that is based on or otherwise related to the merger.

			Equity Awards ($)(2)
	Cash ($)		Single Trigger	Modified Single Trigger	Total ($)
J. Patrick O'Shaughnessy	$4,078,234	(1)	$3,456,611	$1,355,156	$8,890,001
James A. Ovenden	$1,683,314	(3)	$1,050,000	$542,063	$3,275,377

(1)
Represents payments to Mr. O'Shaughnessy of a retention bonus in an amount equal to, and in lieu of, the severance payments and benefits to which he would have been entitled, pursuant to his Change of Control Agreement prior to its amendment, upon the consummation of the merger and his subsequent termination of employment, including cash payments of $3,625,000, which equals two and one-half times the sum of Mr. O'Shaughnessy's current base salary of $725,000 and target bonus of $725,000, and a prorated bonus of $324,863, based on Mr. O'Shaughnessy's current bonus opportunity of $1,450,000 prorated through March 22, 2012. The retention bonus is payable in a lump sum on the earlier of the first anniversary of the closing of the merger or the termination of his employment (other than for "cause" or voluntary termination without "good reason"). The retention bonus is subject to forfeiture if Mr. O'Shaughnessy's employment is terminated by the Company for "cause" or by him without "good reason" before the first anniversary of the closing of the merger. As such, the retention bonus represents a modified "single-trigger" payment. The retention bonus will accrue interest after the closing of the merger at the prime rate, so this amount also includes a cash payment of $128,371, which represents the additional payment for interest on the first anniversary of the closing of the merger with respect to the retention bonus assuming an applicable prime rate of 3.25%.

(2)
Represents payments to be made in a lump sum promptly following closing of the merger (less applicable withholding taxes) in respect of previously unvested "in-the-money" options, shares of restricted stock granted prior to 2012, and 50% of shares of restricted stock granted in 2012: Mr. O'Shaughnessy: $14,700 for 7,500 options at an exercise price of $8.54 per share and $3,441,911 for 327,801 shares of restricted stock; and Mr. Ovenden: $1,050,000 for 100,000 shares of restricted stock. Such payments are "single-trigger" payments, triggered by the consummation of the merger. Also represents payments (less applicable withholding taxes) in respect of 50% of shares of restricted stock granted in 2012: Mr. O'Shaughnessy: $1,312,500, for 125,000 shares of restricted stock; and Mr. Ovenden: $525,000, for 50,000 shares of restricted stock (the "non-accelerated equity amounts"). Such non-accelerated equity amounts are payable in a lump sum on the earlier of the first anniversary of the closing of the merger or the termination of the executive's employment (other than for "cause" or voluntary termination without "good reason"). The non-accelerated equity amounts are subject to forfeiture if the executive's employment is terminated by the Company for "cause" or by him without "good reason" before the first anniversary of the closing of the merger. As such, the non-accelerated equity amounts represent a modified "single-trigger" payment. The non-accelerated equity amounts will accrue interest after the closing of the merger at the prime rate, so these amounts also include cash payments of $42,656 for Mr. O'Shaughnessy and $17,063 for Mr. Ovenden, which represent the additional payment for interest on the first anniversary of the closing of the merger with respect to the non-accelerated equity amounts assuming an applicable prime rate of 3.25%.

(3)
Represents payments to Mr. Ovenden of a retention bonus in an amount equal to, and in lieu of, the severance payments and benefits to which he would have been entitled, pursuant to his change of control agreement prior to its amendment, upon the consummation of the merger and his subsequent termination of employment, including cash payments of $1,487,000, which equals two times the sum of Mr. Ovenden's current base salary of $425,000 and target bonus of $318,750 and a prorated bonus of $142,828 based on Mr. Ovenden's current bonus opportunity of $637,500 prorated through March 22, 2012. The retention bonus is payable in a lump sum on the earlier of the first anniversary of the closing of the merger or the termination of his employment (other than for "cause" or voluntary termination without "good reason"). The retention bonus is subject to forfeiture if Mr. Ovenden's employment is terminated by the Company for "cause" or by him without "good reason" before the first anniversary of the closing of the merger. As such, the retention bonus represents a modified "single-trigger" payment. The retention bonus will accrue interest after the closing of the merger at the prime rate, so this amount also includes a cash payment of $52,986, which represents the additional payment for interest on the first anniversary of the closing of the merger with respect to the retention bonus assuming an applicable prime rate of 3.25%.

Amended Arrangements with Messrs. O'Shaughnessy and Ovenden

        In connection with the merger agreement, on February 15, 2012, the Company and Parent entered into modifications to the change of control agreements previously entered into for J. Patrick O'Shaughnessy, the Company's President and Chief Executive Officer, and James A. Ovenden, the Company's Chief Financial Officer and Executive Vice President.

        Under the terms of his modified change of control agreement, Mr. O'Shaughnessy will receive a lump sum retention bonus payment, equal to and in lieu of his severance payments otherwise provided by his change of control agreement upon a qualifying termination of employment, plus interest at the prime rate from the effective time of the merger. Payment of the retention bonus will be made on the earlier of the first anniversary of the effective time of the merger or the termination of his employment. However, the payment will be forfeited upon an earlier termination by the Company for "cause" or by Mr. O'Shaughnessy without "good reason." In addition, immediately prior to the effective time of the merger, the restricted stock granted to Mr. O'Shaughnessy in 2012 shall convert into the right to receive the $10.50 per share merger consideration, less any amounts required to be withheld under applicable laws, 50% of which will vest at the effective time of the merger and be paid in a lump sum following the closing of the merger. The remaining 50%, plus interest at the prime rate from the effective time of the merger, shall be paid on the earlier of the first anniversary of the effective time of the merger or the termination of his employment. However, the payment will be forfeited upon an earlier termination by the Company for "cause" or by Mr. O'Shaughnessy without "good reason."

        Under the terms of his modified change of control agreement, Mr. Ovenden will receive a lump sum retention bonus payment, equal to and in lieu of his severance payments otherwise provided by his change of control agreement upon a qualifying termination of employment, plus interest at the prime rate from the effective time of the merger. Payment of the retention bonus will be made on the earlier of the first anniversary of the effective time of the merger or the termination of his employment. However, the payment will be forfeited upon an earlier termination by the Company for "cause" or by Mr. Ovenden without "good reason." In addition, immediately prior to the effective time of the merger, the restricted stock granted to Mr. Ovenden in 2012 shall be converted into the right to receive the $10.50 per share merger consideration, less any amounts required to be withheld under applicable laws, 50% of which will vest at the effective time of the merger and be paid in a lump sum following the closing of the merger. The remaining 50%, plus interest at the prime rate from the effective time of the merger, shall be paid in a lump sum on the earlier of the first anniversary of the effective time of the merger or the termination of his employment. However, the payment will be forfeited upon an earlier termination by the Company for "cause" or by Mr. Ovenden without "good reason."

        Each executive must execute a general release of claims in favor of the Company, including confidentiality and non-disparagement covenants, in order to receive the retention bonus payments described above. In connection with the modified change of control agreements, Messrs. O'Shaughnessy and Ovenden are each subject to protective covenant agreements with the Company. These agreements contain restrictive covenants in favor of the Company concerning confidential information, as well as non-competition and non-solicitation for a period of 12 months following a termination of employment.

Equity Awards

        Immediately prior to the effective time of the merger, each outstanding and unexercised option to purchase the Company's common stock granted to Mr. O'Shaughnessy shall, to the extent not then vested, become fully vested and, at the effective time of the merger, shall be converted into the right to receive, without interest, an amount in cash determined by multiplying (i) the excess, if any, of $10.50 (the per share merger consideration) over the applicable exercise price per share by (ii) the number of shares of common stock subject to such option, less any amounts required to be withheld under applicable laws, to be paid in a lump sum following the effective time of the merger. Mr. O'Shaughnessy holds an option for 200,000 shares of the Company's common stock that will be cancelled immediately prior to the effective time of the merger because the exercise price is higher than $10.50 per share.

        Also immediately prior to the effective time of the merger, each award of the Company's restricted stock granted to Mr. O'Shaughnessy and Mr. Ovenden that is outstanding at the effective time of the merger, other than unvested shares of restricted stock granted to the executives during 2012, shall become fully vested and, at the effective time of the merger, shall be converted into the right to receive $10.50 (the per share merger consideration), without interest, less any amounts required to be withheld under applicable laws, to be paid in a lump sum following the effective time of the merger. Payments in respect of the unvested shares of restricted stock granted to the executives during 2012 are described in the preceding section, titled "Amended Arrangements with Messrs. O'Shaughnessy and Ovenden."

 Vote Required and Board of Directors Recommendation

        Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act") and Rule 14a-21(c) under the Exchange Act require that the Company seek an advisory (non-binding) vote from its stockholders to approve certain merger-related executive compensation arrangements that its "named executive officers" will receive from the Company in connection with the merger. Approval requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal. Accordingly, the Company is asking you to approve the following resolution:

          RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the agreements with and items of compensation payable to the named executive officers of Advance America, Cash Advance Centers, Inc. that are based on or otherwise relate to the merger with Eagle U.S. Merger Sub, Inc., as disclosed in the section of the proxy statement entitled "Advisory Vote on Merger-Related Executive Compensation Arrangements."

        Our board recommends that you approve the merger-related executive compensation arrangements described in this proxy statement by voting "FOR" the above proposal.

        Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on the Company or Merger Sub. If the merger agreement is adopted by the stockholders and completed, the merger-related executive compensation may be paid to the Company's named executive officers even if stockholders fail to approve the merger-related executive compensation.

 PROPOSAL TO ADJOURN THE SPECIAL MEETING

Adjournment Proposal

        This proposal is to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement or to constitute a quorum.

        If at the special meeting of stockholders the number of shares of our common stock represented and voting in favor of adoption of the merger agreement is insufficient to adopt that proposal under Delaware law, we intend to move to adjourn the special meeting in order to enable our board to solicit additional proxies. In that event, we will ask our stockholders to vote only upon the adjournment proposal, and not the proposal regarding adoption of the merger agreement.

        In this proposal, we are asking you to authorize the holder of any proxy solicited by our board to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the adjournment proposal, we could adjourn any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement to defeat that proposal, we could adjourn the special meeting without a vote on the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement.

Vote Required and Board Recommendation

        The proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary or appropriate, will be approved if the majority of the holders of shares of common stock, present in person or represented by proxy and entitled to vote on the proposal cast their votes against the proposal. No proxy that is specifically marked "AGAINST" adoption of the merger agreement and approval of the merger will be voted in favor of the adjournment proposal, unless it is specifically marked "FOR" the adjournment proposal.

        Our board recommends that you vote "FOR" the adjournment proposal.

APPRAISAL RIGHTS

Appraisal Rights

        Advance America's stockholders who do not vote in favor of the merger agreement and who properly demand appraisal of their shares may be entitled to appraisal rights under Section 262 of the Delaware General Corporation Law ("Section 262") in connection with the merger agreement. In order to exercise and perfect any appraisal rights, a record holder of shares of Advance America stock must follow the steps summarized below properly and in a timely manner. Failure to follow any of the statutory procedures precisely may result in a termination or waiver of these rights.

        The full text of Section 262 is included as Annex C to this proxy statement and is incorporated herein by reference. The following summary describes the material aspects of Section 262 but is not a complete statement of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by the full text of Section 262. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Because of the complexity of the procedures for exercising appraisal rights under Section 262, stockholders considering exercising these rights should seek the advice of legal counsel.

        All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of Advance America common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted.

        Section 262 provides that stockholders who follow the procedures set forth therein will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive the "fair value" of such shares as determined by the Court, together with interest, if any, in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement and exclusive of any element of value arising from the consummation or expectation of the merger.

        Under Section 262, where a merger agreement is to be submitted for approval at a meeting of stockholders, such as the special meeting, not less than 20 days prior to the meeting, the corporation must notify each of its stockholders as of the record date for notice of such meeting with respect to shares for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement constitutes such notice to holders of Advance America stock. Any stockholder who would like to assert appraisal rights or who would like to preserve his, her, or its right to do so should review the following summary and the full text of Section 262 provided in Annex C carefully as the failure to strictly comply with the procedures set forth in Section 262 will result in a loss of appraisal rights.

        Stockholders who desire to exercise appraisal rights must not vote for the adoption of the merger agreement and must deliver to Advance America a written demand for appraisal of their shares before the stockholder vote on the adoption of the merger agreement. The written demand for appraisal of shares must be in addition to and separate from a vote against the adoption of the merger agreement or an abstention from such vote. Any stockholder who signs and returns a proxy card or votes by submitting a proxy by telephone or the internet, without expressly abstaining or expressly directing a vote against the adoption of the merger agreement, unless such proxy is revoked, will waive their appraisal rights as the shares represented by the proxy will be voted for the adoption of the merger agreement and will nullify any previously delivered written demand for appraisal. Any proxy or vote against the merger in and of itself will not constitute a demand for appraisal under Section 262.

        A demand for appraisal must reasonably inform Advance America of the identity of the holder of record of the shares and that the stockholder intends to demand appraisal of the "fair value" of his, her, or its shares. To be eligible to exercise appraisal rights, a stockholder must be the record holder of the shares on the date the written demand is made and continue to be the record holder through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares on the date the written demand is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal with respect to such shares.

        A demand for appraisal by a stockholder of record must be executed by, or in the name of, fully and correctly, such stockholder, as the stockholder's name appears on his or her stock certificate(s) or in the Company's stock transfer records. The demand cannot be made by a beneficial owner if he or she is not the stockholder of record of those shares. A beneficial owner that is not the stockholder of record must have the registered owner, such as the broker, dealer, commercial bank, trust company, or other nominee, submit the required demand for such shares. If the shares are owned of record in a fiduciary capacity, such as by a broker, dealer, commercial bank, trust company, or other nominee, the written demand should be executed in such capacity. If the shares are owned of record by more than one person, the demand should be executed by or on behalf of all joint owners. An authorized agent may execute the written demand on behalf of a stockholder of record, but the agent must identify the stockholder(s) of record and expressly disclose that the agent is acting as the agent of such stockholder(s) of record in executing the written demand.

        If you hold your shares of stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        A stockholder of record who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to shares held by one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. If the number of shares is not expressly stated, the written demand will be presumed to cover all shares held in the name of such stockholder of record.

        All written demands for appraisal must be mailed or delivered to: Advance America, Cash Advance Centers, Inc., 135 North Church Street, Spartanburg, South Carolina 29306, Attn: Corporate Secretary, or delivered to the Corporate Secretary at the special meeting prior to the vote on the adoption of the merger agreement. Failure to deliver a written demand prior to the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

        Within ten days of the effective time of the merger, Advance America will provide notice of the effective time of the merger to all stockholders who properly complied with Section 262 and have not otherwise waived their rights under Section 262.

        Within 120 days after the effective time of the merger, any stockholder who has properly complied with the requirements of Section 262 will be entitled, upon written request, to receive from Advance America a statement listing the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which written demands for appraisal were made, and the aggregate number of holders of such shares. This statement must be mailed within ten days after Advance America's receipt of the request therefor or within ten days after the expiration of the period for delivery of written demands for appraisal, whichever is later. A beneficial owner whose stock is held of record by a broker, dealer, commercial bank, trust company, or other nominee may, in such beneficial owner's own name, request the statement described in this paragraph.

        Within 120 days after the effective time of the merger, either Advance America or any stockholder who has properly complied with Section 262 and is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition with the Court demanding a determination of the fair value of the shares held by stockholders entitled to appraisal rights. If no such petition is filed within such 120-day period, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. Advance America has no obligation and no present intention to file such a petition and stockholders should not assume Advance America will file such a petition.

Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262. A beneficial owner whose stock is held of record by a broker, dealer, commercial bank, trust company, or other nominee may, in such beneficial owner's own name, file such a petition.

        If a petition for appraisal is timely filed and a copy of such petition is served upon Advance America, Advance America must, within 20 days after service, file with the Delaware Register in the Chancery a duly verified list containing the names and addresses of all stockholder who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders, the Court is entitled to conduct a hearing on the petition to determine which stockholders have properly complied with Section 262 and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal of their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding and the Court may dismiss the proceedings as to any stockholder that fails to comply with such direction.

        After the Court determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through this proceeding, the Court will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

        Stockholders should be aware that the fair value as determined under Section 262 could be more than, the same as, or less than the per share merger consideration available under the merger agreement.

        In determining "fair value" of shares, the Court will take into account all relevant factors. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that this exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that these relevant factors include "market value, asset value, dividends, earning prospects, the nature of the enterprise and other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding and that "[f]air value obviously requires consideration of all relevant factors involving the value of a company." In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, the Court has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

        The Court will direct the payment of the fair value of the shares of Company common stock to the stockholders entitled to that payment who have perfected appraisal rights, together with interest, if any, by the surviving corporation. In order to receive payment for shares entitled to appraisal, the stockholders whose shares are represented by certificates must surrender those certificates to the surviving corporation. The costs of the action (which do not include attorneys' fees or expert fees or expenses) may be determined by the Court and taxed upon the parties as the Court deems equitable. Upon application by a stockholder, the Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of this determination or assessment, each party bears its own expenses.

        Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote his, her, or its shares for any purpose or be entitled to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares of Company common stock as of a date prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his, her, or its demand for appraisal and to accept the cash payment for his, her, or its shares pursuant to the merger agreement. After this period, a stockholder may withdraw his, her, or its demand for appraisal only with the written consent of Advance America. If no petition for appraisal is filed with the Court within 120 days after the effective time of the merger, a stockholder's right to appraisal will cease and he, she, or it will be entitled to receive the cash payment for his, her, or its shares pursuant to the merger agreement, as if he, she, or it had not demanded appraisal of his, her, or its shares. No petition timely filed in the Court demanding appraisal will be dismissed as to any stockholder without the approval of the Court and such approval may be conditioned on such terms as the Court deems just; provided, however, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her, or its demand for appraisal and accept the per share merger consideration offered pursuant to the merger agreement within 60 days after the effective time of the merger by delivering to us a written withdrawal of the demand for appraisal. If we do not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws that stockholder's right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Court does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of that stockholder's shares as determined in any such appraisal proceeding, which value could be less than, equal to, or more than the consideration offered under the merger agreement.

        A stockholder who properly demands appraisal but fails to perfect, effectively withdraws, or loses its right to appraisal will receive per share merger consideration, without interest. A stockholder will fail to perfect, or effectively lose or withdraw, its right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if such stockholder delivers a written withdrawal of its demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

        Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of those rights. In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal and financial advisors.

 MARKET PRICE OF OUR COMMON STOCK

        Our common stock is listed on the NYSE under the trading symbol "AEA." The following table sets forth the high and low sales prices per share of our common stock on the NYSE for the periods indicated.

	High	Low
Fiscal 2010
First Quarter ended March 31, 2010	$6.65	$4.20
Second Quarter ended June 30, 2010	7.45	4.00
Third Quarter ended September 30, 2010	4.18	3.26
Fourth Quarter ended December 31, 2010	5.96	3.95
Fiscal 2011
First Quarter ended March 31, 2011	$6.57	$4.78
Second Quarter ended June 30, 2011	6.97	4.70
Third Quarter ended September 30, 2011	9.32	6.96
Fourth Quarter ended December 31, 2011	9.44	7.00
Fiscal 2012
First Quarter (through March 21, 2012)	$10.55	$7.64

        The closing price of our common stock on the NYSE on February 15, 2012, which was the last trading day before we announced the merger, was $7.91. On March 21, 2012, two trading days before the date of this proxy statement, the closing price of our common stock on the NYSE was $10.45. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

        As of March 21, 2012, two trading days before the date of this proxy statement, there were 62,657,274 shares of our common stock outstanding.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 22, 2012, certain information regarding the beneficial ownership of our Common Stock by:

  •
  each of our directors;

  •
  each of our executive officers;

  •
  all of our directors and executive officers as a group; and

  •
  each person known by us to be the beneficial owner of 5% or more of the outstanding shares of our Common Stock.

        On March 22, 2012, there were 62,657,274 shares of Common Stock outstanding.

	Shares Beneficially Owned
Name(1)	Number(2)	Percent
Directors and Executive Officers:
Robert H. Chapman, III	63,471	*
Tony S. Colletti	17,000	*
Kenneth E. Compton	93,800	*
Gardner G. Courson	8,918	*
Anthony T. Grant	8,918	*
Thomas E. Hannah	39,317	*
Donovan A. Langford, III(3)	120,677	*
W. Olin Nisbet(4)	61,317	*
J. Patrick O'Shaughnessy(5)	1,147,645	1.82%
William M. Webster IV(6)	174,500	*
James A. Ovenden	150,000	*
All Directors and executive officers as a group (11 persons)(7)	1,885,663	2.99%
5% or More Stockholders:
NFJ Investment Group LLC(8)	3,840,622	6.12%
Dean L. Buntrock	3,808,910	6.07%

*
Represents less than 1% of our outstanding Common Stock

(1)
The address of each of our directors and named executive officers is c/o Advance America, Cash Advance Centers, Inc., 135 North Church Street, Spartanburg, South Carolina 29306. The principal address of NFJ Investment Group LLC is 2100 Ross Avenue, Suite 700, Dallas, TX 75201. The principal address of Dean L. Buntrock is Suite 2242, Oakbrook Terrace Tower, One Tower Lane, Oakbrook Terrace, Illinois 60181.

(2)
This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated, or if that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares the power to vote or dispose of, or to direct the voting or disposition of, that security, or if the person has the right to acquire beneficial ownership within 60 days of March 22, 2012, unless otherwise indicated in these footnotes.

(3)
Excludes 100 shares held by Mr. Langford's son for which Mr. Langford disclaims beneficial ownership thereof.

(4)
Includes 55,000 shares held by a limited liability company controlled in part by Mr. Nisbet. Mr. Nisbet disclaims ownership in these shares except to the extent of his pecuniary interest therein.

(5)
Includes options to purchase 320,000 shares exercisable within 60 days of March 22, 2012.

(6)
The shares shown as beneficially owned by Mr. Webster are held by the William M. Webster IV Revocable Trust UAD 3/15/06, for which Mr. Webster is the grantor and beneficiary and serves as trustee.

(7)
Includes options to purchase 320,000 shares exercisable within 60 days of March 22, 2012.

(8)
Includes securities beneficially owned by investment advisory clients or discretionary accounts of which NFJ Investment Group LLC or its affiliate, Allianz Global Investors Capital LLC, is the investment adviser.

 MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        As permitted by the rules of the SEC, we may deliver only one proxy statement to multiple stockholders sharing the same address, unless we have received contrary instructions from one or more of the stockholders. Each stockholder continues to receive a separate proxy card. However, we will, upon written or oral request to the Corporate Secretary at 135 North Church Street, Spartanburg, South Carolina 29306 or 864-515-5600, promptly deliver a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING TO BE HELD ON APRIL 20, 2012

        The notice and proxy statement are also available to be viewed and downloaded on the internet at http://investors.advanceamerica.net/sec.cfm.

SUBMISSION OF STOCKHOLDER PROPOSALS

        If the merger is completed, we will not hold an annual meeting of stockholders in 2012. If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2012 annual meeting of stockholders. The deadline for submitting stockholder proposals and director nominations for consideration at the 2012 annual meeting of stockholders has passed. However, if the merger is not completed and the date of such 2012 annual meeting of stockholders is more than 30 days after the one-year anniversary of the 2011 annual meeting of stockholders, stockholders may be permitted to submit stockholder proposals and nominations for directors in accordance with Rule 14a-8 under the Exchange Act and our bylaws. Our bylaws provide that in the event that our annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date of our immediately preceding annual meeting of stockholders, your notice, in order to be timely, must be received by by the Corporate Secretary of the Company, at 135 North Church Street, Spartanburg, South Carolina 29306, no later than the close of business on the tenth day following the day on which we mail notice of our annual meeting of stockholders or otherwise disclose the meeting date.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the internet website maintained by the SEC at www.sec.gov.

        You may also obtain free copies of the documents we file with the SEC by going to the "Investor Relations" section of our website at www.advanceamerica.net. Our website is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

        The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. We do not incorporate the contents of our website into this proxy statement.

        This proxy statement incorporates by reference the documents listed below that we have previously filed with the SEC (other than in each instance documents or information deemed to have been furnished and not filed in accordance with SEC rules).

Advance America SEC Filings File No. 001-32363	Period and Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2011, filed on March 15, 2012
Current Reports on Form 8-K	Filed on February 16, 2012, February 17, 2012, and February 22, 2012

        In addition, we incorporate by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this proxy statement and the date of the special meeting. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to our Secretary at Advance America, Cash Advance Centers, Inc., 135 North Church Street, Spartanburg, South Carolina 29306, Telephone: (864) 515-5600 or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        If you are a stockholder of record and you have questions, you may also contact our proxy solicitor, Alliance Advisors, by telephone, at (877) 777-2338 by email, at aea@allianceadvisorsllc.com, or by writing to Alliance Advisors, 200 Broadacres Drive, Bloomfield, NJ 07003.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated March 23, 2012. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

        The merger agreement is a commercial document that establishes and governs the legal relations between Advance America, Parent, and Merger Sub with respect to the transactions described in the proxy statement. The representations, warranties, and covenants made by Advance America, Parent, and Merger Sub in the merger agreement are qualified and subject to important limitations agreed to by Advance America, Parent, and Merger Sub in connection with negotiating the terms of the merger agreement. Furthermore, the representations and warranties may be subject to standards of materiality applicable to Advance America, Parent, and Merger Sub that may be different from those that are applicable to stockholders.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

EAGLE U.S. SUB, INC.,

EAGLE U.S. MERGER SUB, INC.,

and

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

Dated as of February 15, 2012

A-i

A-ii

Page
Section 9.15.	Specific Performance; Remedies	A-64
Section 9.16.	Extension; Waiver	A-64

EXHIBITS

Exhibit A	Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation
Exhibit B	Form of Amended and Restated Bylaws of the Surviving Corporation

A-iii

 AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement"), dated February 15, 2012, by and among Eagle U.S. Sub, Inc., a Delaware corporation ("Parent"), Eagle U.S. Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and Advance America, Cash Advance Centers, Inc., a Delaware corporation (the "Company"). Each of Parent, Merger Sub and the Company are referred to herein as a "Party" and collectively as the "Parties."

        WHEREAS, this Agreement constitutes an agreement of merger, as such term is used in Section 251(b) of the General Corporation Laws of the State of Delaware (the "DGCL") providing for the merger of Merger Sub with and into the Company with the Company as the survivor (the "Merger," and together with the other transactions contemplated by this Agreement, the "Transactions"), and upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Common Stock of the Company immediately prior to the Effective Time (a "Share") not owned directly or indirectly by Parent, Merger Sub or the Company will be converted into the right to receive $10.50 in cash (the "Merger Consideration"), subject to any required withholding of Taxes;

        WHEREAS, the board of directors of the Company (the "Company Board of Directors"), on the terms and subject to the conditions set forth herein, has unanimously (i) approved this Agreement, (ii) determined that the Transactions are fair to, advisable and in the best interests of the Company and its stockholders (the "Company Stockholders") and (iii) determined to recommend that the Company Stockholders adopt this Agreement;

        WHEREAS, the board of directors of Merger Sub, on the terms and subject to the conditions set forth herein, has (i) approved this Agreement and (ii) determined that the Transactions are fair to, advisable and in the best interests of its stockholders and the board of directors of Parent has approved this Agreement;

        WHEREAS, Parent, Merger Sub and the Company desire to (i) make certain representations and warranties, (ii) enter into certain covenants and agreements in connection with the Merger and (iii) prescribe various conditions to the Merger; and

        WHEREAS, as an inducement to the Company to enter into this Agreement, concurrently with the execution hereof, Grupo Elektra S.A. de C.V. ("Guarantor") has executed and delivered a guarantee to the Company.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

        Section 1.1.    The Merger.

          (a)   Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger and shall continue to be governed by the applicable Laws of the State of Delaware and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth in applicable provisions of the DGCL.

          (b)   At the Effective Time, subject to Section 6.7(b), (i) the certificate of incorporation of the Company shall be amended and restated in the form set forth in Exhibit A, which shall be, from and after the Effective Time, the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Laws; and (ii) the Company shall take all requisite action so that the bylaws of the Company are amended and restated in the form set forth in Exhibit B, which shall be, from and after the Effective Time, the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein, in the certificate of incorporation of the Surviving Corporation, or by applicable Laws.

        Section 1.2.    Effective Time.     Subject to the provisions of this Agreement, Parent and the Company shall cause a certificate of merger (the "Certificate of Merger") to be executed and filed on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to give effect to the Merger as contemplated hereby. The Merger shall become effective at the time such Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such later date and time as is agreed upon by the Parties and specified in the Certificate of Merger, such date and time hereinafter referred to as the "Effective Time."

        Section 1.3.    Closing.     Subject to the provisions of Article VII, the closing of the Merger (the "Closing") will take place at 11:00 a.m., local time, on a date to be specified by the Parties to be no later than the third (3rd) Business Day after satisfaction or waiver (to the extent permitted by applicable Laws) of the last to be satisfied of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York unless another date or place is agreed to in writing by the Parties. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

        Section 1.4.    Directors and Officers of the Surviving Corporation.     The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

ARTICLE II

CONVERSION OF SECURITIES BY MERGER

        Section 2.1.    Conversion of Capital Stock.     As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of the Company or holders of common stock, par value $0.01 per share, of Merger Sub (the "Merger Sub Common Stock"):

          (a)    Merger Sub Common Stock.    Each issued and outstanding share of Merger Sub Common Stock shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b)    Cancellation of Treasury Stock and Parent-Owned Stock.    All Shares that are owned by the Company as treasury stock and any Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c)    Conversion of Common Stock.    Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) shall be converted automatically into and thereafter represent solely the right to receive the Merger Consideration, payable to the holder thereof in cash, without interest. From and after the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate formerly representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

          (d)    Adjustment of Merger Consideration.    The Merger Consideration shall be adjusted equitably to reflect any change between the date hereof and the Effective Time in the number of Shares outstanding by reason of any stock dividend or other distribution, stock split, reverse stock split, recapitalization, reclassification, combination, exchange or readjustment of shares, or the like or any other change in the corporate or capital structure with a record date during such period (excluding, for the avoidance of doubt, with respect to any such action permitted under Section 5.1). Nothing in this Section 2.1(d) shall be construed to require or permit the Company to take any action that is otherwise prohibited or restricted, or prohibit the Company from taking any action that is otherwise permitted by any other provision of this Agreement.

        Section 2.2.    Exchange of Certificates.

          (a)    Paying Agent.    Parent shall, or shall cause Merger Sub to (i) designate a bank or trust company reasonably acceptable to the Company to act as agent for the Company Stockholders in connection with the Merger (the "Paying Agent") and to receive the funds to which the Company Stockholders shall become entitled pursuant to Section 2.1 and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent for the payment of the Merger Consideration other than funds to be paid with respect to Company Stock Rights pursuant to Section 2.4 in accordance with this Article II. At the Closing, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration for the benefit of the Company Stockholders whose Shares will be converted at the Effective Time into the right to receive the Merger Consideration. Such funds shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the Company Stockholders; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements, or banker's acceptances of commercial banks with Tier 1 capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available). To the extent such fund diminishes for any reason below the level required to make payment of the aggregate Merger Consideration, Parent and the Surviving Corporation shall replace or restore the lost portion of such fund so as to ensure that it is sufficient to make such payment at the time such payment is required to be made pursuant to Section 2.2(b). Earnings from such investments shall be the sole and exclusive property of Parent, and no part of such earnings shall accrue to the benefit of the Company Stockholders.

          (b)    Exchange Procedures.    As soon as reasonably practicable after the Effective Time and in any event by no later than five (5) Business Days after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") other than with respect to Company Stock Rights held by employees and whose Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as are reasonably acceptable to the Company) and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed and any other documents reasonably required by the Paying Agent (or, if such Shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such Shares on a book-entry account statement; it being understood that any references herein to "Certificates" shall be deemed to include references to book-entry account statements relating to the ownership of Shares), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, which Merger Consideration, less any amounts required to be withheld under applicable Laws, shall be paid or mailed as promptly as reasonably practicable after the Paying Agent's receipt of such documents, and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, then it shall be a condition precedent of payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and (y) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not required to be paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash, less any amounts required to be withheld under applicable Laws, as contemplated by Section 2.1 and this Section 2.2, without interest thereon.

          (c)    Transfer Books; No Further Ownership Rights in Shares.    At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company, other than transfers that occurred before the Effective Time. From and after the Effective Time, the holders of Certificates outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Laws. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (d)    Termination of Fund; No Liability.    At any time following six (6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed (or for which disbursement is pending subject only to the Paying Agent's routine administrative procedures) to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws, as general creditors thereof) for the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, none of Parent, Merger Sub, the Company or the Surviving Corporation, the Paying Agent, nor any employee, officer, director, agent or Affiliate thereof, shall be liable to any holder of a Certificate for Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws.

          (e)    Withholding Rights.    Parent, Merger Sub, the Surviving Corporation, and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the relevant Merger Consideration or Option Consideration as the case may be, otherwise payable pursuant to this Agreement to any holder of Shares such amounts that Parent, Merger Sub, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, the Treasury Regulations or any provision of applicable state, local or foreign law. To the extent that amounts are so withheld, such amounts shall be (i) paid to the applicable tax authorities when due and (ii) treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by Parent, Merger Sub, the Surviving Corporation or the Paying Agent.

          (f)    Lost, Stolen or Destroyed Certificates.    In the case of any Certificate claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond in such customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

        Section 2.3.    Dissenting Shares.

          (a)   Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and properly demands appraisal of such Shares ("Dissenting Shares") pursuant to, and who complies in all respects with, Section 262 of the DGCL (the "Dissenters Provisions") shall not be converted into the right to receive Merger Consideration as provided in Section 2.1(c) but shall be cancelled and cease to exist and the holder or holders of such Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the Dissenters Provisions; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw, or lose the right to an appraisal of such holder's Shares under the Dissenters Provisions, then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted into the right to receive the Merger Consideration, less any amounts required to be withheld under applicable Laws, as of the Effective Time as provided in Section 2.1(c).

          (b)   The Company shall give prompt notice to Parent of any demands received by the Company for appraisal rights in respect of any Shares, any withdrawals of such demands and any other instrument served on the Company under the DGCL. It is agreed that Parent, after consulting with the Company and considering the Company's views in good faith, shall make all decisions, lead all discussions, negotiations and other proceedings, and coordinate all activities, any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought in connection with such demands, withdrawals or instruments, including determining the manner in which to contest or otherwise respond, by litigation or otherwise, to objections to, administrative or judicial actions or proceedings in connection with any of the foregoing. At Parent's request, the Company agrees to take all actions Parent reasonably deems prudent and to otherwise assist Parent in connection with such demands, withdrawals or instruments. The Company shall not, without the prior written consent of Parent, make or offer to make any payment with respect to, or settle or compromise, or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

        Section 2.4.    Treatment of Options and Restricted Stock.

          (a)   Subject to Section 2.4(e), immediately prior to the Effective Time, each option to purchase Shares issued by the Company under the Company Stock Plan or otherwise then outstanding, other than the 2012 Double Trigger Company Options (each, a "Single Trigger Company Option" and together with the 2012 Double Trigger Company Options, the "Company Options") shall, to the extent not then vested, become or otherwise be deemed fully vested effective immediately prior to the Effective Time. At the Effective Time, each Single Trigger Company Option (including those Single Trigger Company Options with respect to which the accelerated vesting described in the preceding sentence applies) shall be cancelled and converted into the right to receive from the Surviving Corporation an amount in cash, without interest, determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price per Share of the Single Trigger Company Option by (ii) the number of Shares subject to such Single Trigger Company Option (the "Single Trigger Option Consideration," and together with the 2012 Double Trigger Option Consideration, the "Option Consideration"), less any amounts required to be withheld under applicable Laws, which amounts shall be paid at the time specified in Section 2.4(f). For the avoidance of doubt, in the event that the product obtained by such calculation with respect to a Single Trigger Company Option is zero or a negative number, then such Single Trigger Company Option shall, immediately prior to the Effective Time, be cancelled for no consideration.

          (b)   At the Effective Time, each option to purchase Shares issued by the Company during 2012 under the Company Stock Plan to employees other than the Named Executive Officers (each, a "2012 Double Trigger Company Option") that remains issued and outstanding shall be cancelled and converted into the right to receive from the Surviving Corporation an amount in cash, without interest, determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price per Share of the 2012 Double Trigger Company Option by (ii) the number of Shares subject to such 2012 Double Trigger Company Option (the "2012 Double Trigger Option Consideration"), less any amounts required to be withheld under applicable Laws, which amounts shall be paid at the time specified in Section 2.4(f); provided, that to the extent that all or a portion of such 2012 Double Trigger Company Option is not vested and exercisable as of immediately prior to the Effective Time, then no amount shall be payable in respect of such unvested portion of such 2012 Double Trigger Company Option unless and until such unvested portion vests in accordance with the terms of the applicable 2012 Double Trigger Company Option award agreement, which agreement shall provide for accelerated vesting upon "Involuntary Termination" (as defined in Section 2.4(b) of the Company Disclosure Schedule) of such employee's employment by the Company or a Company Subsidiary. For the avoidance of doubt, in the event that the product obtained by such calculation with respect to a 2012 Double Trigger Company Option is zero or a negative number, then such 2012 Double Trigger Company Option shall, immediately prior to the Effective Time, be cancelled for no consideration.

          (c)   Subject to Section 2.4(e), immediately prior to the Effective Time, each Share then outstanding and subject to restrictions on transfer or forfeiture issued by the Company under the Company Stock Plan or otherwise, including those Shares subject to performance-based conditions, other than the 2012 Double Trigger Restricted Stock ("Single Trigger Restricted Stock" and together with the 2012 Double Trigger Restricted Stock, "Restricted Stock") shall become or otherwise be deemed fully vested effective immediately prior to the Effective Time, and all dividend payments with respect to such Single Trigger Restricted Stock held in escrow pending vesting of such Single Trigger Restricted Stock (the aggregate amount of which as of the date hereof is set forth on Section 2.4(c) of the Company Disclosure Schedule) shall be released and paid to the holders of such Single Trigger Restricted Stock, less any amounts required to be withheld under applicable Laws. At the Effective Time, each vested, issued and outstanding Share of Single Trigger Restricted Stock shall be converted into the right to receive the Merger Consideration in accordance with Section 2.1(c) hereof, less any amounts required to be withheld under applicable Laws. All amounts payable under this Section 2.4(c) shall be paid at the time specified in Section 2.4(f).

          (d)   At the Effective Time, each then outstanding Share subject to restrictions on transfer or forfeiture issued by the Company during 2012 under the Company Stock Plan to employees other than the Named Executive Officers, including those Shares subject to performance-based conditions ("2012 Double Trigger Restricted Stock"), shall to the extent not then vested be converted into the right to receive the Merger Consideration in accordance with Section 2.1(c) hereof, less any amounts required to be withheld under applicable Laws, subject to the same conditions on vesting as applied to such Share of 2012 Double Trigger Restricted Stock immediately prior the

  Effective Time, without any crediting of interest for the period from the Effective Time until vesting, which amounts shall be paid at the time specified in Section 2.4(f); provided, that no amount shall be payable in respect of such 2012 Double Trigger Restricted Stock unless and until it vests in accordance with the terms of the applicable 2012 Double Trigger Restricted Stock award agreement, which agreement shall provide for accelerated vesting upon "Involuntary Termination" (as defined in Section 2.4(b) of the Company Disclosure Schedule) of such employee's employment by the Company or a Company Subsidiary. All dividend payments with respect to such 2012 Double Trigger Restricted Stock shall, to the extent held in escrow pending vesting of such 2012 Double Trigger Restricted Stock, be released and paid to the holder of such 2012 Double Trigger Restricted Stock in accordance with the terms of the applicable 2012 Double Trigger Restricted Stock award agreement, less any amounts required to be withheld under applicable Laws, which amounts shall be paid at the time specified in Section 2.4(f).

          (e)   The treatment of the Single Trigger Company Options and Single Trigger Restricted Stock as set forth in Section 2.4(a) and Section 2.4(c), respectively, for each employee holder of a then unvested Single Trigger Company Option or then unvested Single Trigger Restricted Stock is conditioned upon such holder executing on or prior to the Effective Time the Company's current form Protective Covenant Agreement set forth on Section 2.4(e) of the Company Disclosure Schedule. If the holder of any then unvested Single Trigger Company Options or then unvested Single Trigger Restricted Stock does not execute such a Protective Covenant Agreement prior to the Effective Time, then such Single Trigger Company Options or Single Trigger Restricted Stock shall be treated in the same manner as the 2012 Double Trigger Company Options or 2012 Double Trigger Restricted Stock, respectively, in accordance with Section 2.4(b) or Section 2.4(d), as applicable.

          (f)    The Surviving Corporation shall pay, in accordance with its regular payroll practices, to the holders of Single Trigger Company Options the Single Trigger Option Consideration, without interest and less any amounts required to be withheld under applicable Laws, as soon as reasonably practicable after the Effective Time, but in any event not later than the first regular payroll that occurs not earlier than five (5) Business Days following the Effective Time. The Surviving Corporation shall pay, in accordance with its regular payroll practices, to the holders of 2012 Double Trigger Company Options, the 2012 Double Trigger Option Consideration, without interest and less any amounts required to be withheld under applicable Laws, (i) if such 2012 Double Trigger Company Options (or portions thereof) are vested as of or before the Effective Time, as soon as reasonably practicable after the Effective Time, but in any event not later than the first regular payroll that occurs not earlier than five (5) Business Days following the Effective Time and (ii) if such 2012 Double Trigger Company Options (or portions thereof) become vested on a date following the date on which the Effective Time occurs, as soon as reasonably practicable after the vesting thereof, but in any event not later than the first regular payroll that occurs not earlier than five (5) Business Days following the date of such vesting. The Surviving Corporation shall pay, in accordance with its regular payroll practices, to the holders of Single Trigger Restricted Stock, the Merger Consideration (and related dividend payments held in escrow as described in Section 2.4(c)), without interest and less any amounts required to be withheld under applicable Laws, as soon as reasonably practicable after the Effective Time, but in any event not later than the first regular payroll that occurs not earlier than five (5) Business Days following the Effective Time. The Surviving Corporation shall pay, in accordance with its regular payroll practices, to the holders of 2012 Double Trigger Restricted Stock, the Merger Consideration (and related dividend payments held in escrow as described in Section 2.4(d)), without interest and less any amounts required to be withheld under applicable Laws, if such 2012 Double Trigger Restricted Stock vests on a date following the date on which the Effective Time occurs, as soon as reasonably practicable after the vesting thereof, but in any event not later than the first regular payroll that occurs not earlier than five (5) Business Days following the date of such vesting.

          (g)   As soon as practicable following the execution of this Agreement, the Company shall provide written notice to each holder of Company Options and Restricted Stock describing the treatment of such Company Options and Restricted Stock pursuant to this Section 2.4, and shall provide a draft form of such notice to Parent for review and provide Parent a reasonable opportunity to provide comments on such notice.

          (h)   Prior to the Effective time, the Company shall take all actions reasonably necessary and appropriate, including amending or interpreting any Company Stock Plan or award thereunder or obtaining consents, if necessary, from the holders of Company Options or Restricted Stock, to reflect and give effect to the transactions contemplated by this Section 2.4, including the acceleration of vesting of the Single Trigger Company Options and Single Trigger Restricted Stock and the cancellation and conversion of all Company Options and Restricted Stock, subject to and effective on and as of the Effective Time. The Company has the power and authority to effect the treatment of Company Stock Rights set forth in this Section 2.4.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as disclosed in the Qualifying SEC Documents (excluding any information contained in the "Risk Factors" sections of such Qualifying SEC Documents and any disclosure of risks included in any "forward-looking statements" disclaimer) or (ii) as set forth on the corresponding section of the Company's disclosure schedule delivered to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.1.    Organization.

          (a)   Each of the Company and the Company Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and corporate authority to carry on its business as now being conducted. Each of the Company and the Company Subsidiaries is duly qualified to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or to be in good standing has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is in compliance in all respects with the terms of the Company Governing Documents, each Company Subsidiary is in compliance in all respects with the terms of its respective certificate of incorporation and bylaws (or the equivalent organizational documents), and the Company has made available to Parent correct and complete copies of all such documents at least two (2) days prior to the date hereof.

          (b)   Section 3.1(b) of the Company Disclosure Schedule lists, as of the date hereof, each Company Subsidiary (including its state of incorporation or formation). All of the outstanding capital stock of, or other equity interests in, each Company Subsidiary is, directly or indirectly, owned by the Company and Section 3.1(b) of the Company Disclosure Schedule shows the current ownership structure of each Company Subsidiary. All the issued and outstanding shares of capital stock of, or other equity interests in, each such Company Subsidiary owned by the Company, to the extent applicable, have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all Liens other than Permitted Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or similar interests. The Company does not own, directly or indirectly, as of the date hereof, any capital stock of, or other voting securities or equity or similar interests in, any corporation, partnership, joint venture, association, limited liability company or other entity or Person.

        Section 3.2.    Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) 250,000,000 shares of common stock, $0.01 par value per share (the "Common Stock") and (ii) 25,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock"). As of February 15, 2012, (i) 62,769,200 shares of Common Stock were issued and outstanding (of which 1,211,107 shares were Restricted Stock), (ii) no shares of Preferred Stock were issued and outstanding, (iii) 34,402,568 shares of Common Stock were issued and held in the treasury of the Company or otherwise owned by the Company, and (iv) an aggregate of 1,439,839 shares of Common Stock were subject to and reserved for issuance upon exercise of outstanding Company Options. All of the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise or vesting of outstanding Company Stock Rights will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and are not, or upon issuance will not be, subject to any pre-emptive rights. Neither the Company nor any Company Subsidiary has any outstanding Indebtedness, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except for Company Stock Rights described in this Section 3.2(a), there are no (x) options, warrants, calls, pre-emptive rights, subscriptions, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other Company Agreements or other rights, agreements, arrangements or commitments of any kind, including any stockholder rights plan, relating to, or the value of which is determined in reference to, (A) the issued or unissued capital stock of the Company or any Company Subsidiary, or (B) obligating the Company or any Company Subsidiary to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of capital stock or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment (collectively, "Equity Interests") or (y) outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares or any capital stock of, or other Equity Interests in, the Company or any Company Subsidiary or any Affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any Company Subsidiary. No Company Subsidiary owns any Shares.

          (b)   As of February 15, 2012, the Company had outstanding Company Options to purchase 1,439,839 shares of Common Stock, and 1,211,107 shares of Restricted Stock granted under the Company Stock Plan and 1,244,676 shares of Common Stock remain reserved for issuance under the Company Stock Plan (other than shares subject to outstanding Company Stock Rights). All of the Company Stock Rights have been granted to eligible officers, employees, consultants or directors of the Company and the Company Subsidiaries in the ordinary course of business consistent with past practice pursuant to the Company Stock Plan, and, in each case, convertible into Common Stock at fair market value at the time of such grant. Section 3.2(b) of the Company Disclosure Schedule sets forth a listing of all outstanding Company Stock Rights as of February 15, 2012 and (i) the date of their grant and the portion thereof that is vested as of February 15, 2012 and, if applicable, the exercise price therefor, (ii) the date upon which each Company Stock Right would normally be expected to expire absent termination of employment or other acceleration, and (iii) whether or not such Company Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          (c)   There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the Company's Common Stock or any capital stock of, or other equity interest of the Company or any of the Company Subsidiaries.

          (d)   As of February 12, 2012, the only outstanding Indebtedness of the Company and the Company Subsidiaries is in the amounts and of the types set forth on Section 3.2(d) of the Company Disclosure Schedule.

        Section 3.3.    Authorization; Validity of Agreement; Company Action.     The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger (subject to the receipt of the Company Stockholder Approval). The execution, delivery, and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Company Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions, except for, in the case of the Merger, the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and Merger Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to the Enforceability Limitations.

        Section 3.4.    Company Approvals.     The Company Board of Directors, by resolutions duly and unanimously adopted at a meeting duly called and held (a) determined that this Agreement, the Merger and other Transactions are advisable, fair to and in the best interests of the Company and the Company Stockholders, (b) duly and validly approved the taking of all corporate action required to be taken by the Company Board of Directors to authorize the execution of this Agreement and consummation of the Merger and the other Transactions, including (assuming the accuracy of the representations in Section 4.10) to render Section 203 of the DGCL inapplicable to the execution and delivery of this Agreement and the Transactions, (c) resolved to recommend that the Company Stockholders approve the Merger and adopt this Agreement (the actions in this clause (c), the "Company Recommendation"), (d) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders and (e) duly and validly approved the irrevocable election, to the extent permitted by applicable Laws, not to be subject to any so-called "fair price," "moratorium," "control share acquisition" or other similar anti-takeover laws. No further corporate action is required by the Company in order for the Company to approve this Agreement or the Merger, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Company Stockholder Approval, which is the only Company Stockholder vote that is required for adoption of this Agreement and the consummation of the Merger by the Company. As of the date hereof, the Company Board of Directors has not rescinded, modified or withdrawn such resolutions, including the Company Recommendation, in any way.

        Section 3.5.    Consents and Approvals; No Violations.     None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or compliance by the Company with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the Company Governing Documents or the organizational documents of any Company Subsidiary, (b) require any filing by the Company or any Company Subsidiary with, or the permit, license, authorization, consent or approval of, any Governmental Authority (except for (i) compliance with applicable requirements of the Exchange Act, or state securities, takeover and "blue sky" laws, (ii) compliance with applicable rules and requirements of the NYSE, (iii) filings as may be required under the DGCL in connection with the Merger, (iv) Permits as may be required (1) under the HSR Act and (2) with respect to the Operating Permits from the Governmental Authorities as set forth on Section 3.5 of the Company Disclosure Schedule (collectively, the "Company Governmental Filings"), (v) provided that such disclosure is otherwise consistent with the terms of this

Agreement, the filing with the SEC and NYSE of (1) a Proxy Statement in respect of the Company Stockholder Approval and (2) such other reports under applicable provisions of the Exchange Act and the rules of the NYSE as may be required in connection with this Agreement and the Merger, or (vi) any such filing, permit, license, authorization, consent or approval, the failure of which to make or obtain has not had, or would not reasonably be expected to have, individually or in the aggregate, a negative material economic impact on the Company and the Company Subsidiaries), (c) result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including any right of termination, amendment, acceleration, cancellation or acceleration) under, any of the terms, conditions or provisions of any Company Material Contract, (d) assuming compliance with the matters referred to in the foregoing clause (b), violate any Order or Laws applicable to the Company, any Company Subsidiary or any of their respective properties or assets or (e) result in the creation of any Lien other than a Permitted Lien in or upon any of the properties or other assets of the Company or any of the Company Subsidiaries, including any Company Material Contract, except in the case of clauses (d) and (e), any such modification, violation, breach, default, Lien, or other occurrence or matter that has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.6.    Company SEC Documents and Financial Statements.

          (a)   The Company has filed with the SEC all forms, reports, schedules, statements and other documents required by it to be filed under the Exchange Act and Securities Act (such documents and any other documents filed by the Company and each Company Subsidiary with the SEC at least three (3) Business Days prior to the date of this Agreement, as have been amended since the time of their filing, collectively, the "Company SEC Documents"), since January 1, 2009. As of their respective dates, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, SOXA, and the applicable rules and regulations of the SEC thereunder. None of the Company Subsidiaries is currently required to file any forms, reports or other documents with the SEC. As of the date hereof, the Company does not have any unresolved comments from the SEC with respect to the Company SEC Documents. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included in the Company SEC Documents (collectively, together with all notes and schedules thereto, the "Financial Statements"), was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP") (except as may be indicated in the notes thereto and subject, in the case of unaudited consolidated interim financial statements, to normal year-end audit adjustments that are not, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, and the absence of notes not required by GAAP) and applicable SEC rules and regulations, and fairly present in all material respects the consolidated financial position and the consolidated results of operations, statements of income, stockholders' equity, and cash flows of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein (subject, in the case of unaudited consolidated interim Financial Statements, to normal year-end adjustments that are not, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole).

          (b)   None of the Financial Statements (including the related notes) included in the Company SEC Documents contain any error, misstatement or omission requiring adjustment or restatement and the Company has no current intention to restate any of its Financial Statements (including the related notes) included in the Company SEC Documents.

          (c)   There are no off-balance sheet structures or transactions with respect to the Company or any of its Subsidiaries that would be required to be reported or set forth in the Company SEC Documents that are not so reported or set forth.

          (d)   (i) PricewaterhouseCoopers LLP has not resigned or been dismissed as the independent public accountant of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure and the Company has not had any dispute with PricewaterhouseCoopers LLP regarding accounting matters or policies during any of its past three (3) full fiscal years or during the current fiscal year that is currently outstanding or that has resulted in any adjustment to or restatement of the financial statements of the Company, (ii) no executive officer of the Company has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of SOXA with respect to the Company SEC Documents and (iii) to the Knowledge of the Company, no enforcement action has been initiated or threatened against the Company by the SEC relating to disclosures contained in any Company SEC Document.

          (e)   The Company is in compliance in all material respects with all applicable NYSE Rules.

        Section 3.7.    Internal Controls.

          (a)   The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting including that (a) transactions are executed in accordance with Company management's general or specific authorizations; (b) access to assets is permitted only in accordance with Company management's general or specific authorizations; and (c) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. To the Knowledge of the Company, there is no fraud, whether or not material, that involves any of the senior financial officers of the Company in relation to the Company or any Company Subsidiary. Since January 1, 2010 to the date hereof, the Company has not identified any material weaknesses in the design or operation of its internal control over financial reporting except as disclosed in the Company SEC Documents filed prior to the date hereof. Neither the Company nor any of the Company Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers of the Company within the meaning of Section 402 of the SOXA.

          (b)   Since January 1, 2009, none of the Company, any officer of the Company, the independent accountants of the Company, the Company Board of Directors or the audit committee of the Company Board of Directors has received any oral or written notification of any (i) "significant deficiency" in the Company's internal controls over financial reporting, (ii) "material weakness" in the Company's internal controls over financial reporting or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company's internal controls over financial reporting. There is no outstanding "significant deficiency" or "material weakness" which the Company's independent accountants certify has not been appropriately and adequately remedied by the Company. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" shall have the meaning assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date hereof.

          (c)   The books and records of the Company and the Company Subsidiaries have been and are being maintained in accordance with GAAP and all other applicable legal and accounting requirements in all material respects.

        Section 3.8.    Absence of Certain Changes.

          (a)   Except in connection with the execution and delivery of this Agreement and the consummation of the Transactions, since December 31, 2010 (the "Balance Sheet Date") to the date hereof, the Company has conducted its business in all material respects in the ordinary course of business consistent with past practice. Since the Balance Sheet Date to the date hereof, there has not been a Company Material Adverse Effect. Since the Balance Sheet Date, none of the Company nor any Company Subsidiary has taken any action which, if taken after the date hereof, would be prohibited by clauses (a), (b), (c) or (s) of Section 5.1. Since September 30, 2011, none of the Company nor any Company Subsidiary has taken any action which would be prohibited by clauses (f), (g), (h) (with respect to the registered Company Intellectual Property described under clause (b) of the definition of Intellectual Property), (j)(solely with respect to Key Employees for sub-clauses (i)—(iii) of clause (j)) or (q) of Section 5.1.

          (b)   Since the Balance Sheet Date, the Company has not: (i) paid, or made any accrual or arrangement for payment of, any severance or termination pay to, or entered into any employment or loan or loan guarantee agreement with, any current or former officer, or director, or employee or consultant (other than in the ordinary course of business consistent with past practice); (ii) paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee other than in the ordinary course of business consistent with past practice, or paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any officer or director of the Company; (iii) modified any Benefit Plans in any material respect affecting any employee of the Company otherwise than to conform to applicable Laws; (iv) accelerated the payment, right to payment or vesting of any compensation or benefits other than in the ordinary course of business consistent with past practice; (v) granted any options, restricted stock or other equity-based incentive compensation other than in the ordinary course of business consistent with past practice; or (vi) taken any action other than in the ordinary course to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan.

        Section 3.9.    No Undisclosed Liabilities.     Except (a) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice that would not have a Material Adverse Effect, (b) liabilities or obligations disclosed in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2010 and the footnotes to such balance sheet set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, (c) liabilities and obligations disclosed in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of September 30, 2011 set forth in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, and (d) for liabilities and obligations incurred under this Agreement or in connection with the Transactions, neither the Company nor any Company Subsidiary has incurred any liabilities or obligations of any nature whether accrued, contingent, absolute, inchoate or otherwise, that would be required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company or any Company Subsidiary or in the notes thereto.

        Section 3.10.    Litigation.     Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (a) there are no Legal Proceedings pending against (or, to the Knowledge of the Company, threatened against or naming as a party thereto) the Company or any Company Subsidiary (or any of their respective rights or properties) or any executive officer or director of the Company or any Company Subsidiary (in their capacity as such) and (b) none of the Company or any Company Subsidiary is subject to any outstanding order, writ, injunction, decree, agreement (other than Permits) or arbitration ruling, judgment, award or other finding (each, an "Order") that restricts the way in which the Company and the Company Subsidiaries conduct their business that imposes restrictions on the Company or any Company Subsidiary that would have more than a de minimis economic impact on the Company or any Company Subsidiary or that requires future payment of an amount in excess of one million dollars ($1,000,000) (each, a "Company Material Order"). Section 3.10 of the Company Disclosure Schedule sets forth each (i) active litigation before, and material examination or audit by a Governmental Authority pending against (or, to the Knowledge of the Company, threatened against or naming as a party thereto) the Company or any Company Subsidiary (or any of their respective rights or properties) or any executive officer or director of the Company or any Company Subsidiary (in their capacity as such), in each case, in which the amount claimed, imposed or in dispute is, individually or in the aggregate, in excess of $250,000 or in which any injunctive relief against the Company or any Company Subsidiary is sought that would have more than a de minimis economic impact on the Company or any Company Subsidiary and (ii) Company Material Order.

        Section 3.11.    Employee Benefit Plans; ERISA.

          (a)   Section 3.11(a) of the Company Disclosure Schedule sets forth a correct and complete list of all employee benefit plans, programs, policies, practices, agreements or arrangements, including pension, retirement, profit sharing, savings, deferred compensation, stock option, employment, change in control, retention, salary continuation, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, sick leave, disability, death benefit, bonus, commission or other incentive plans, medical, vision, dental or other health plans, life insurance plans, Code Section 125 "cafeteria" or "flexible" benefit, employee loan or loan guarantees, educational assistance and all other employee benefit plans or fringe benefit plans, including any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, in each case, whether oral or written, funded or unfunded, insured or self-insured, maintained by the Company or any Company Subsidiary, or to which the Company or any Company Subsidiary contributed or is obligated to contribute thereunder, or with respect to which the Company or any Company Subsidiary has or may have any liability (contingent or otherwise), in each case, for or to any current or former employees, directors, officers or consultants of the Company or any Company Subsidiary or their dependents (collectively, the "Benefit Plans").

          (b)   All Benefit Plans that are intended to qualify under Code Section 401(a) and any trust agreement that is intended to be tax exempt under Code Section 501(a) have been determined by the Internal Revenue Service (the "IRS") to be qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a) (or there remains a period of time under the applicable remedial amendment period with respect to such a Benefit Plan to request such a determination), and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification of any such plan or that could give rise to a Tax under Code Section 511 or result in payment or assessment against the Company of a material excise tax. Each Benefit Plan, the Company and the Company Subsidiaries have complied in all material respects with the applicable requirements of ERISA, the Code, applicable state or federal securities laws, and all other applicable Laws, and its terms. With respect to any Benefit Plan, (i) no litigation, suit, claim, proceeding, investigation, audit or lien has been commenced or, to the Knowledge of the Company, threatened (other than routine claims for benefits in the normal course), (ii) there are no governmental audits, investigations or other administrative proceedings pending or, to the Knowledge of the Company, threatened, (iii) there are not any facts that would reasonably be expected to give rise to any material liability in the event of any governmental audit, investigation, or other administrative proceeding, (iv) all material payments due from the Company or any Company Subsidiary have been timely made or have been properly accrued as liabilities of the

  Company and properly reflected in the Financial Statements of the Company to the extent accrued prior to the date thereof in accordance with the terms of the Benefit Plan and applicable Laws, (v) no filing, application or other matter is pending with the IRS, the PBGC, the United States Department of Labor (the "DOL") or any other Governmental Authority, and (vi) there are no outstanding material liabilities for Taxes, penalties or fees. No non-exempt "prohibited transaction" or "reportable event" has occurred within the meaning of the applicable provisions of ERISA or the Code with respect to any Benefit Plan and no "fiduciary" (as defined in ERISA Section 3(21)) has committed any breach of duty that could subject the Company, any of its respective ERISA Affiliates, or any director, officer or employee thereof to liability under Title I of ERISA or to Tax under Code Section 4975.

          (c)   The Company and its ERISA Affiliates do not, and have not, within six (6) years prior to the date hereof, (i) sponsored or contributed to a Benefit Plan that is a "defined benefit plan" (as defined in ERISA Section 3(35) and Code Section 414(j)); (ii) had an "obligation to contribute" (as defined in ERISA Section 4212) to a Benefit Plan that is a Multiemployer Plan; (iii) sponsored or contributed to a Benefit Plan that is a "multiple employer plan" (meaning a plan sponsored by more than one employer within the meaning of ERISA Sections 4063 or 4064 or Code Section 413(c)); or (iv) had any liability, contingent or otherwise, under Title IV of ERISA with respect to a Benefit Plan, either directly or through any ERISA Affiliate. The Company and its ERISA Affiliates do not have any liability with respect to any plan, program or arrangement that provides for post-retirement or other post-employment medical or life insurance benefits (other than health care continuation coverage as required by applicable Laws). The Company and each ERISA Affiliate has complied in all material respects with the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder.

          (d)   Each Benefit Plan that is an employee welfare benefit plan may be amended or terminated (including with respect to benefits provided to former employees) without material liability (other than benefits then payable under such plan without regard to such amendment or termination) to the Company or any Company Subsidiary at any time.

          (e)   Except as may be required by applicable Laws, or as contemplated under this Agreement, neither the Company nor any Company Subsidiary has any plan or commitment to create any additional Benefit Plans.

          (f)    Other than with respect to the Change of Control Agreements, neither the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval, nor the consummation of the Merger or the other Transactions will cause or result in (either alone or in combination with another event): (i) any payment, compensation or benefit becoming due, or any increase in the amount of any payment, compensation or benefit due, to any current or former director, officer, employee or consultant of the Company or any Company Subsidiary, (ii) the acceleration of the time of payment or vesting or in any funding (through a grantor trust or otherwise) of compensation or benefits to any current or former director, officer, employee or consultant of the Company or any Company Subsidiary, (iii) any material obligation pursuant to any of the Benefit Plans, (iv) severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (v) any limitation or restriction on the right of Parent or the Company to merge, amend or terminate any of the Benefit Plans or (vi) the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment," as defined in Code Section 280G(b)(1). No "disqualified individual" (within the meaning of Code Section 280G(c)) is entitled to receive any additional payment from the Company or any other Person in the event that the excise Tax required by Code Section 4999(a) is imposed on such "disqualified individual."

          (g)   Correct and complete copies have been delivered or made available to Parent by the Company of (A) all Benefit Plans (including all amendments and material attachments thereto), (B) written summaries of any Benefit Plan not in writing and all related trust documents, (C) all material insurance contracts or other funding arrangements to the degree applicable, (D) the two (2) most recent annual information filings (Form 5500) (and associated annual financial reports for those Benefit Plans, where required) and the summary plan description for each Benefit Plan required to file such description, (E) the most recent determination letter from the IRS (where applicable), and (F) all documents and correspondence received from or provided to the DOL, IRS or PBGC during the past two years.

          (h)   There is no Controlled Group Liability that is a liability of the Company or any Company Subsidiary, and no event has occurred, and to the Knowledge of the Company, no condition exists that could reasonably be expected to result in any Controlled Group Liability being imposed on Parent, the Company or any of their ERISA Affiliates.

          (i)    Other than with respect to the Change of Control Agreements, there is no contract, plan or arrangement covering any Person that, individually or in the aggregate, could give rise to the payment of any amount that would not be deductible by Parent, the Company or any Company Subsidiary by reason of Section 162(m) of the Code.

          (j)    Each Benefit Plan providing for deferred compensation that constitutes a "nonqualified deferred compensation plan" (as defined in Code Section 409A(d)(1) and applicable regulations) for any service provider to the Company or its ERISA Affiliates complies, and has been in compliance in form and operation, with the requirements of Code Section 409A and the regulations promulgated thereunder, and no payment under any such Benefit Plan would subject any Person to Tax pursuant to Code Section 409A and applicable regulations.

          (k)   With respect to each Benefit Plan maintained outside the jurisdiction of the United States, including any such plan required to be maintained or contributed to by applicable law, custom or rule of the relevant jurisdiction ("Foreign Plan"): (i) all employer and employee contributions to each Foreign Plan required by law or by the terms of such Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

        Section 3.12.    Taxes.

          (a)   Each of the Company and the Company Subsidiaries has (i) prepared and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by it, and all such filed Tax Returns are complete and accurate in all material respects and (ii) timely paid all material Taxes that are required to be paid by it (whether or not shown as due on any Tax Return);

          (b)   no audit or other proceeding before any Governmental Authority with respect to any Taxes of the Company or any of the Company Subsidiaries is pending or threatened in writing and no claim has been made in writing by any taxing authority in a jurisdiction where the Company or any of the Company Subsidiaries has not filed a Tax Return that the Company or any of the Company Subsidiaries is or may be subject to Tax in that jurisdiction;

          (c)   as of the date hereof, no deficiency with respect to Taxes has been proposed, asserted or assessed, in each case in writing, against the Company or any of the Company Subsidiaries;

          (d)   there is no outstanding request for extension of time for the Company or any Company Subsidiary to pay any income Taxes or any other material Taxes, or file any income Tax Returns or any other material Tax Returns, and there are no requests for rulings or determinations in respect of any material Taxes pending before any Governmental Authority;

          (e)   the Company and each of the Company Subsidiaries has withheld and timely paid all material Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder or other third party and is in compliance in all material respects with all applicable Laws regarding the solicitation, collection and maintenance of any forms, certifications and other information required in connection therewith;

          (f)    neither the Company nor any of the Company Subsidiaries has any material liability as a result of being a party to any Tax sharing, Tax indemnity or other agreement or arrangement relating to Taxes (other than an agreement or arrangement solely among members of an affiliated, consolidated or unitary group the common parent of which is the Company or which includes only the Company Subsidiaries);

          (g)   neither the Company nor any of the Company Subsidiaries has any liability for Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under state, local or foreign Law (other than a group the common parent of which is the Company or which includes only the Company Subsidiaries), or has any liability for the Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, or otherwise;

          (h)   there are no Liens for any Taxes upon the assets of the Company or any of the Company Subsidiaries, other than Permitted Liens;

          (i)    there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or for the period for the collection, assessment or reassessment of, Taxes due from the Company or any of the Company Subsidiaries for any taxable period, and no requests for any such waivers are pending;

          (j)    the Company has delivered or made available to Merger Sub or Parent complete and accurate copies of all material Tax Returns relating to any taxable year commencing on or after December 31, 2008;

          (k)   neither the Company nor any of the Company Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date hereof or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions;

          (l)    any adjustment of Taxes of the Company or any of the Company Subsidiaries made by the IRS, which adjustment is required to be reported to the appropriate state, local, or foreign taxing authorities, has been so reported;

          (m)  neither the Company nor any of the Company Subsidiaries has executed or entered into a closing agreement under Section 7121 of the Code or any similar provision of state, local or foreign Tax law, and neither the Company nor any of the Company Subsidiaries is subject to any private letter ruling of the IRS or comparable ruling of any other taxing authority; and

          (n)   neither the Company nor any of the Company Subsidiaries has participated in any reportable transaction within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

        Section 3.13.    Contracts.

          (a)   Set forth on Section 3.13(a) of the Company Disclosure Schedule is a list of each Company Agreement that, as of the date hereof:

              (i)  is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

             (ii)  involves aggregate revenues or expenditures in excess of $500,000 per year;

            (iii)  involves revenues or expenditures in excess of $250,000 per year and was not entered into in the ordinary course of business consistent with past practice;

            (iv)  grants any so-called "most favored nation" or similar rights;

             (v)  contains any non-compete or exclusivity provisions with respect to any line of business, any type of product or service, any channel of distribution, any field of commercial endeavor or geographic area with respect to the Company or any Company Subsidiary, or which restricts the conduct of any line of business, any type of product or service, any channel of distribution, any field of commercial endeavor by the Company or any Company Subsidiary, or any geographic area in which the Company or any Company Subsidiary may conduct any of the foregoing, in each case in any material respect;

            (vi)  would or would reasonably be likely to prohibit or materially delay the consummation of the Transactions or that would accelerate payment obligations, performance deadlines, or modify or accelerate any other material obligation due to the Transactions;

           (vii)  is with any labor union or association representing any employee of the Company or any of the Company Subsidiaries and any collective bargaining agreement;

          (viii)  is a partnership, joint-venture, strategic alliance or similar agreement;

            (ix)  relates to Indebtedness in excess of $250,000;

             (x)  relates to an acquisition, divestiture, merger, or similar transaction and contains representations, warranties, covenants, indemnities or other obligations (including "earn-out" or other contingent obligations) that are still in effect and could result in payments by the Company or any Company Subsidiary;

            (xi)  is a material license or sublicense (whether as a licensor or a licensee) of any Intellectual Property or other intangible asset (excluding commercial off-the-shelf or shrink wrap software that has not been modified or customized);

           (xii)  relates to the sale of any of the Common Stock or other Equity Securities of the Company or any of the Company Subsidiaries, to the sale of any material assets or properties of the Company or any of the Company Subsidiaries or for the grant to any Person of any options, rights of first refusal, or preferential or similar rights to purchase any of such Common Stock, Equity Securities, assets or properties;

          (xiii)  relates to the acquisition by the Company or any of the Company Subsidiaries, directly or indirectly (by merger, license or otherwise), of material assets or capital stock or other ownership interests of any other Person;

          (xiv)  is a Company Benefit Plan where any of the benefits would be increased, or the vesting of the benefits would be accelerated, by the occurrence of any of the Transactions, or the value of any benefits would be calculated on the basis of any of the Transactions;

           (xv)  is an insurance policy providing for indemnification of any officer or director of the Company or any of the Company Subsidiaries, other than the Company Governing Documents;

          (xvi)  prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any Company Subsidiary, prohibits the pledging of the capital stock of the Company or any Company Subsidiary or prohibits the issuance of guarantees by any Company Subsidiary;

         (xvii)  restricts the ability of the Company or any Company Subsidiary to assert any Legal Proceeding against any Person other than immaterial release agreements relating to claims against customers, landlords, or former employees entered into in the ordinary course of business consistent with past practice;

        (xviii)  the Company or any Company Subsidiary has entered into with any Governmental Authority that imposes restrictions on the Company or any Company Subsidiary that would have more than a de minimis economic impact on the Company or any Company Subsidiary; or

          (xix)  relates to any settlement involving future payments in excess of $1,000,000 or providing behavioral remedies in any material respect or admission of criminal conduct.

        Each Company Agreement described in clauses (i) through (xix) (whether or not set forth on Section 3.13(a) of the Company Disclosure Schedule) is referred to herein as a "Company Material Contract"; provided, however, that the foregoing definition of Company Material Contract shall not include any leases, subleases and other occupancy or use agreements concerning the real property leased by the Company or any of the Company Subsidiaries other than the Company Material Leases.

          (b)   Each Company Material Contract is, and immediately after the consummation of the Transactions will be, valid and binding on the Company and each Company Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, as applicable, enforceable against them in accordance with its terms and is in full force and effect, and the Company and each Company Subsidiary has performed in all material respects the obligations required to be performed by it under each Company Material Contract and, to the Knowledge of the Company each other party to each Company Material Contract has performed in all material respects the obligations required to be performed by it under such Company Material Contract. As of the date hereof, none of the Company or any Company Subsidiary knows of, or has received notice of, any material violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Contract, and, neither the Company nor any Company Subsidiary has received notice (either written or, to the Knowledge of the Company, verbal) from the other party to any Company Material Contract of any intention to cancel, terminate, change the scope of rights and obligations under or not to renew such Company Material Contract.

          (c)   The Company has delivered or made available to Parent for review true and complete copies of all of the Company Material Contracts required to be disclosed on Section 3.13(a) of the Company Disclosure Schedule that are not filed as exhibits to the Company SEC Documents, and the Company Material Contracts required to be disclosed on Section 3.13(a) of the Company Disclosure Schedule filed as exhibits to the Company SEC Documents are true and complete copies of such contracts.

          (d)   To the Knowledge of the Company, each Company Agreement that the Company or any Company Subsidiary entered into with its customers complied with applicable Laws in all material respects at the time such agreement was entered into.

        Section 3.14.    Title to Properties; Encumbrances; Real Property.

          (a)   Each of the Company and the Company Subsidiaries has, in the case of leased properties and assets, valid leasehold interests in, or, in the case of Owned Real Property, good and marketable fee title to, all of its material tangible properties and assets, except where the absence thereof has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except for Permitted Liens, all of the Company's and each of the Company Subsidiaries' material tangible properties and assets are free and clear of any Lien, except for Liens specifically set forth on Section 3.14(a) of the Company Disclosure Schedule.

          (b)   Section 3.14(b) of the Company Disclosure Schedule sets forth as of the date hereof a complete list of (i) all real property owned in fee by the Company or the Company Subsidiaries (the "Owned Real Property"), (ii) all real property leased, subleased or otherwise occupied by the Company or the Company Subsidiaries as lessee and/or occupant as of the date hereof that is material to the Company and the Company Subsidiaries taken as a whole (such leased material real property, including all improvements thereon, referred to collectively as the "Company Material Leases"), and (iii) each storefront location (each, a "Location," and together with the Owned Real Property, and the Company Material Leases, the "Company Real Property," and all leases and subleases for the Company Real Property, collectively, the "Company Leases").

          (c)   There are no leases, subleases, licenses, concessions, options or rights of first refusal to purchase or lease, or other agreements, written or oral, granting to any party or parties (other than the Company or a Company Subsidiary) the right of use or occupancy of any portion of the Company Real Property and there are no parties (other than the Company or a Company Subsidiary) in possession of any Company Real Property except as would not reasonably be expected to have a Company Material Adverse Effect.

          (d)   There are no pending, or to the Knowledge of the Company, threatened (i) condemnation proceedings, lawsuits, or administrative actions relating to any Company Real Property or any part thereof, or (ii) sales or other dispositions of any Company Real Property or any part thereof in lieu of condemnation, except in each case as would not reasonably be expected to have a Company Material Adverse Effect.

          (e)   Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Company Leases are in full force and effect (except to the extent they have expired in accordance with their terms) and are valid and binding obligations of, and enforceable against, the Company or the Company Subsidiaries in accordance with their respective terms, subject to Enforceability Limitations, and (ii) neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any other party to any Company Lease is in material breach of or in material default under any of the Company Leases. The Company Real Property comprises all of the material real property currently used in the operations of the business of the Company and the Company Subsidiaries as of the date hereof.

          (f)    The Company and the Company Subsidiaries have good and valid leasehold interests in all of the Company Leases except where the absence thereof has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each leasehold interest of the Company or a Company Subsidiary under the Company Leases is free and clear of any Lien, except for Permitted Liens. The consummation of the Transactions will not create any Lien on any of the Company Material Leases.

        Section 3.15.    Intellectual Property.

          (a)   Except for Permitted Liens, the Company or a Company Subsidiary owns free and clear of all Liens or has the defensible right to use, whether through ownership, licensing or otherwise, all Intellectual Property used in the businesses of the Company or any Company Subsidiary (the "Company Intellectual Property"), in each case in the same form and substantially the same manner as such Company Intellectual Property is used in connection with such businesses as conducted on the date hereof.

          (b)   Section 3.15 of the Company Disclosure Schedule sets forth a true, correct and complete list of (i) all Company Intellectual Property owned by the Company or one or more Company Subsidiaries (the "Company-owned Intellectual Property") that is registered, issued or the subject of a pending application, (ii) all material unregistered Company-owned Intellectual Property, and (iii) all Company Intellectual Property used by the Company or one or more Company Subsidiaries pursuant to a valid Company Agreement (the "Licensed Intellectual Property") that is material to the business of the Company or any Company Subsidiary. All of the registrations, issuances and applications set forth on Section 3.15 of the Company Disclosure Schedule are valid, in full force and effect and have not expired or been cancelled, abandoned or adjudicated invalid.

          (c)   No claim of invalidity or conflicting ownership rights has been made or, to the Knowledge of the Company, threatened by a third party with respect to any Company-owned Intellectual Property, and no Company-owned Intellectual Property is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding challenging the Company's ownership rights in such Company-owned Intellectual Property. To the Knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries does not infringe or otherwise violate any Intellectual Property or other proprietary rights of any other Person in any material respect, and no Person has given written notice to the Company or any Company Subsidiary that the use of any Company Intellectual Property by the Company, any Company Subsidiary or, in the case of Company-owned Intellectual Property, by any licensee, is infringing or violating or has infringed or violated any third party's domestic or foreign rights in or to any Intellectual Property, or that the Company, any Company Subsidiary or any licensee of Company-owned Intellectual Property has misappropriated or improperly used or disclosed any trade secret, confidential or proprietary information or know-how as a result of its use of the Company-owned Intellectual Property, and there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened alleging any of the foregoing or any existing fact or circumstance that would reasonably be expected to give rise to any such Legal Proceeding. To the Knowledge of the Company, none of the Company-owned Intellectual Property has been or is currently being infringed, misappropriated or otherwise violated by any third party. To the Knowledge of the Company, there exists no prior act or current conduct or use by the Company, any Company Subsidiary or any third party that would void or invalidate any Company-owned Intellectual Property,

          (d)   The Company and each Company Subsidiary have taken reasonable measures consistent with applicable Laws and industry standards to safeguard the confidentiality and value of all Company-owned Intellectual Property. No third party has any joint ownership interest in or to any Company-owned Intellectual Property.

          (e)   The execution, delivery and performance of this Agreement and each ancillary agreement by the Company and the consummation of the Transactions will not breach, violate, or conflict with any instrument or agreement concerning the Company's or a Company Subsidiary's use of any Company Intellectual Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any rights in or to the Company Intellectual Property or impair the right of Parent or the Surviving Corporation to (i) use any Company Intellectual Property and

  (ii) make, use, sell, license, or dispose of, or to bring any action for the infringement of, any Company-owned Intellectual Property, all in the same form and manner as the Company or a Company Subsidiary has prior to the date hereof.

          (f)    To the Knowledge of the Company, all software material to the business of the Company and the Company Subsidiaries (i) performs in material conformance with its documentation, (ii) is free from any material software defect, and (iii) does not contain any virus, software routine or hardware component designed to permit unauthorized access or to disable or otherwise harm any computer, systems or software, or any software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than an authorized licensee or owner of the software. No software used in the business of the Company or the Company Subsidiaries contains or requires use of any "open source" code, shareware or other software that is made generally available to the public without requiring payment of fees or royalties or that does or may require disclosure or licensing of any such software or any other Company-owned Intellectual Property. No rights under the Company-owned Intellectual Property are obligated to be (x) waived as to or (y) licensed to any Person as a result of the Company's or the Company Subsidiaries' use of "open source" code in its respective software.

        Section 3.16.    Labor Relations and Other Employment Matters.

          (a)   Since December 31, 2008, none of the employees of the Company or any of the Company Subsidiaries are represented or have been represented by any union with respect to their employment by the Company or such Company Subsidiary, and no labor organization or group of employees of the Company or any of the Company Subsidiaries has made a demand for recognition or certification to the Company or any of the Company Subsidiaries and, to the Knowledge of the Company, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other Governmental Authority. To the Knowledge of the Company, since December 31, 2008, neither the Company nor any of the Company Subsidiaries has experienced any labor disputes, union organization attempts or work stoppages, slowdowns or lockouts due to disputes with any labor organizations.

          (b)   Neither the Company nor any of the Company Subsidiaries is delinquent in payments of any material amount to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees. As of the date hereof, no employee of the Company at the officer level of vice president or above has given notice to the Company that any such employee intends to terminate his or her employment with the Company or any of the Company Subsidiaries.

          (c)   The Company and the Company Subsidiaries are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, immigration, occupational safety and health discrimination, unemployment, wages, hours and the Family and Medical Leave Act of 1993. Each employee who is classified by the Company or a Company Subsidiary, as applicable, as being (i) "exempt" from the minimum wage or overtime requirements (within the meaning of the Fair Labor Standards Act of 1938) or (ii) an independent contractor rather than an employee, is properly so characterized in all material respects. The Company and each of the Company Subsidiaries have complied in all material respects with the Immigration and Nationality Act for all employees located in the United States, and to the Knowledge of the Company, there is no basis for any claim that the Company and any of the Company Subsidiaries are not in all material respects in compliance with the terms thereof.

          (d)   There has been no "mass layoff" or "plant closing" (as defined by the Worker Adjustment and Retraining Notification Act of 1988 ("WARN")) with respect to the Company or any of the Company Subsidiaries within the past six months. Neither the Company nor any of the

  Company Subsidiaries has incurred any liability or obligation under WARN or any similar foreign, state or local Laws that remains unsatisfied. To the extent that, after Closing, Parent operates the Company or any of the Company Subsidiaries in the same manner operated by the Company during the six (6) month period prior to the Closing, Parent will not incur any liability under WARN or any other similar foreign, state or local Laws as a result of any layoffs or other employment terminations made by the Company or any of the Company Subsidiaries during such six (6) month period prior to the Closing.

          (e)   Section 3.16(e) of the Company Disclosure Schedule lists all of the directors, officers and employees of the Company and its Subsidiaries with annual base compensation in excess of $150,000, including name, date of hire, annual salary or wage rate and annual bonus.

        Section 3.17.    Compliance with Laws; Permits.

          (a)   The Company and each Company Subsidiary has complied, and is now complying, with all Laws applicable to it, except for any non-compliance that has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received in the last thirty-six (36) months or in the period since its last examination, whichever is longer, any written or, to the Knowledge of the Company, verbal notice from any Governmental Authority or any follow-up communication related to a prior written or verbal notice, regarding (i) any actual, alleged, or potential material violation of, or material failure to comply with, any Law, or (ii) any actual, alleged, or potential obligation on the part of such Person to undertake, or to bear all or any portion of the cost of, any remedial action that would have more than a de minimis economic impact on the Company or any Company Subsidiary.

          (b)   All material Permits required for the Company and the Company Subsidiaries to conduct their business have been obtained and are valid and in full force and effect. All fees and charges with respect to such Permits have been paid when due. Section 3.17(b) of the Company Disclosure Schedule lists, as of the date hereof, all Operating Permits and other material Permits issued to the Company or a Company Subsidiary that are used in the operation of their business and are substantively related to the nature of their business, including the names of such Permits and their respective dates of issuance and expiration. The Operating Permits are all the material Permits required from any Governmental Authority in order for the Company and the Company Subsidiaries to operate the payday lending business of the Company and the Company Subsidiaries in the states set forth on Section 9.5 of the Company Disclosure Schedule as of the date hereof. Neither the Company nor any Company Subsidiary has received in the last thirty-six (36) months any written, or to the Knowledge of the Company, verbal notice from any Governmental Authority regarding (i) any actual, alleged, or potential material violation of, or material failure to comply with, any such Permit, or (ii) any actual, proposed, or potential revocation, suspension, modification, lapse, or limitation of any such Permit that would have more than a de minimis economic impact on the Company or any Company Subsidiary.

          (c)   Since January 1, 2007, neither the Company nor any of the Company Subsidiaries has: (i) used any of its funds for unlawful contributions, loans, donations, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made or agreed to make any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; (iii) taken any action that would constitute a violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010, the Prevention of Corruption Acts 1889 to 1916 or any comparable Law; or (iv) made or agreed to make any other unlawful payment.

        Section 3.18.    Information in the Proxy Statement.     The Proxy Statement (and any amendment thereof or supplement thereto), at the date mailed or otherwise provided to the Company Stockholders and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information explicitly provided by Parent or Merger Sub for inclusion in the Proxy Statement. The Proxy Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder.

        Section 3.19.    Opinion of Financial Advisor.     The Company Board of Directors has received the opinion of the Company Financial Advisor to the effect that, as of the date of the opinion and subject to the factors and assumptions, qualifications, limitations and other matters set forth in such opinion, the Merger Consideration to be received by the holders of the Shares (other than Parent and its Affiliates) in the Merger pursuant to this Agreement is fair from a financial point of view to such holders, and such opinion has not been modified or withdrawn as of the date hereof. The Company will make available to Parent a correct and complete copy of the Company Financial Advisor's written opinion upon receipt thereof.

        Section 3.20.    Insurance.     A true, correct and complete list of all (A) material policies of liability, theft, fidelity, business interruption, life, fire, product liability, workmen's compensation, health, errors or omissions, malpractice and other material forms of insurance held by the Company or any Company Subsidiary for the benefit of the Company or any Company Subsidiary (specifying the insurer, amount of coverage, type of insurance, policy number, and any material pending claims thereunder) and (B) loss-runs for all such policies for the last three (3) years have been made available for review by Parent and its Representative at least two (2) Business Days prior to the date hereof. With respect to such policies: (a) each such policy is in full force and effect; (b) all premiums due and payable have been timely paid; (c) no written notice of cancellation or termination (or other written notice that such policy will not be renewed on substantially the same terms as are now in effect or the premium on such policy shall be materially increased on the renewal thereof) has been received; and (d) to the Knowledge of the Company, there exists no event, occurrence, condition or act (including the Transactions) that, with the giving of notice, the lapse of time or the occurrence of any other event or condition, would entitle any insurer to terminate or cancel any such policies. The Company and the Company Subsidiaries, as applicable, have complied in all material respects with the terms and provisions of such policies. There is no material claim by the Company or any Company Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies in writing, or to the Knowledge of the Company, orally.

        Section 3.21.    Environmental Laws and Regulations.     Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and the Company Subsidiaries have not generated, used, treated or stored on, transported to or from or disposed of Hazardous Materials in any manner that has given rise or could reasonably be expected to give rise to any obligations required under Environmental Laws, (b) the Company and each of the Company Subsidiaries are and have been in compliance with all applicable Environmental Laws and the requirements of any Permits issued under such Environmental Laws, (c) there are no past, pending or threatened Environmental Claims against the Company or any of the Company Subsidiaries, and (d) to the Knowledge of the Company, there are no facts or circumstances, conditions or occurrences regarding the business, assets or operations of the Company that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any of the Company Subsidiaries.

        Section 3.22.    Brokers; Expenses.

          (a)   No broker, investment banker, financial advisor or other Person, other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company on or prior to the Merger, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger or the other Transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. True and correct copies of all agreements between the Company and the Company Financial Advisor concerning this Agreement and the Transactions, including any fee arrangements, have been previously provided to Parent.

          (b)   Except for payment of fees and expenses to the Company Financial Advisor as contemplated by Section 3.22(a), neither the Company nor any Company Subsidiary has incurred any liability or obligation to pay any fees or commissions to any broker, finder or agent which will be obligations of the Company or any Company Subsidiary on or after the Closing (other than to the extent resulting from the consummation of the Merger).

        Section 3.23.    Takeover Statutes.     Assuming the accuracy of the representations in Section 4.10, the Company has taken all such actions as are necessary such that the restrictions on "business combinations" between the Company and an "interested stockholder" (as such terms are defined in Section 203 of the DGCL ("Section 203")) set forth in Section 203 do not apply to this Agreement or the Merger. No other so-called "fair price," "moratorium," "business combination" or "control share acquisition" state takeover statute or other similar statute or regulation applies to this Agreement or the Merger.

        Section 3.24.    Voting Requirements.     The affirmative vote of holders of a majority of the issued and outstanding Shares at the Special Meeting (the "Company Stockholder Approval") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Merger.

        Section 3.25.    Interested Party Transactions.     Since the Balance Sheet Date to the date hereof, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K, except as disclosed in the Qualifying SEC Documents. Neither the Company nor any Company Subsidiary is party to any current Company Agreement with any current or former officer, director, any Person owning more than five percent (5%) of the outstanding Shares on a fully diluted basis, or Affiliate of the Company or any Company Subsidiary, with any family member of any of the foregoing, or with any Affiliate of any such family member, in each case other than any customer relationship entered into in the ordinary course of business consistent with past practice and the Company Agreements listed on Section 3.25 of the Company Disclosure Schedule.

        Section 3.26.    Privacy Policy.     The Company and the Company Subsidiaries have a privacy policy (the "Privacy Policy") regarding the collection and use of personally identifiable information ("Personal Information"), a correct and complete copy of which has been provided to Parent prior to the date hereof. The Company and each of the Company Subsidiaries is in material compliance with all applicable Law regarding the collection, use and protection of Personal Information and with the Company's and the Company Subsidiaries' Privacy Policy, and no person has gained unauthorized access to or made any unauthorized use of any Personal Information collected, maintained or used by the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries have reasonably adequate security measures in place to protect Personal Information stored in their computer systems from unlawful use by any third party or any other use by a third party that would violate the Privacy Policy. The execution, delivery and performance of this Agreement and the consummation of the Transactions do not violate the Privacy Policy as it currently exists or as it existed at any time during which any Personal Information was collected or obtained by the Company or any of the Company Subsidiaries. No actions or claims are pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries relating to the collection or use of Personal Information.

        Section 3.27.    Personal Property.     Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) the Company and the Company Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all personal assets owned, used or held for use by them and (b) neither the Company's nor any of the Company Subsidiaries' ownership of or leasehold interest in any such personal assets is subject to any Liens other than Permitted Liens.

        Section 3.28.    No Other Representations or Warranties.

          (a)   Except for the representations and warranties contained in this Agreement, each of Parent and Merger Sub acknowledges that neither the Company, its Subsidiaries nor any other Person on behalf of the Company has made or is making any other express or implied representation or warranty with respect to the Company, any Company Subsidiary, any of their respective Affiliates or their respective businesses, or with respect to any other information provided to Parent, Merger Sub or any of their Representatives. Except in the case of fraud, neither the Company, any Company Subsidiary, nor any other Person will have or be subject to any liability or indemnification obligation to Parent or Merger Sub or, insofar as the Parties are concerned, any other Person resulting from the distribution to Parent or Merger Sub of, or use by Parent or Merger Sub of, any such information, including any information, documents, projections, forecasts, or other material made available to Parent, Merger Sub or any of their Representatives in a "data room" or "virtual data room," confidential information memoranda or management presentations in expectation of the transactions expressly contemplated by this Agreement or otherwise, unless and then only to the extent that any such information is expressly covered by a representation, warranty or covenant contained in this Agreement.

          (b)   In connection with the investigation by Parent and Merger Sub of the Company and the Company Subsidiaries, Parent, Merger Sub and their respective Representatives have received or may receive from the Company or the Company Subsidiaries or their respective Representatives certain projections, forward-looking statements and other forecasts. Each of Parent and Merger Sub acknowledges that (i) neither the Company, any Company Subsidiary, nor any other Person is making any representation or warranty with respect to such estimates, projections or forecasts, (ii) there are uncertainties inherent in attempting to make such estimates, projections and forecasts, (iii) each of Parent and Merger Sub is familiar with such uncertainties, (iv) each of Parent and Merger Sub is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and forecasts so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections or forecasts) and (v) except in the case of fraud, none of Parent or Merger Sub shall have any claim against any Person with respect thereto. Nothing in this Section 3.28 shall be in derogation of or shall be deemed to modify the specific representations and warranties made by the Company in this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

        Except as set forth on the corresponding section of Parent's and Merger Sub's disclosure schedule delivered to the Company upon execution of this Agreement (the "Parent Disclosure Schedule" and, together with the Company Disclosure Schedule, the "Disclosure Schedules"), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 4.1.    Organization.     Each of Parent and Merger Sub is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. The certificate of incorporation, bylaws or equivalent organizational or governing documents of each of Parent and Merger Sub, as previously provided to the Company, are in full force and effect and have not been amended or modified. Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation, bylaws or equivalent organizational or governing documents.

        Section 4.2.    Authorization; Validity of Agreement; Necessary Action.     Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and will be adopted by the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is the valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, subject to Enforceability Limitations.

        Section 4.3.    Consents and Approvals; No Violations.     Subject to the making of the Company Governmental Filings and receipt of the approvals and consents contemplated by Section 7.2(f), none of the execution, delivery or performance of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Transactions or compliance by Parent or Merger Sub with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the organizational documents of Parent or Merger Sub, (b) require any filing by Parent or Merger Sub with, or the permit, license, authorization, consent or approval of, any Governmental Authority (except for (i) compliance with any applicable rules and regulations under the Bolsa Mexicana de Valores (Mexican Stock Exchange) and the Spanish Stock Market Labitek (Bolsa de Madrid), (ii) any filings as may be required under the DGCL in connection with the Merger, (iii) Permits as may be required under the HSR Act or (iv) the filing with the SEC of the Proxy Statement) or (c) violate any Order or Laws applicable to Parent or Merger Sub, any of their Subsidiaries, or any of their properties or assets, except such matters that have not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.4.    Litigation.     There is no Legal Proceeding pending against (or, to the Knowledge of Parent, threatened against or naming as a party thereto) Parent, Merger Sub or any of their respective Subsidiaries, nor, to the Knowledge of Parent, is there any investigation pending or threatened against Parent, Merger Sub or any of their respective Subsidiaries, and none of Parent or any of their respective Subsidiaries is subject to any outstanding Order, in each case, except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.5.    Information in the Proxy Statement.     The information supplied by Parent or Merger Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will not, at the date mailed to the Company Stockholders or at the time of any meeting of the Company Stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

        Section 4.6.    Sufficiency of Assets.     At the Closing, Parent and Merger Sub together have available to them funds sufficient to pay all amounts due, including the deposit of the Merger Consideration pursuant to Section 2.2(a), and satisfy their respective obligations hereunder.

        Section 4.7.    Capitalization and Operation of Merger Sub.

          (a)   The authorized capital stock of Merger Sub consists of one thousand (1,000) shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding and are not subject to any pre-emptive rights. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub has been formed solely for the purpose of engaging in the Transactions and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than in connection with the transactions contemplated hereby.

        Section 4.8.    No Vote of Parent Stockholders; Required Approval.     No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement, or to approve the Merger or the other Transactions. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement, which consent has been obtained or will be given immediately following the execution of this Agreement.

        Section 4.9.    Certain Arrangements.     As of the date hereof, there are no contracts, undertakings, commitments, agreements, obligations or understandings, whether written or oral, (a) between Parent or Merger Sub or any of their Affiliates, on the one hand, and any member of the Company's management or the Company Board of Directors, on the other hand, relating in any way to the Company, the Transactions or to the operations of the Company after the Effective Time; or (b) pursuant to which any stockholder of the Company would be entitled to receive consideration for any Shares of a different amount or nature than the Merger Consideration or any other consideration related to the Transactions (except as specified in Section 2.4) or pursuant to which any stockholder of the Company has agreed to vote to approve this Agreement or the Transactions or has agreed to vote against any Superior Proposal.

        Section 4.10.    Ownership of Shares.     As of the date hereof, none of Parent, Merger Sub, Guarantor or any of their respective "affiliates" or "associates" "owns" (as such terms are defined in Section 203) any Shares. Each of Parent, Merger Sub, and Guarantor is not, and at no time during the last three (3) years has been, an "interested stockholder" of the Company as defined in Section 203.

        Section 4.11.    Compliance with Laws.     Each of Parent, Merger Sub, and Guarantor has complied, and is now complying, with all Laws applicable to it, except for any non-compliance that has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent, Merger Sub nor Guarantor has received in the last thirty-six (36) months or in the period since its last examination, whichever is longer, any written or verbal notice from any Governmental Authority or any follow-up communication related to a prior written or, to the Knowledge of Parent, verbal notice, regarding (i) any actual, alleged, or potential material violation of, or material failure to comply with, any Law, or (ii) any actual, alleged, or potential obligation on the part of such Person to undertake, or to bear all or any portion of the cost of, any material remedial action, except, in each case, that has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.12.    Brokers.     No broker, investment banker, financial advisor or other Person, other than Stephens, Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub.

        Section 4.13.    Suitability.     To the Knowledge of Parent and assuming the truth and accuracy of the representations and warranties contained in Article III and compliance by the Company and each Company Subsidiary with the covenants and obligations set forth in this Agreement, as of the date hereof except as disclosed to the Company prior to the date hereof (a) none of Parent, Merger Sub, Guarantor, or any of their respective directors, officers, or Affiliates fail to meet the material qualification or suitability standards set forth on Section 4.13 of the Parent Disclosure Schedule and (b) there are no facts, events, changes, developments, or circumstances with respect to any of Parent, Merger Sub, Guarantor, or any of their respective directors, officers, Affiliates or any Person owning more than five percent (5%) of their outstanding equity securities (on a fully diluted basis) that would, or would reasonably be likely to, prevent or materially impair the ability of, the Surviving Corporation or any of its Subsidiaries to maintain or otherwise hold the Operating Permits as of the date hereof (assuming consummation of the Merger).

        Section 4.14.    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article IV, none of Parent, Merger Sub, their Affiliates or their respective Representatives makes any representation or warranty, express or implied, at law or in equity, with respect to Parent or Merger Sub or their respective businesses, assets or properties, or with respect to any other information provided to the Company, the Company Subsidiaries, their respective Affiliates or their respective Representatives in connection with the transactions contemplated hereby. Except in the case of fraud, none of Parent, Merger Sub, their Affiliates or their Representatives will have or be subject to any liability or indemnification obligation to the Company, the Company Subsidiaries, their respective Affiliates or their respective Representatives resulting from the distribution, or making available, to such Persons, or such Persons' use of, any such information, including any documents, projections, forecasts or other materials made available in certain "data rooms" or management presentations in connection with the transactions contemplated by this Agreement.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

        Section 5.1.    Interim Operations of the Company; Interim Operations of the Parent and Merger Sub.     Except as (a) expressly set forth on Section 5.1 of the Company Disclosure Schedule, (b) required by applicable Laws or the rules and regulations of the NYSE or (c) expressly required pursuant to this Agreement, from the date hereof until the earlier of (i) the valid termination of this Agreement in accordance with Section 8.1 and (ii) the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, (1) collectively conduct their business in the ordinary course consistent with past practice and with no less diligence and effort than would be applied in the absence of this Agreement, (2) use reasonable best efforts to collectively maintain and preserve intact their present business organizations, consistent with past practice, to retain the services of its current officers and Key Employee and to preserve the goodwill of its customers, material suppliers and other Persons with whom it has material business relationships consistent with past practice and policies, and (3) use reasonable best efforts to collectively conduct their business in material compliance with all applicable Laws and (4) conduct their business in accordance with the material terms and conditions of any Company Material Contract. Without limiting the generality of the foregoing, except as (a) expressly set forth on Section 5.1 of the Company Disclosure Schedule or (b) expressly required pursuant to this Agreement, from the date hereof until the earlier of (i) the valid termination of this Agreement in accordance with Section 8.1 hereof and (ii) the Effective Time, the Company shall not, nor shall it permit any Company Subsidiary to, without the prior written consent of Parent (which consent, in the case of clauses (f), (g), (i), (j), (k), (m) and (o) shall not be unreasonably withheld, conditioned, or delayed), directly or indirectly:

          (a)   amend the Company Governing Documents or equivalent documents of any Company Subsidiary, amend the terms of any outstanding security of the Company or any Company Subsidiary, or amend or enter into or waive compliance with any material terms of any Indemnification Agreement;

          (b)   adjust, split, combine, subdivide or reclassify any shares of capital stock of the Company;

          (c)   declare, set aside or pay any dividend or other distribution payable in cash, stock or property (or any combination thereof) with respect to its capital stock, except that (i) the Company may declare, set aside and pay regular quarterly dividends on shares of Common Stock not to exceed $0.0625 per share of Common Stock consistent with its past practices and (ii) a direct or indirect, wholly-owned Company Subsidiary may declare, set aside and pay dividends or distribution to the Company or another direct or indirect, wholly-owned Company Subsidiary;

          (d)   redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or Equity Interests of the Company or any of the

  Company Subsidiaries, except for acquisitions of Equity Interests in accordance with the Company Stock Plan and the agreements underlying awards of Equity Interests pursuant to such Company Stock Plan or otherwise, in each case to the extent the form of such agreement has been provided to Parent prior to the date hereof and such Equity Interests are set forth on Section 5.1(d) of the Company Disclosure Schedule;

          (e)   issue, sell, pledge, deliver, transfer, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or grant any Company Stock Rights, or warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class, or grant to any Person any right the value of which is based on the value of Shares or other capital stock, other than (i) the issuance of shares of Common Stock pursuant to the exercise or settlement of Company Stock Rights outstanding as of the date hereof and set forth on Section 5.1(e)(i) of the Company Disclosure Schedule and (ii) the issuance or grant of Company Stock Rights (solely according to the allocation and terms described on Section 5.1(e)(ii) of the Company Disclosure Schedule) under the Company Stock Plan to employees of the Company in the ordinary course of business consistent with past practice and with a per share exercise price (if applicable) of no less than the then-current market price of a share of Common Stock and otherwise on terms and conditions that are consistent with the Company's past practice in respect of the issuance and grant thereof;

          (f)    acquire, directly or indirectly (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or any series of related transactions, (i) any assets or (ii) any equity interests in any Person or any business or division of any Person or all or substantially all of the assets of any Person (or business or division thereof), in the case of the foregoing clauses (i) or (ii), for cash consideration in excess of $5,000,000 in the aggregate or $1,500,000 individually, except in the case of either clause (i) or (ii), to the extent solely among or between the Company and direct and indirect, wholly-owned Company Subsidiaries;

          (g)   directly or indirectly, transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of its assets or equity securities of any Person or the capital stock of, or ownership interest in the Company or any Company Subsidiary, other than (i) sales of equipment and personal property (x) in the ordinary course of business consistent with past practice or (y) that are no longer used in the operation of the business, (ii) dispositions of assets related to discontinued operations (except for the equity securities of any Person), (iii) assets (except for the equity securities of any Person) with a fair market value of less than $2,000,000 in the aggregate, (iv) sales of accounts receivable that have been categorized in the ordinary course of business consistent with past practice as not less than one hundred eighty (180) days past their write off date pursuant to an agreement set forth on Section 5.1(g)(iv) of the Company Disclosure Schedule, and (v) deposits of collateral with the Surety pursuant to the RLI Agreement (as each such term is defined on Section 3.14(a) of the Company Disclosure Schedule);

          (h)   do any act or knowingly omit to do any act whereby any Company-owned Intellectual Property may become invalidated, abandoned, unmaintained, unenforceable or dedicated to the public domain;

          (i)    (i) (1) directly or indirectly, create, incur, assume, or otherwise become liable for Indebtedness except for (A) in the ordinary course of business consistent with past practice (I) borrowings under the Existing Credit Facilities not to exceed the amount set forth on Section 5.1(i)(i)(1)(A)(I) of the Company Disclosure Schedule or (II) other borrowings not to exceed $1,000,000, (B) in respect of Indebtedness owing by any wholly-owned Company Subsidiary to the Company or another wholly-owned Company Subsidiary, or (C) as guarantor of the indebtedness of NCP Finance Limited Partnership pursuant to the NCP Guaranty, or (2) make any material modification or amendment to the terms of any of the foregoing, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than the Company or a Company Subsidiary) except as guarantor of the indebtedness of NCP Finance Limited Partnership pursuant to the NCP Guaranty, or (iii) directly or indirectly, make any loans, advances or capital contributions to, or investments in, any other Person other than (1) in the ordinary course of business consistent with past practice or (2) loans, advances or capital contributions, or investments (x) to wholly-owned Company Subsidiaries, (y) individually not in excess of $2,000, or (z) to employees of the Company or any Company Subsidiary in the form of expense advances in the ordinary course of business consistent with past practice;

          (j)    except to the extent required under any Benefit Plan or as required by applicable Laws, (i) increase the compensation or fringe benefits of any of its directors, officers or employees (except for (A) increases for employees (other than Key Employees) made in the ordinary course of business consistent with past practice, and (B) increases for Key Employees not to exceed the amounts set forth on Section 5.1(j)(i) of the Company Disclosure Schedule), (ii) grant any severance or termination pay except to employees to the extent contemplated by a Benefit Plan consistent with the Company's policies and past practices, (iii) enter into any employment, consulting or severance agreement or arrangement with any of its present directors, officers or other employees (except for at will offers of employment in the ordinary course of business consistent with past practice) or (iv) establish, adopt, enter into, or terminate any Benefit Plan;

          (k)   (i) hire any employee who is, or would upon hire, be classified as a Key Employee (except for new hires with annual base compensation of no more than $250,000 hired as a replacement for a former employee), or (ii) terminate (other than for cause) any employee set forth on Section 5.1(k) of the Company Disclosure Schedule;

          (l)    except as publicly announced prior to the date hereof, effect or permit a "mass layoff" as that term is defined under WARN;

          (m)  make or incur any capital expenditures or any obligations or liabilities in respect thereof in excess of $500,000, in the aggregate, except those contemplated in the current capital expenditures budget for the Company and the Company Subsidiaries, a true and complete copy of which has been provided to Parent prior to the date hereof and is set forth on Section 5.1(m) of the Company Disclosure Schedule;

          (n)   enter into any agreement or arrangement that limits or otherwise restricts the Company, any Company Subsidiary or any of their present or future Affiliates or any successor thereto from engaging or competing in any line of business or in any location, other than for leases or subleases for any storefront location;

          (o)   enter into, amend, modify or terminate any Company Material Contract or Company Material Lease or otherwise waive, release or assign any material rights, claims or benefits thereunder; provided, however, that nothing herein will prevent the Company or any Company Subsidiary from entering into, amending, modifying, or terminating a Company Agreement that is not a Company Material Contract or Company Material Lease;

          (p)   settle, pay, discharge or propose to settle, pay or discharge, any litigation, investigation, arbitration, proceeding or other disputed claim, liability or obligation (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of such disputed claims, liabilities or obligations that do not relate to this Agreement and that (i) are expressly disclosed in the Company SEC Documents or expressly disclosed or reserved against in the most recent Financial Statements, in each case, in amounts no greater than the amounts disclosed or reserved with respect to the relevant liability therein, or (ii) involve only (A) the payment of monetary damages not in excess of $2,500,000 (excluding coupons and discount vouchers) in the aggregate, (B) the issuance of coupons and discount vouchers not in excess of $2,500,000 in the aggregate (it being agreed that the amounts paid in respect of any settlement, payment or discharge effected pursuant to clause (i) shall not be applied toward the monetary threshold set forth in clause (ii)), (C) the forgiveness of accounts receivables, debt, charges, or fees written off consistent with past practices with the prior written consent of Parent not to be unreasonably withheld, conditioned, or delayed, or (D) the imposition of equitable relief on the business and operations of the Company or any of its Subsidiaries, including injunctions requiring the Company or any of its Subsidiaries to comply with applicable Laws, provided, that such equitable relief is immaterial and would not reasonably be expected to have, individually or in the aggregate, an economic impact (other than a de minimis economic impact) on the Company or any Company Subsidiary;

          (q)   change any of the accounting principles used by it materially affecting its assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act;

          (r)   other than as required by applicable Laws, make, change or revoke any Tax election or change an annual accounting period, file any amendment to a material Tax Return, file any material Tax Return other than in accordance with past practice, enter into any closing agreement, settle, compromise or consent to any material Tax Claim, take any affirmative action to surrender any right to claim a refund of material Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax Claim;

          (s)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger) or any Company Subsidiary;

          (t)    fail to maintain in full force and effect policies or binders of insurance coverage with reputable and financially sound insurers, or self-insurance practices, in such amounts and covering such risks and events as are (i) substantially similar in all respects to such policies currently in effect, (ii) adequate and consistent with past practice and (iii) in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and the Company Subsidiaries; or

          (u)   agree, authorize or commit to do any of the foregoing.

        Notwithstanding anything set forth in this Agreement, nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and the Company Subsidiaries' business operations.

        Section 5.2.    Solicitation; Unsolicited Proposals.

          (a)   During the period beginning on the date hereof and continuing until 11:59 p.m. Central Time, on March 31, 2012 (the "Solicitation Period Termination Date"), the Company and its Representatives shall have the right to directly or indirectly: (i) initiate, solicit, facilitate, and encourage inquiries relating to and the submission of Acquisition Proposals from one or more Persons, including by way of contacting third parties or public disclosure, and providing access to non-public information pursuant to an Acceptable Confidentiality Agreement with any such Person; provided, that the Company shall promptly (and in any event within twenty-four (24) hours) provide or make accessible to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to any such Person or its Representatives and that was not previously provided to Parent; and (ii) enter into, participate in, and maintain discussions or negotiations regarding, and take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would be reasonably likely to lead to, an Acquisition Proposal.

          (b)   Subject to Section 5.3(b) and Section 5.3(d), from and after the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to Section 8.1, the Company shall not, and shall cause each of the Company Subsidiaries and its and their Representatives not to, directly or indirectly, withdraw, modify or amend the Company Recommendation in any manner adverse to Parent or announce any intention to do any of the foregoing.

          (c)   Subject to Section 5.3(b) and Section 5.3(d) and except as expressly permitted by this Section 5.2, from and after the Solicitation Period Termination Date until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to Section 8.1, the Company shall not, and shall cause each of the Company Subsidiaries and their respective Representatives not to, directly or indirectly:

              (i)  solicit, initiate, knowingly facilitate, or knowingly encourage any inquiries, proposals, or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal;

             (ii)  engage in, continue or otherwise participate in any discussions or negotiations with any Person or "group" (as defined in Section 13(d) of the Exchange Act) of Persons, other than Parent, Merger Sub and their Representatives (solely to the extent such Representative are acting by or on behalf of Parent and Merger Sub) (any such Person and its Representatives, a "Third Party"), regarding an Acquisition Proposal or furnish to any such Third Party information relating to the Company or any Company Subsidiary in connection with, or for the purpose of encouraging or facilitating, an Acquisition Proposal;

            (iii)  approve, endorse or recommend any Acquisition Proposal;

            (iv)  enter into any agreement, contract, or commitment relating to an Acquisition Proposal; or

             (v)  propose to do any of the foregoing or take any other action inconsistent with the obligations of the Company under this Section 5.2.

  Notwithstanding the foregoing provisions of this Section 5.2(c), following the Solicitation Period Termination Date until 11:59 p.m. Central Time on April 15, 2012 (the "Go-Shop Period Termination Date), the Company and its Representatives may continue to engage in the foregoing activities and the activities described in Section 5.2(a) with any Excluded Party and not request the return or destruction of non-public information from such Excluded Party.

          (d)   The Company shall deliver to Parent on the last Business Day of each full calendar week commencing on the date hereof and ending on the Solicitation Period Termination Date a list of all Third Parties with whom the Company entered into an Acceptable Confidentiality Agreement in connection with an Acquisition Proposal and, on the Solicitation Period Termination Date, a list of all Excluded Parties. Subject to the last sentence of Section 5.2(c), immediately following the

  Solicitation Period Termination Date (or, with respect to any Excluded Party, the Go-Shop Period Termination Date), (i) the Company shall, and shall cause each of the Company Subsidiaries and its and their Representatives to, immediately cease and terminate any existing solicitation, encouragement, discussion, or negotiation with any Third Party (including, after the Go-Shop Period Termination Date, any Excluded Party) heretofore conducted by the Company, the Company Subsidiaries or its or their respective Representatives with respect to an Acquisition Proposal, (ii) the Company shall request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Third Party (including, after the Go-Shop Period Termination Date, any Excluded Party) or its Representatives be returned or destroyed subject to the terms of any applicable Acceptable Confidentiality Agreement and (iii) the Company shall promptly inform its Representatives of the Company's obligations under this Section 5.2.

          (e)   Subject to the Company's compliance with the provisions of this Section 5.2, if at any time from and after the date hereof and prior to the Company Stockholder Approval (i) the Company receives a bona fide written and, following the Solicitation Period Termination Date, unsolicited, Acquisition Proposal from a Third Party, (ii) the Company Board of Directors determines in good faith, after consultation with the Company Financial Advisor or another independent financial advisor of nationally recognized reputation and outside legal counsel, that such Acquisition Proposal constitutes, or would be reasonably likely to lead to, a Superior Proposal, and (iii) the Company Board of Directors determines in good faith, after consultation with the Company Financial Advisor or another independent financial advisor of nationally recognized reputation and outside legal counsel, that the failure to take the actions referred to in the following clause (1) or (2) would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Laws, then the Company may (1) furnish information and data with respect to the Company and the Company Subsidiaries to the Third Party making such Acquisition Proposal, and (2) enter into, maintain, and participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations; provided that the Company (A) will not, and will not allow the Company Subsidiaries or its or their Representatives to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement, and (B) will promptly (and in any event within twenty-four (24) hours) provide to Parent any information concerning the Company or the Company Subsidiaries provided to such Third Party that was not previously provided to Parent; provided, further, that (x) the Company shall be permitted to take the actions described in the foregoing clauses (1) and (2) with respect to any Excluded Party before the Go-Shop Period Termination Date to the extent permitted by the applicable provisions of this Section 5.2, and (y) the Company and its Representatives may (I) following the receipt of a bona fide, written and unsolicited Acquisition Proposal from a Third Party, contact such Third Party in order to clarify and understand the terms and conditions of such Acquisition Proposal so as to determine whether such Acquisition Proposal constitutes, or would be reasonably likely to lead to, a Superior Proposal or (II) direct any Person to this Agreement.

          (f)    From and after the execution of this Agreement, the Company shall as promptly as practicable (and in any event within twenty-four (24) hours) notify and advise Parent of any Acquisition Proposal or any request for information relating to the Company or any Company Subsidiary related to an Acquisition Proposal (or potential Acquisition Proposal), which notification shall include (i) a copy of the applicable written Acquisition Proposal (or, if oral, a detailed description of all terms and conditions of such Acquisition Proposal) and (ii) the identity of the Third Party making such Acquisition Proposal or request. The Company shall thereafter keep Parent reasonably informed on a current basis (and in any event within twenty-four (24) hours) of the status of any developments, discussions, or negotiations regarding any such Acquisition Proposal or request, and the terms and conditions thereof (including any change in price, structure or form of consideration), including by providing a copy of documentation or correspondence relating thereto that is exchanged between the Third Party (or its Representatives) making such Acquisition Proposal or request and the Company (or its Representatives) within twenty-four (24) hours after the exchange thereof.

          (g)   (i) The Company agrees not to, and shall cause each Company Subsidiary not to, release or permit the release of any Person from, or to waive, modify, amend or terminate or permit the waiver, modification, amendment or termination of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Company or any Company Subsidiary is a party and (ii) the Company will use its reasonable best efforts to enforce or cause to be enforced to the fullest extent permitted by Law each such agreement at the request of Parent. Notwithstanding anything to the contrary contained in this Section 5.2 or Section 5.3, nothing in this Agreement shall prohibit the Company from waiving, rendering inapplicable, exempting, or taking any action to waive, render inapplicable or exempt any Third Party from any standstill agreement or similar arrangement to permit such Third Party to make an Acquisition Proposal from and after the date hereof and prior to the Solicitation Period Termination Date. The Company represents and warrants that it has not entered into any Company Agreement prior to the date hereof, and covenants and agrees that it will not enter into any Company Agreement following the date hereof, that would prevent the Company from providing any of the information described in this Section 5.2 to Parent or would otherwise prevent the Company from complying with its obligations pursuant to this Section 5.2. The parties hereto agree that, notwithstanding anything to the contrary in the Confidentiality Agreement, the restrictions contained in Section 16 of the Confidentiality Agreement shall be continued as to the Guarantor, Parent, Merger Sub and any of their Affiliates until the termination of this Agreement, and no action by the Company, the Company Board of Directors, or any of their Representatives permitted by this Agreement shall cause any such restrictions to be waived, amended, or terminated.

          (h)   The Company agrees that any violation of the provisions of this Section 5.2 by any Representative of the Company or any of the Company Subsidiaries at the direction or with the consent of the Company or any of the Company Subsidiaries shall be deemed to be a breach of this Section 5.2 by the Company.

        Section 5.3.    Board Recommendation.

          (a)   Subject to Section 5.3(b) and Section 5.3(d), the Company Board of Directors shall not (i) withdraw, qualify, modify, change, or amend in any manner adverse to Parent, or publicly propose to withdraw, qualify, modify, change, or amend in any manner adverse to Parent, the Company Recommendation, (ii) adopt or recommend an Acquisition Proposal, (iii) fail to make or reaffirm the Company Recommendation (including, within three (3) Business Days following Parent's request), (iv) approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any Company Subsidiary to execute or enter into any agreement (other than an Acceptable Confidentiality Agreement pursuant to Section 5.2)), arrangement, or understanding, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar agreement with respect to an Acquisition Proposal (an "Alternative Acquisition Agreement"), or (v) resolve or publicly propose to take any action described in the foregoing clauses (i) through (iv) (each of the foregoing actions described in clauses (i) through (v) being referred to as a "Company Change in Recommendation").

          (b)   Notwithstanding anything in this Agreement to the contrary, including the foregoing Section 5.3(a), at any time prior to the Company Stockholder Approval, the Company Board of Directors may, if the Company Board of Directors determines in good faith (after consultation with the Company Financial Advisor or another financial advisor of nationally recognized reputation and outside legal counsel) that the failure to do so would be inconsistent with the directors' fiduciary duties to the Company Stockholders under applicable Laws, (i) make a Company Change in Recommendation in response to either (x) the Company's receipt of a bona fide written and, following the Solicitation Period Termination Date (with respect to any Person other than an Excluded Party) and following the Go-Shop Period Termination Date (with respect to any Third Party), an unsolicited Acquisition Proposal from a Third Party after the date hereof and that does not result from a breach of Section 5.2 that would, if this Agreement was not amended, constitute a Superior Proposal or (y) any event, change, or development occurring or arising after the date hereof, or any fact or circumstance, which event, change, development, fact, or circumstance was not actually known, appreciated or understood by the Company Board of Directors as of the date hereof and not relating to any Acquisition Proposal (such fact, event, change, development, or circumstance, an "Intervening Event") or (ii) cause the Company to terminate this Agreement pursuant to Section 8.1(d) in response to such Superior Proposal; provided, however, that, in the case of such Superior Proposal, (A) no Company Change in Recommendation pursuant to this Section 5.3(b) may be made and (B) no termination of this Agreement pursuant to Section 8.1(d) may be made, in either case (1) until after the fifth (5th) Business Day following Parent's receipt of written notice from the Company advising Parent that the Company Board of Directors intends to make a Company Change in Recommendation or terminate this Agreement pursuant to Section 8.1(d) and stating that the Company Board of Directors intends to cause the Company to enter into an Alternative Acquisition Agreement, and specifying the reasons therefor, including the identity of the Third Party making such Superior Proposal and a copy of such Alternative Acquisition Agreement (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new notice and an additional three (3) Business Day period and compliance with this Section 5.3(b) with respect to each such new notice), (2) unless during such five (5) Business Day period (and additional three (3) Business Day period), the Company shall, and shall cause its Representatives to, unless waived in writing by Parent, negotiate with Parent in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Company Board of Directors to proceed with making the Company Recommendation and not make such a Company Change in Recommendation or terminate this Agreement, and (3) unless, prior to the expiration of such five (5) Business Day period (and any additional three (3) Business Day period), Parent does not make a proposal to adjust the terms and conditions of this Agreement that the Company Board of Directors determines in good faith (after consultation with the Company Financial Advisor or another financial advisor of nationally recognized reputation and outside legal counsel) to be at least as favorable as the Superior Proposal; provided, further, that, in the case of an Intervening Event, no Company Change in Recommendation pursuant to this Section 5.3(b) may be made (A) until after the fifth (5th) Business Day following Parent's receipt of written notice from the Company advising Parent that the Company Board of Directors intends to take such action and specifying the facts underlying the Company Board of Directors' determination that an Intervening Event has occurred, and the reason for the Company Change in Recommendation, in reasonable detail (it being understood and agreed that any material change in such Intervening Event shall require a new written notice and an additional three (3) Business Day period and compliance with this Section 5.3(b) with respect to each such new notice), (B) unless during such five (5) Business Day period (and any additional three (3) Business Day period), the Company shall, and shall cause its Representatives to, to the extent requested by Parent, negotiate with Parent in good faith to enable Parent to amend this Agreement in such a manner that obviates the need for a Company Change in Recommendation, and (C) unless, by the expiration of such five (5) Business Day period (and any additional three (3) Business Day period), the Company Board of Directors determines in good faith, taking into consideration any amendments to this Agreement proposed by Parent (after consultation with the Company Financial Advisor or another financial advisor of nationally recognized reputation and outside legal counsel), that the failure to effect a Company Change in Recommendation would be inconsistent with the directors' fiduciary duties to the Company Stockholders under applicable Laws.

          (c)   Subject to Section 6.1(e)(i), unless this Agreement is terminated pursuant to, and in accordance with, Section 8.1, (i) the obligation of the Company to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and to hold a vote of the Company Stockholders on the adoption of this Agreement at the Special Meeting pursuant to Section 6.1 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal (whether or not a Superior Proposal), or by a Company Change in Recommendation, and (ii) in any case in which the Company makes a Company Change in Recommendation pursuant to this Section 5.3, the Company shall nevertheless submit this Agreement to a vote of its stockholders at the Special Meeting for the purpose of adopting this Agreement.

          (d)   Nothing contained in Section 5.2 or this Section 5.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the Company Stockholders, if, the Company Board of Directors determines in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with the Company Board of Directors' fiduciary duties or would violate applicable Law; provided, however, that, in no event shall the Company Board of Directors take any action prohibited by Section 5.2 or this Section 5.3 without complying with the terms of such provision. In addition, it is understood and agreed that, for purposes of this Agreement, any disclosure that constitutes a stop, look, and listen communication or similar communication of the type contemplated by Section 14d-9(f) promulgated under the Exchange Act or similar communication to the Company Stockholders shall not constitute a Company Change in Recommendation or an approval or recommendation with respect to any Acquisition Proposal, so long as such communication includes a statement that the Company Board continues to support the Company Recommendation.

        Section 5.4.    Notification.     The Company agrees that it will promptly inform its and the Company Subsidiaries' respective Representatives of the obligations undertaken in this Article V.

ARTICLE VI

ADDITIONAL AGREEMENTS

        Section 6.1.    Proxy Statement; Stockholders' Meeting.

          (a)   As promptly as practicable following the date hereof, the Company shall use its reasonable best efforts to prepare and file by March 1, 2012 a proxy statement for the Special Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the "Proxy Statement") seeking stockholder approval of the Merger and adoption of this Agreement; provided, that Parent shall be given a reasonable opportunity to review and comment on the draft of the Proxy Statement before it is filed with the SEC and the Company shall coordinate and cooperate with, and give due consideration to all reasonable additions, deletions, or changes suggested by Parent in connection with the Proxy Statement. Once such draft is in a form acceptable to both Parties, the Company shall file the Proxy Statement with the SEC. The Company shall include in the Proxy Statement the Company Recommendation unless the Company has withdrawn, modified or amended the Company Recommendation in accordance with Section 5.3. The Company shall use its reasonable best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement, and Parent and Merger Sub shall cooperate with the Company in the preparation of the Proxy Statement and shall furnish all information concerning Parent and Merger Sub as is required to be included in the Proxy Statement.

          (b)   The Company shall provide Parent with copies of any written comments, and shall inform Parent of any oral comments, that the Company or its Representatives may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the Company's receipt of such comments, and any written or oral responses thereto, and the Company shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Parent shall be given a reasonable opportunity to review and comment on any such written responses and the Company shall coordinate and cooperate with, and give due consideration to all reasonable additions, deletions, or changes suggested by Parent in connection with such responses. The Company shall, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the Proxy Statement.

          (c)   The Company shall use reasonable best efforts so that the Proxy Statement shall not, at the time the Proxy Statement is first mailed and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading; provided, however, that no such covenant or agreement is made by the Company with respect to information supplied by or on behalf of Parent, relating to Parent, Merger Sub or any Subsidiary of Parent, expressly for inclusion in the Proxy Statement.

          (d)   The Company and Parent agree to promptly correct any information provided by it for use in the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by applicable Laws, and the Company further agrees to take all steps necessary to cause the Proxy Statement, as so corrected (if applicable), to be filed with the SEC and, if any such correction is made following the mailing of the Proxy Statement as provided in Section 6.1(e)(ii), mailed to holders of Shares, in each case as and to the extent required by applicable federal securities Laws.

          (e)   As promptly as reasonably practicable after the date hereof, the Company shall:

              (i)  in accordance with applicable Laws and the Company Governing Documents, mail "broker search cards" with respect to, duly set a record date for, call, give notice of, convene, and hold a special meeting of the Company Stockholders (including any adjournments and postponements, the "Special Meeting") for the purpose of considering and taking action upon this Agreement (with the record date and meeting date set in consultation with Parent); provided, that the broker search cards shall be mailed no later than the fifth (5th) Business Day after the date hereof and shall assume a record date of March 22, 2012; provided, further, however, that the Special Meeting shall not be held before the Go-Shop Period Termination Date; provided, further, however, that the Company may postpone the Special Meeting (A) with the prior written consent of Parent (which prior written consent shall not be unreasonably withheld or delayed), (B) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board of Directors has determined in good faith (after consultation with its outside legal counsel) is required under applicable Laws to be disseminated and reviewed by the Company's stockholders prior to the Special Meeting, or (C) if the Company has provided a written notice to Parent of an intention to make a Company Change of Recommendation as contemplated by Section 5.3(b) and the latest five (5) or three (3) Business Day period (as applicable) contemplated by Section 5.3(b) has not then ended;

             (ii)  cause the definitive Proxy Statement to be mailed to the Company Stockholders as promptly as practicable after, and in any event no later than three (3) Business Days after, the later of (A) the date on which the SEC shall have informed the Company that it does not intend to review or has no further comments with respect to the Proxy Statement, and (B) March 16, 2012; and

            (iii)  use its reasonable best efforts to solicit from the Company Stockholders proxies in favor of the adoption of this Agreement.

        Section 6.2.    Additional Agreements.     Subject to the terms and conditions hereof, the Company, Parent and Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions or to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to achieve the satisfaction of the conditions set forth in Article VII, and to consummate and make effective the Merger as promptly as practicable. The Company, Parent, and Merger Sub shall use their reasonable best efforts to obtain in a timely manner all necessary waivers, consents, and approvals and to effect all necessary registrations and filings, and to use their reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger; provided, that nothing contained in this Section 6.2 shall require any party to waive any of the Closing conditions set forth in Article VII. This Section 6.2 shall not be applicable to the matters addressed by Section 6.5.

        Section 6.3.    Notification of Certain Matters.     The Company shall give prompt notice to Parent, and Parent and Merger Sub shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (b) any material failure of the Company, on the one hand, or Merger Sub or Parent, on the other hand, or, in either case, any officer, director, employee, or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder that would reasonably be expected to result in any condition to the obligations of any Party to effect the Merger not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.3 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice or the representations or warranties of the Parties or the conditions to the obligations of the Parties.

        Section 6.4.    Access; Confidentiality.     Subject to compliance with applicable Laws, from the date hereof until the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, (a) upon reasonable prior written notice, give Parent, its officers, employees and Representatives, reasonable access during normal business hours to the Company's and the Company Subsidiaries' officers, properties, offices, and other facilities and to the Company's and the Company Subsidiaries' books and records, and (b) furnish Parent with such financial and operating data and other information with respect to the business, properties, and Company Agreements of the Company and the Company Subsidiaries as Parent may from time to time reasonably request. Notwithstanding the foregoing, any such investigation or consultation shall be (i) subject to any existing confidentiality obligations of the Company and applicable Law or unless the disclosure of any information would jeopardize any applicable legal privilege or the work product doctrine; provided, that in each case Parent and the Company shall use reasonable best efforts to cooperate with one another to permit disclosure of such information in a manner consistent with such confidentiality obligations and the preservation of such legal privilege or work product protection (including by seeking consent of the applicable party to whom the duty of confidentiality is owed) or waive such privilege and (ii) conducted in such a manner so as not to interfere unreasonably with the business or operations of the Company or any of the Company Subsidiaries or discharge by such officers of their normal duties. No investigation conducted under this Section 6.4 will affect or be deemed to modify any representation or warranty made in this Agreement.

        Section 6.5.    Consents and Approvals.

          (a)   Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to (i) obtain from any Governmental Authority any Permits required to be obtained or made by Parent, Merger Sub, or the Company or any of their respective Subsidiaries, including the Company Governmental Filings, or avoid any action or proceeding by any Governmental Authority (including those in connection with the HSR Act), in connection with the authorization, execution, and delivery of this Agreement and the consummation of the Transactions, (ii) make or cause to be made the applications or filings required to be made by Parent, Merger Sub, or the Company or any of their respective Subsidiaries under or with respect to the HSR Act or any other applicable Laws in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and pay any fees due in connection with such applications or filings, as promptly as is reasonably practicable, and in any event within ten (10) Business Days after the date hereof, (iii) reasonably comply at the earliest practicable date with any request under or with respect to the HSR Act and any such other applicable Laws for additional information, documents or other materials received by Parent or the Company or any of their respective Subsidiaries from the Federal Trade Commission or the Department of Justice or any other Governmental Authority in connection with such applications or filings or the Transactions, and (iv) coordinate and cooperate with, and give due consideration to all reasonable additions, deletions, or changes suggested by the other Party in connection with, making (A) any filing of any form, application, report or other submission required under or with respect to the HSR Act or any such other applicable Laws, or with any Governmental Authority relating to any Company Governmental Filings, and (B) any filings, conferences, or other submissions related to resolving any investigation or other inquiry by any such Governmental Authority. Each of the Company and Parent shall, and shall cause their respective Affiliates and Representatives to, furnish to the other Party all information necessary for any such application or other filing to be made in connection with the Transactions. Each of the Company and Parent shall promptly inform the other of any material communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any such application or filing, including with respect to the Company Governmental Filings. If a Party intends to independently participate in any meeting with any Governmental Authority in respect of any such filings, investigation, or other inquiry, then such Party shall give the other Party reasonable prior notice of such meeting and invite Representatives of the other Party to participate in the meeting with the Governmental Authority unless prohibited by such Governmental Authority. The Parties shall coordinate and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of any Party in connection with all meetings, actions and proceedings under or relating to any such application or filing.

          (b)   The Company shall give (or shall cause its Subsidiaries to give) any notices to third parties, and use, and cause its Subsidiaries to use, reasonable best efforts to obtain any third party consents, (i) necessary to consummate the Merger or (ii) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time; provided, however, that the Company and Parent shall coordinate and reasonably cooperate in determining whether any actions, notices, consents, approvals, or waivers are required to be given or obtained, or should be given or obtained, from parties to any Company Material Contracts in connection with consummation of the Transactions and seeking any such actions, notices, consents, approvals, or waivers.

          (c)   From the date hereof until the Effective Time, each of Parent and the Company shall promptly notify the other in writing of any pending or, to the Knowledge of Parent or the Company (as the case may be), threatened action, suit, arbitration, or other proceeding or investigation by any Governmental Authority or any other Person (i) challenging or seeking material damages in connection with the Transactions or (ii) seeking to restrain or prohibit the consummation of the Transactions or otherwise limit in any material respect the right of Merger Sub to own or operate all or any portion of the businesses or assets of the Company or any Company Subsidiary.

          (d)   If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by or before a Governmental Authority challenging the Transactions as violating any applicable Laws, each of the Company, Parent, and Merger Sub shall, and shall cause their respective Affiliates to, cooperate and use their reasonable best efforts to contest and resist, except insofar as the Company, Parent, and Merger Sub may otherwise agree, any such action or proceeding, including any action or proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent, or restrict consummation of, or impose a materially adverse condition upon, the Transactions. It is agreed that Parent and the Company shall jointly control all such actions and proceedings and shall jointly coordinate all activities, any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought in connection with such actions or proceedings, including determining the manner in which to contest or otherwise respond, by litigation or otherwise, to objections to, administrative or judicial actions or proceedings challenging the consummation of the Merger and the Transactions; provided, however, that if the resolution of any administrative or judicial actions or proceedings challenging the consummation of the Merger or the Transactions involves, or is reasonably likely to involve, any (i) payment or (ii) remedy of the type described in clauses (1) through (6) of Section 6.5(e) and such payment or remedy would reasonably be expected, individually or in the aggregate, to have an adverse impact (except to the extent immaterial) on any of the businesses or assets or that may impact (except to the extent immaterial) the current or future business models, plans, or structures of the Company and the Company Subsidiaries, taken as a whole, then Parent shall have the sole right to determine whether or not to agree to such payment or remedy. Notwithstanding the obligations of the Company, any Company Subsidiary, Parent, or Merger Sub as set forth in this Section 6.5, neither the Company nor any Company Subsidiary, on the one hand, nor Parent or Merger Sub, on the other hand, shall be required to, prior to the Effective Time, make or commit to make any material payment to any third party or agree to any material amendment, waiver, or modification to any Company Material Contract or any other agreement, as applicable, or any limitation on the conduct of its business, in order to obtain any such consent, approval, or waiver unless the Company or Parent, as applicable, shall agree to reimburse the other Party for such payment or any such amendment, waiver, or modification will not be effective if the Effective Time does not occur.

          (e)   It is agreed that Parent and the Company shall jointly control the obtaining or filing of all Permits (other than those in connection with the HSR Act) required to be obtained or made by the Company, a Company Subsidiary, Parent or Merger Sub, including the Company Governmental Filings, in connection with the authorization, execution, and delivery of this Agreement and the consummation of the Transactions. It is further agreed that the Company and Parent shall jointly select mutually agreeable lead outside counsel for the purposes of obtaining the Permits (other than those in connection with the HSR Act) required to be obtained or made by Parent, Merger Sub, or the Company or any of their respective Subsidiaries pursuant to Section 6.5(a); provided, however, that each shall have the right to hire independent counsel in order to advise such party in addition to such lead outside counsel. If necessary to obtain from any Governmental Authority any Permits required to be obtained or made by Parent or the Company or any of their respective Subsidiaries, under the HSR Act or with respect to any Company Governmental Filing, each of Parent and the Company shall cooperate with each other, and use its reasonable best efforts, and Parent shall cause each of Merger Sub, Guarantor, and Guarantor's Affiliates to use their collective reasonable best efforts, to resolve such objections as may be asserted by any Governmental Authority, including taking all reasonable actions reasonably necessary to resolve any matters regarding their respective suitability to make or obtain such Permits. Notwithstanding anything to the contrary in this Agreement, in connection with any filing or submission required or action to be taken by any of Parent, Merger Sub, Guarantor and Guarantor's Affiliates, on the one hand, or the Company, on the other hand, to consummate the Transactions, in no event shall Parent, Merger Sub, Guarantor or the Company or any of their respective Subsidiaries or Affiliates be obligated to (1) propose or agree to make any Divestiture, (2) agree to any prohibition of, or any limitation on, the acquisition, ownership, operation, effective control or exercise of full rights of ownership of any asset or business (including the Company and its assets, respectively), (3) accept any operational restriction, (4) take or commit to take any other action, undertaking, condition or consent decree, (5) terminate or amend any existing or contemplated governance structure or contemplated contractual or governance rights, or (6) enter into any agreement if, in any such case as described in clauses (1) through (6) above, doing so would reasonably be expected, individually or in the aggregate, to have an adverse impact (except to the extent immaterial) on any of their respective businesses or assets or that may impact (except to the extent immaterial) the current or future business models, plans, or structures of Guarantor and its Subsidiaries, taken as a whole, Parent and its Subsidiaries, taken as a whole, or the Company and the Company Subsidiaries, taken as a whole, except, in the case of the Company, at the request of Parent, if the effectiveness or consummation thereof is conditioned on the consummation of the Merger.

        Section 6.6.    Publicity.     Except with respect to any Company Change in Recommendation or any other action taken by the Company or the Company Board of Directors (or committee of the Board of Directors) pursuant to, and in accordance with Section 5.2 and Section 5.3, so long as this Agreement is in effect, Company and Parent shall consult with each other and, to the extent practicable, provide each other reasonable opportunity to review and comment on any press release or other public announcement with respect to the Merger or this Agreement prior to issuance of such press release or public announcement, and shall not issue or publish any such press release or other public announcement prior to such consultation, except as may be required by applicable Laws or by any listing agreement with or the listing rules of a national securities exchange or trading market, in which case, reasonable best efforts to consult with the other Party shall be made prior to any such issuance or publication.

        Section 6.7.    Directors' and Officers' Insurance and Indemnification.

          (a)   All rights to indemnification and exoneration (including provisions relating to expense reimbursement or advancement) now existing in favor of any current or former director, officer, employee or agent of the Company or any Company Subsidiary (the "Covered Persons") under the Company Governing Documents or such Company Subsidiary's organizational documents, or in agreements between a Covered Person and the Company or one of its Subsidiaries (each, an "Indemnification Agreement"), shall survive the Merger and shall continue in full force and effect (and shall not be amended, repealed or otherwise modified in any adverse respect) for a period of not less than six (6) years after the Effective Time, or with respect to any such Indemnification Agreement, in accordance with the terms of such Indemnification Agreement. If any Covered Person is or becomes involved in any Legal Proceeding in connection with any matter in respect of which such Covered Person would be entitled to be indemnified by the Company or the Surviving Corporation, then to the extent not provided in the foregoing, the Company, and after the Effective Time, the Surviving Corporation shall (and Parent shall cause Surviving Corporation to), pay, as incurred, such Covered Person's legal fees, costs and expenses incurred in connection with such Legal Proceeding, subject to receipt of an undertaking by or on behalf of such Covered Person to repay such legal fees, costs and expenses if it is ultimately determined by a court of competent jurisdiction (after all rights to appeal shall have expired) that such Covered Person is not entitled to be indemnified under applicable Laws.

          (b)   For a period of six (6) years after the Effective Time, the respective certificates of incorporation and bylaws or similar organizational or governing documents of the Surviving Corporation and the Company Subsidiaries shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Covered Persons for periods prior to and including the Effective Time than are currently set forth in the Company Governing Documents and the certificates of incorporation, bylaws, or similar organizational and governing documents of the Company Subsidiaries. From and after the Effective Time, Parent shall cause the Surviving Corporation and the Company Subsidiaries to honor, in accordance with their respective terms, the covenants contained in this Section 6.7. Parent shall also assume, honor, and guaranty and stand as surety for the Surviving Corporation and provide the Surviving Corporation with sufficient funds to fulfill its obligations in this Section 6.7.

          (c)   The Parent shall, or shall cause the Surviving Corporation to, maintain and extend (i) for a period of not less than six (6) years after the Effective Time all existing officers' and directors' liability insurance of the Company ("D&O Insurance") and (ii) for a period of not less than three (3) years after the Effective Time all existing employment practices liability insurance of the Company ("EPL Insurance"), and existing employment benefit plan fiduciary liability insurance of the Company ("Fiduciary Insurance"), in all cases with respect to claims arising in whole or in part from facts or events that actually or allegedly occurred on or before the Effective Time, including in connection with the approval of the Merger and the adoption of this Agreement; provided, however, that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to the Covered Persons than the existing D&O Insurance, EPL Insurance, and Fiduciary Insurance (so long as such policies are provided by the Company's current insurance carrier or by a carrier with a rating no lower than an A.M. Best rating of A); provided, further, that (i) if the existing D&O Insurance, EPL Insurance or Fiduciary Insurance expires or is terminated or cancelled during such period, the Parent shall, or shall cause the Surviving Corporation to, obtain and maintain substantially similar D&O Insurance, EPL Insurance, or Fiduciary Insurance (as applicable) (with such replacement policies to be provided by the Company's current insurance carrier or by a carrier with a rating no lower than an A.M. Best rating of A); (ii) in no event shall Parent be required to pay aggregate premiums for insurance under this Section 6.7(c) in excess of 250% of the aggregate premiums paid by the Company in 2011 for such purpose (the "Base Premium"), the true and correct amount of which is set forth on Section 6.7(c) of the Company Disclosure Schedule; and (iii) if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 6.7(c) for such aggregate premium, Parent shall, or shall cause the Surviving Corporation to, obtain as much insurance as can be obtained for aggregate premiums not in excess of 250% of the Base Premium. At the Company's option, it may, after consulting with Parent and considering Parent's views in good faith, elect to obtain prepaid "tail" or "runoff" policies prior to the Effective Time covering a period of six (6) years from and after the Effective Time with respect to acts and omissions occurring on or prior to the Effective Time; provided that the premium therefor does not exceed 250% of the Base Premium. In the event the Company purchases a "tail" or "runoff" policy prior to the Effective Time, Parent and the Surviving Corporation shall maintain such tail or runoff policy in full force and effect in lieu of all other obligations of Parent and the Surviving Corporation in the first sentence of this Section 6.7(c) for so long as any such tail or runoff policy remains in full force and effect.

          (d)   The rights of each Covered Person hereunder shall be in addition to, and not in limitation of, any other rights such Covered Person may have under the certificates of incorporation or bylaws or other organization or governing documents of the Company or any Company Subsidiary, any other indemnification arrangement, the DGCL or otherwise.

          (e)   For six (6) years after the Effective Time, in the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume all of the applicable obligations set forth in this Section 6.7.

          (f)    The provisions of this Section 6.7 shall survive the consummation of the Merger. The Covered Persons (and their successors and heirs) are intended third party beneficiaries of this Section 6.7, and this Section 6.7 shall not be amended in a manner that is adverse to the Covered Persons (including their successors and heirs) or terminated without the consent of the Covered Persons (including their successors and heirs) affected thereby.

        Section 6.8.    State Takeover Laws.     If any "control share acquisition," "fair price," or other anti-takeover Laws or regulations enacted under state or federal Laws becomes or is deemed to become applicable to the Company, the Merger or any other Transaction, then the Company, Parent, Merger Sub, and the members of their respective boards of directors shall take all action reasonably necessary and appropriate to render such statute inapplicable to the foregoing.

        Section 6.9.    Section 16 of the Exchange Act.     Prior to the Effective Time, the Company Board of Directors, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act ("Section 16") of Common Stock, or Company Stock Rights (or Common Stock issued upon exercise or vesting of the same), shall be an exempt transaction for purposes of Section 16.

        Section 6.10.    Stockholder Litigation.     The Company shall promptly notify Parent in writing of any stockholder litigation related to this Agreement, the Merger or the other Transactions that is brought, or, to the Knowledge of the Company, threatened, against the Company or the Company Board of Directors prior to the Effective Time and shall keep Parent promptly informed with respect to the status thereof. It is agreed that Parent, after consulting with the Company and considering the Company's views in good faith, shall make all decisions, lead all discussions, negotiations and other proceedings, and coordinate all activities, any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought in connection with any such stockholder litigation, including determining the manner in which to contest or otherwise respond to such stockholder litigation. Notwithstanding anything else contained in this Section 6.10, the Company may direct Parent to settle or otherwise compromise any stockholder litigation related to this Agreement if such settlement or compromise does not involve the imposition of (i) material equitable relief (which shall include any injunction, specific performance or similar demand or order) on the Company or any Company Subsidiary, (ii) criminal liability on the Company or any Company Subsidiary and (iii) the aggregate amount of all such settlements or compromises do not exceed the amount set forth on Section 6.10 of the Company Disclosure Schedule.

        Section 6.11.    Employee Matters.

          (a)   From and after the Effective Time Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all existing employment and severance agreements between the Company or any of its Subsidiaries and any officer, director or employee of the Company or any of its Subsidiaries listed on Section 6.11(a) of the Company Disclosure Schedule, except as otherwise agreed to between Parent or the Surviving Corporation, on the one hand, and any officer, director or employee of the Company or any of its Subsidiaries, on the other hand.

          (b)   Subject to Section 6.11(d), from and after the Effective Time, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for the period commencing at the Effective Time and ending on the first anniversary thereof, to maintain for individuals employed by the Company or any of its Subsidiaries at the Effective Time who remain employed by the Surviving Corporation and its Subsidiaries (the "Affected Employees") base salary and wage rates, cash bonus (other than equity based incentive arrangements), severance practices, and employee benefits that are substantially comparable in the aggregate to those provided to such Affected Employees under the Benefit Plans or practices (other than equity-based incentive arrangements) immediately prior to the Effective Time; provided, however, that, subject to the foregoing, nothing herein shall prevent the amendment or termination of any Benefit Plans as necessary to conform with applicable Law or interfere with the Surviving Corporation's obligation to make such changes as are necessary to conform with applicable Law; provided, further, that the foregoing shall not relieve the Surviving Corporation or any of its Subsidiaries of any obligation to any Affected Employees under an individual employment agreement with the Company or any of its Subsidiaries.

          (c)   With respect to any employee benefit plan or program maintained or contributed to by Parent or any of its Subsidiaries (each, a "Parent Benefit Plan") in which an Affected Employee may participate, or may become eligible to participate, Parent shall: (i) provide or cause to be provided to each Affected Employee service credit to the extent such service would be recognized if it had been performed as an employee of Parent or its Subsidiaries for purposes of eligibility, participation, vesting and levels of benefits (but not for benefit accruals under any defined benefit pension plan, any retiree medical or other post-retirement welfare plan, benefits under any frozen employee benefit plan or as would otherwise result in a duplication of benefits) for all periods of employment with the Company or any of its Subsidiaries prior to the Closing Date; (ii) waive, to the extent within Parent's control and ability under any current Parent Benefit Plan, or use reasonable best efforts to cause any third-party insurance carriers to waive, pre-existing conditions or limitations, eligibility, waiting periods or required physical examinations under any Parent Benefit Plan which is a welfare plan with respect to the Affected Employees and their eligible dependents, to the extent waived under the corresponding Benefit Plan in which the applicable Affected Employees participated immediately prior to the Closing Date and, with respect to life insurance coverage, up to the Affected Employee's current level of insurability; and (iii) provide, to the extent within Parent's control and ability under any current Parent Benefit Plan, or use reasonable best efforts to cause any third-party insurance carriers to provide, the Affected Employees and their eligible dependents credit for the plan year in which the Closing Date occurs towards applicable co-payments, deductibles and annual out-of-pocket limits for expenses incurred prior to the Closing Date. For the avoidance of doubt, no Affected Employee shall be retroactively eligible for any Parent Benefit Plan, including any such Parent Benefit Plan that was frozen prior to the Closing Date.

          (d)   The Parties acknowledge and agree that no provision of this Agreement shall be construed to: (i) create any right to any compensation or benefits whatsoever on the part of any Affected Employee or other future, present or former employee of the Company, the Surviving Corporation, Parent or any of their respective Affiliates; (ii) guarantee employment for any period of time or preclude the ability of Parent or the Surviving Corporation to terminate any employee, independent contractor or Affected Employee for any reason at any time; require Parent or the Surviving Corporation to continue any Benefit Plan, Parent Benefit Plan, or other employee compensation or benefit plans or arrangements, or prevent the amendment, modification or termination thereof after the Closing; or (iv) constitute an amendment to any Benefit Plan, Parent Benefit Plan, or other employee benefit or compensation plans or arrangements. Nothing in this Section 6.11 or elsewhere in this Agreement shall be deemed to make any employee, former employee, independent contractor or Affected Employee (including any beneficiary or dependent thereof) a third party beneficiary of this Section 6.11 or any rights relating hereto.

        Section 6.12.    Stock Exchange De-Listing.     Parent and the Surviving Corporation shall use their reasonable best efforts to cause the Shares to be de-listed from the NYSE and de-registered under the Exchange Act promptly following the Effective Time.

        Section 6.13.    Director Resignations.     Prior to the Closing Date, the Company shall cause each member of the Company Board of Directors to execute and deliver a letter, which shall not be revoked or amended prior to the Effective Time, effectuating his or her resignation as a member of the Company Board of Directors effective immediately prior to, and conditional on, the Effective Time.

        Section 6.14.    Repayment of Outstanding Indebtedness.     Subject to the receipt from Parent of the funds necessary to make all necessary payments under this Section 6.14, the Company shall obtain, at or prior to the Closing, a payoff letter with respect to the Existing Credit Facility in form and substance reasonably satisfactory to Parent (the "Payoff Letter"), together with such other documents and instruments as may reasonably be required by Parent to demonstrate that, effective as of the payment of the amount provided in the Payoff Letter to the party identified therein, which the Company shall pay on the Closing, (i) the Existing Credit Facility shall terminate (except for those provisions that customarily survive termination), (ii) all Indebtedness and other payment obligations of the Company and its affiliates under the Existing Credit Facility shall be repaid in full, (iii) all letters of credit outstanding thereunder shall either terminate or, if arrangements are made for any such letter of credit to remain outstanding following the termination of the Existing Credit Facility, each such letter of credit shall be cash collateralized pursuant to arrangements described in the Existing Credit Facility or otherwise reasonably satisfactory to Parent, and (iv) all of the Company's and its Affiliates' assets and properties are free from any and all Liens related thereto.

ARTICLE VII

CONDITIONS

        Section 7.1.    Conditions to Each Party's Obligations to Effect the Merger.     The respective obligations of each Party to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Laws:

          (a)    Stockholder Approval.    The Company Stockholder Approval shall have been obtained;

          (b)    Statutes; Court Orders.    No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other Transactions; and

          (c)    HSR Approval.    The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and no restrictive order or other requirements shall have been placed on the Company, Parent, Merger Sub or the Surviving Corporation in connection therewith.

        Section 7.2.    Conditions to the Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by Parent and Merger Sub to the extent permitted by applicable Laws:

          (a)    Representations and Warranties.    The representations and warranties of the Company contained in Section 3.1 (Organization) (solely to the extent it applies to the Company), Section 3.2 (Capitalization) (subject to de minimis exceptions in nature or amount involving discrepancies of shares of Common Stock, Company Options or Restricted Stock that do not exceed One Million Dollars ($1,000,000) in the aggregate), Section 3.3 (Authorization; Validity of Agreement; Company Action), the second sentence of Section 3.8(a) (Absence of Certain Changes), Section 3.18 (Information in the Proxy Statement), Section 3.19 (Opinion of Financial Advisor), Section 3.22(a) (Brokers) and Section 3.24 (Voting Requirements) shall be true and correct at and as of the date hereof and at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). All other representations and warranties of the Company set forth in this Agreement shall be true and correct at and as of the date hereof and at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)    No Material Adverse Effect.    Since the date hereof, there shall not have occurred or been discovered, and be continuing, any event, circumstance, change, occurrence, state of facts, development or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

          (d)    Company Closing Certificate.    Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) , Section 7.2(c), and Section 7.2(f) have been satisfied.

          (e)    Director Resignations.    Parent shall have received written resignation letters from each director of the Company as contemplated pursuant to Section 6.13 effective as of the Effective Time.

          (f)    Regulatory Matters.

              (i)  With respect to the Operating Permits identified on Section 7.2(f)(i) of the Company Disclosure Schedule, the Company shall have made or obtained, as applicable, each filing, authorization, consent or approval required in connection with the consummation of the Transactions, and such authorization, consent or approval, as applicable, shall not have been withdrawn or revoked.

             (ii)  With respect to the Operating Permits identified on Section 7.2(f)(ii) of the Company Disclosure Schedule, the relevant Governmental Authority shall not have revoked, rescinded, or failed to renew any such Operating Permit (or provided written notice of its intention to take any such action) or, if any such Governmental Authority shall have required that a filing with, or authorization, consent or approval of such Governmental Authority be made or obtained in connection with the consummation of the Transactions, the Company shall have made such filing or obtained such authorization, consent or approval, and such authorization, consent or approval, as applicable, shall not have been withdrawn or revoked.

            (iii)  The Company shall not be deemed to have a loss of the percentage set forth on Section 7.2(f)(iii) of the Company Disclosure Schedule of the Company's aggregate CGP resulting from the failure of the Company to make or obtain, as applicable, any filing, authorization, consent, or approval required to be made or obtained prior to the Effective Time with respect to any Operating Permit, or the revocation, rescission or non-renewal of any Operating Permit, in each case in connection with the consummation of the Transactions. For purposes of this Section 7.2(f)(iii), for each state set forth on Section 9.5 of the Company Disclosure Schedule with respect to the applicable Operating Permit, the following shall be deemed to constitute a loss of the CGP of such state: (a) failure to make a filing if such state requires a filing to be made prior to the Effective Time with respect to the applicable Operating Permit, (b) failure to obtain an authorization, consent or approval, if such state requires an authorization, consent or approval to be obtained prior to the Effective Time with respect to the applicable Operating Permit, and (c) a revocation, rescission, or non-renewal of the applicable Operating Permit, in each case, in connection with the consummation of the Transactions and to the extent not cured by the Outside Date, as it may be extended.

          (g)    Repayment of Outstanding Indebtedness.    Subject to the receipt from Parent of the funds necessary to make all necessary payments under Section 6.14, the Company shall obtain and deliver to Parent, at or prior to the Closing, an executed copy of the Payoff Letter, together with such other documents and instruments as may reasonably be required by Parent to demonstrate that, effective as of the payment of the amount provided in the Payoff Letter to the party identified therein, which the Company shall pay on the Closing, (i) the Existing Credit Facility shall terminate (except for those provisions that customarily survive termination), (ii) all Indebtedness and other payment obligations of the Company and its affiliates under the Existing Credit Facility shall be repaid in full, (iii) all letters of credit outstanding thereunder shall either terminate or, if arrangements are made for any such letter of credit to remain outstanding following the termination of the Existing Credit Facility, each such letter of credit shall be cash collateralized pursuant to arrangements described in the Existing Credit Facility or otherwise reasonably satisfactory to Parent, and (iv) all of the Company's and its Affiliates' assets and properties are free from any and all Liens related thereto.

          (h)    Change in Laws.    Without limiting Section 7.2(f), there shall not have occurred any change in Laws after the date hereof that, individually or in the aggregate, has had or would reasonably be expected to result in a loss of CGP, damages or liabilities to the Company and the Company Subsidiaries, taken as a whole, in an amount exceeding twenty percent (20%) of CGP.

        Section 7.3.    Conditions to the Obligations of the Company.     The obligations of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company to the extent permitted by applicable Laws:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub contained in Section 4.1 (Organization) (solely to the extent it applies to Merger Sub), Section 4.2 (Authorization; Validity of Agreement; Necessary Action), and Section 4.7 (Capitalization and Operation of Merger Sub) shall be true and correct in all respects at and as of the date hereof and at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date). All other representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified by materiality shall be true and correct at and as of the date hereof and at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or Parent Material Adverse Effect set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and

          (c)    Parent and Merger Sub Closing Certificate.    The Company shall have received at the Closing a certificate signed on behalf of each of Parent and Merger Sub by its respective Chief Executive Officer or the Chief Financial Officer certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION

        Section 8.1.    Termination.     This Agreement may be terminated and the Transactions may be abandoned at any time before the Effective Time (in all cases, by action of the respective board of directors of the terminating Party or Parties):

          (a)   By mutual written consent of Parent and the Company;

          (b)   By either Parent or the Company:

              (i)  if a court of competent jurisdiction or other Governmental Authority shall have issued a final, non-appealable order, decree, or ruling or taken any other action (which order, decree, judgment, injunction or other action the terminating Party shall have used its reasonable best efforts to lift or avoid), in each case permanently restraining, enjoining or otherwise prohibiting the Merger;

             (ii)  if, prior to the Effective Time, there has been a material breach by the other Party of any representation, warranty, covenant, or agreement set forth in this Agreement, which breach (A) in the case of a breach by the Company, would give rise to the failure of any conditions set forth in Section 7.1 or Section 7.2 and is incapable of being cured or, if capable of being cured, is not cured prior to the earlier of (x) three (3) Business Days prior to the Outside Date or (y) the date that is thirty (30) days from the date that the Company is notified by Parent of such breach; and (B) in the case of a breach by Parent or Merger Sub, would prevent Parent or Merger Sub's ability to consummate the Merger or give rise to the failure of any conditions set forth in Section 7.1 or Section 7.3 and is incapable of being cured or, if capable of being cured, is not cured prior to the earlier of (x) three (3) Business Days prior to the Outside Date or (y) the date that is thirty (30) days from the date that Parent is notified by Company of such breach (no prior notice of breach shall be required with respect to a breach of any covenants or agreements to be performed on the Closing Date); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any Party who is then in material breach of any of its (including, in the case of Parent, any breach by Merger Sub) representations, warranties, covenants, or agreements set forth in this Agreement;

            (iii)  if the Closing Date has not occurred by the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall not be available to any Party whose failure to fulfill any obligation or whose breach of any representation, warranty, or covenant under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing Date to have occurred by the Outside Date (including, in the case of Parent, any breach by Merger Sub); provided, further, that, if on the Outside Date, the conditions set forth in Section 7.2(f) shall not have been satisfied but all other conditions set forth in Section 7.2 have otherwise been satisfied or are capable of being satisfied at the Closing, then the Outside Date shall be extended to the date that is thirty (30) days after the Outside Date, and the Outside Date shall be further extended on two (2) additional successive occasions if the conditions to such extension set forth in this proviso are satisfied on any such extended Outside Date; or

            (iv)  the Company Stockholder Approval is not obtained at the Special Meeting;

          (c)   By Parent, at any time prior to Company Stockholder Approval, if (i) the Company Board of Directors shall have withdrawn, qualified, modified, changed, or amended in any manner adverse to Parent, or publicly proposed to withdraw, qualify, modify, change or amend in any manner adverse to Parent, the Company Recommendation, (ii) (A) the Company Board of Directors shall have approved, endorsed or recommended to the Company Stockholders an Acquisition Proposal, (B) the Company shall have entered into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement or standstill agreement entered into in compliance with Section 5.2), (iii) a tender offer or exchange offer that constitutes an Acquisition Proposal (other than by Parent or its Affiliates) shall have been commenced prior to obtaining the Company Stockholder Approval and the Company Board of Directors shall have failed to recommend against acceptance of such tender offer or exchange offer by the Company Stockholders within seven (7) Business Days after commencement, (iv) the Company Board of Directors shall have failed to reaffirm the Company Recommendation within seven (7) Business Days after a request to so reaffirm by Parent, (v) the Company or the Company Board of Directors shall have publicly announced its intention to do any of the foregoing; or (vi) the Company shall have materially breached its obligations under Section 5.2 or Section 5.3; or

          (d)   By the Company prior to the Company Stockholder Approval in order to enter into a definitive agreement relating to a Superior Proposal concurrently with the termination of this Agreement under this Section 8.1(d), provided that such termination shall not be effective unless, prior to or concurrently with such termination (i) Parent has received the Company Termination Fee or the Go-Shop Company Termination Fee, as applicable, pursuant to Section 8.3 and (ii) the Company has complied in all material respects with its obligations under Section 5.2 and Section 5.3.

        Section 8.2.    Effect of Termination.     In the event of termination of this Agreement by any Party as provided in Section 8.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party except with respect to this Section 8.2, Section 6.4, Section 6.6, Section 8.3 and Article IX, which provisions shall survive such termination; provided, however, that notwithstanding anything to the contrary herein, no such termination shall relieve any party from liability for any damages (including (i) in the case (and for the benefit) of the Company, damages based on the consideration that would have otherwise been payable to the Company Stockholders if the Transactions were consummated and (ii) in the case (and for the benefit) of Parent, damages based on the operating and financial synergies and other economic benefits that would have otherwise accrued to Parent if the Transactions were consummated), for a knowing or intentional material breach of a representation or warranty or a knowing or intentional material breach of any obligation hereunder made or allowed to occur or fraud.

        Section 8.3.    Fees, Costs and Expenses.

          (a)   Except as otherwise provided in this Section 8.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the Party incurring such fees, costs, or expenses, whether or not the Merger is consummated, provided, however, that (i) Parent shall pay all filing fees for the filings required for all Company Governmental Filings, including under the HSR Act, and the reasonable and documented out-of-pocket costs and expenses of Persons making such filings and (ii) the Company shall pay all expenses incurred in connection with the filing, printing, and mailing of the Proxy Statement (including applicable SEC filing fees) and the solicitation of the Company Stockholder Approval.

          (b)   In the event that:

              (i)  this Agreement is terminated by Parent pursuant to Section 8.1(c);

             (ii)  this Agreement is terminated by the Company pursuant to Section 8.1(d); or

            (iii)  (A) an Acquisition Proposal has been made or proposed to the Company or its stockholders or otherwise publicly announced, (B) this Agreement is terminated by either Parent or the Company pursuant to either Section 8.1(b)(iii) or Section 8.1(b)(iv), or by Parent pursuant to Section 8.1(b)(ii), and (C) within twelve (12) months following the date of such termination, the Company or any Company Subsidiary enters into any definitive agreement providing for, or the Company approves, recommends to its stockholders or does not oppose any Acquisition Proposal or any Acquisition Proposal is consummated (in each case regardless of whether such Acquisition Proposal was made or consummated, before or after termination of this Agreement) (for purposes of this Section 8.3(b)(iii) only, references in the term "Acquisition Proposal" to "20% or more" shall be references to "more than 50%"):

  then the Company shall pay Parent (x) a cash amount equal to Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) (the "Company Termination Fee") plus (y) the documented out-of-pocket costs and expenses of Parent and Merger Sub relating to the Transactions (including fees and expenses of Representatives of Parent and Merger Sub) up to Five Million Dollars ($5,000,000) (the "Parent Expenses") by wire transfer of same-day funds (i) in the case of the foregoing Section 8.3(b)(i), within four (4) Business Days after such termination, (ii) in the case of the foregoing Section 8.3(b)(ii), concurrently with, and as a condition precedent to, termination of this Agreement pursuant to Section 8.1(d), and (iii) in the case of the foregoing Section 8.3(b)(iii), within three (3) Business Days after the earlier of the date on which the Company or any Company Subsidiary enters into any definitive agreement providing for, or the Company approves, recommends to its stockholders or does not oppose, any Acquisition Proposal or any Acquisition Proposal is consummated, as described in Section 8.3(b)(iii)(C); provided, however, that if and only in the event that this Agreement is terminated by the Company pursuant to Section 8.1(d) in order to enter into a definitive agreement with respect to a Superior Proposal with an Excluded Party prior to the Go-Shop Termination Date, then the Company shall pay Parent a cash amount equal to (i) Ten Million Dollars ($10,000,000) (the "Go-Shop Company Termination Fee") plus (ii) the Parent Expenses concurrently with, and as a condition precedent to, such termination.

          (c)   In the event that this Agreement is terminated by Parent pursuant to Section 8.1(b)(ii), then the Company shall pay Parent a cash amount equal to the Parent Expenses by wire transfer of same-day funds within two (2) Business Days after such termination, such amount to be offset against any amounts payable by the Company to Parent in accordance with Section 8.3(b)(iii), if any.

          (d)   In the event that this Agreement is terminated by the Company pursuant to Section 8.1(b)(ii), then Parent shall pay the Company a cash amount equal to the documented out-of-pocket costs and expenses of the Company and its Subsidiaries relating to the Transactions

  (including fees and expenses of Representatives of the Company and its Subsidiaries) up to Five Million Dollars ($5,000,000) by wire transfer of same-day funds within two (2) Business Days after such termination.

          (e)   In the event that Parent accepts full payment pursuant to Section 8.3(b), the receipt of the Company Termination Fee or the Go-Shop Company Termination Fee, as applicable, and the Parent Expenses shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof), or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates, or any other Person shall be entitled to bring or maintain any claim, action, or proceeding against the Company or any of its Affiliates for damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions, or any matters forming the basis for such termination.

          (f)    For the avoidance of doubt, any payment made by the Company or Parent under this Section 8.3 shall be payable only once with respect to this Section 8.3 and not in duplication even though such payment may be payable under one or more provisions hereof.

ARTICLE IX

MISCELLANEOUS

        Section 9.1.    Amendment and Modification.     At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, however, that after the adoption of this Agreement by the Company Stockholders, if any such amendment or waiver shall by applicable Laws or in accordance with the rules and regulations under NYSE require further approval of the Company Stockholders, the effectiveness of such amendment or waiver shall be subject to the approval of the Company Stockholders. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 9.2.    Non-survival of Representations and Warranties.     None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

        Section 9.3.    Expenses.     Except as expressly set forth in Section 8.3 or elsewhere in this Agreement, all fees, costs, and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees, costs and expenses.

        Section 9.4.    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by facsimile or electronic transmission (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as FedEx (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a) if to Parent or Merger Sub, to:	Eagle U.S. Sub, Inc. Periférico Sur # 4121 Col Fuentas del Pedregal C.P. 14141 México D.F. Attention: Gabriel Roqueñí Facsimile: 5255.1720.78.20 Email: groqueni@elektra.com.mx
with a copy (which shall not constitute notice) to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 Attention: Ariel J. Deckelbaum Facsimile: (212) 757-3990 Email: ajdeckelbaum@paulweiss.com
(b) if to the Company, to:	Advance America, Cash Advance Centers, Inc. 135 North Church Street Spartanburg, South Carolina 29306 Attention: General Counsel Facsimile: (864) 580-5454 Email: tnewell@advanceamerica.net and to:
Attention: Chief Executive Officer Email: po'shaughnessy@advanceamerica.net
with a copy (which shall not constitute notice) to:	K&L Gates LLP 70 West Madison Street, Suite 3100 Chicago, Illinois 60602 Attention: D. Mark McMillan Facsimile: (312) 827-8001 Email: mark.mcmillan@klgates.com and to:
Attention: Merrick D. Hatcher Facsimile: (312) 827-8036 Email: merrick.hatcher@klgates.com

        Section 9.5.    Certain Definitions.     For the purposes of this Agreement, the term:

        "Acceptable Confidentiality Agreement" means a confidentiality agreement containing customary terms and conditions not less favorable to the Company than the terms and conditions of the Confidentiality Agreement. Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with the Company relating to a purchase of, or business combination with, the Company shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement.

        "Acquisition Proposal" means any inquiry (in writing or otherwise), proposal, indication of interest or offer by any Third Party that relates to (i) the direct or indirect acquisition or purchase (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries

(including securities of Company Subsidiaries) equal to 20% or more of the Company's consolidated assets or to which 20% or more of the Company's revenues or earnings on a consolidated basis are attributable, (ii) the direct or indirect acquisition (whether in a single transaction or a series of related transactions and whether from the Company, any Company Subsidiary or any Company Stockholder) of 20% or more of the Company Common Stock (or securities or instruments convertible into or exercisable or exchangeable for such securities), (iii) a tender offer or exchange offer that if consummated would result in any Third Party beneficially owning 20% or more of the Company Common Stock, or (iv) a merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving the Company or any of its Subsidiaries that, if consummated, would have the effect set forth in either the foregoing clause (i) or clause (ii), in each case, other than the Transactions.

        "Affiliates" has the meaning set forth in Rule 12b-2 of the Exchange Act.

        "Business Day" means any day, other than Saturday, Sunday or a United States or Mexican federal holiday or a day on which banking institutions are required or authorized by Law or executive order to be closed in the United States or Mexico, and shall consist of the time period from 12:01 a.m. through 12:00 midnight New York City time.

        "CGP" means the aggregate United States "center gross profits" of the Company and the Company Subsidiaries for the twelve (12)-month period ended September 30, 2011, allocated among the states in which the Company and the Company Subsidiaries operate, as set forth on Section 9.5 of the Company Disclosure Schedule.

        "Change of Control Agreements" means the Material Company Contracts identified as such on Section 3.13(a)(vi) of the Company Disclosure Schedule.

        "Code" means the Internal Revenue Code of 1986.

        "Company Agreements" means any note, bond, mortgage, lien, indenture, lease, license, contract, understanding or agreement, or other instrument or obligation (other than Permits or Laws) to which the Company or any Company Subsidiary is a party or by which any of them or any of their respective properties or assets is bound (in each case, whether written or oral).

        "Company Bylaws" means the Amended and Restated Bylaws of the Company as in effect as of the date hereof.

        "Company Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company as in effect as of the date hereof.

        "Company Financial Adviser" means Wells Fargo Securities, LLC.

        "Company Governing Documents" means the Company Certificate of Incorporation and the Company Bylaws.

        "Company Material Adverse Effect" means any event, circumstance, change, occurrence, state of facts, development or effect that, individually or in the aggregate, (i) is materially adverse to the business, condition (financial or otherwise), properties or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) would prevent or materially impair the ability of the Company to consummate the Merger; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect pursuant to clause (i) of this definition: (A) any event, circumstance, change or effect resulting from or relating to (1) a change in general economic, political, regulatory, or financial market conditions, including interest or exchange rates, (2) a change generally affecting the industries and locations in which the Company and the Company Subsidiaries operate (including seasonal fluctuations) or general economic conditions that generally affect the industries in which the Company and the Company Subsidiaries operate, (3) any change in accounting requirements or principles required by GAAP (or any interpretations thereof) or required by any change in applicable Laws (or any interpretations thereof), (4) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any Law after the date hereof, (5) any acts of terrorism or war or any weather-related event, fire or natural disaster or any escalation thereof, or (6) the announcement of the execution of this Agreement or the pendency or consummation of the Transactions to the extent relating to the identity of Parent or any of its Affiliates as the acquiror of the Company or any facts or circumstances concerning Parent or any of its Affiliates (except with respect to the representations and warranties made by the Company in Section 3.5 and the condition with respect thereto in Section 7.2(a)), except that the matters set forth in clauses (1), (2), (3) and (5) hereof shall not be excluded from the definition of "Company Material Adverse Effect" or from being taken into account in determining whether a Company Material Adverse Effect has occurred if such matters have a disproportionately adverse effect on the Company and the Company Subsidiaries, taken as a whole, as compared to other participants in the retail storefront payday lending industry in the states in which the Company and the Company Subsidiaries currently operate or (B) any failure by the Company to meet any projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period or a decline in the price or trading volume of the Company Common Stock (provided that, except as otherwise provided in this definition, the underlying causes of such failure or decline may be taken into account in determining whether there is a Company Material Adverse Effect).

        "Company Stock Plan" means the Company 2004 Omnibus Stock Plan.

        "Company Stock Rights" means the Company Options and Restricted Stock.

        "Company Subsidiary" means each Person which is a direct or indirect Subsidiary of the Company.

        "Confidentiality Agreement" means the Non-Disclosure and Confidentiality Agreement, dated September 26, 2011, between Parent and the Company, as amended hereby.

        "Controlled Group Liability" means all liabilities (a) under Section 302 of ERISA, (b) under Title IV of ERISA, (c) under Section 412 or 4971 of the Code, in the case of clauses (a), (b) and (c), that are imposed on the Company or any Company Subsidiaries under or in respect of a Benefit Plan solely by reason of the treatment of the Company as a single employer with another Person as a result of the application of Sections 414(b), (c), (m) or (o) of the Code or by reason of the treatment of the Company as under common control with another Person as a result of the application of Section 4001(b) of ERISA, and (d) in respect of a multiemployer plan that are imposed on the Company on a so-called "controlled group" basis, including under Section 414 of the Code.

        "Divestiture" means, with respect to any asset or business, any sale, lease, license, transfer, conveyance, separate holding, disposal, divestiture, disposition or other encumbrance or any agreement to do any of the foregoing with respect to such asset or business (including transfer of such asset or business to a trust).

        "Enforceability Limitations" means (a) any bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws in effect which affect the enforcement of creditors' rights, and (b) general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing).

        "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any permit issued under any such Environmental Law, including (a) any and all Environmental Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials.

        "Environmental Law" means any Laws and any judicial or administrative interpretation thereof binding on the Company or its operations or property as of the date hereof and Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Materials.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "ERISA Affiliate" means any trade or business, whether or not incorporated, that together with the Company would be deemed a single employer for purposes of Section 4001 of ERISA or Sections 414(b), (c), (m), (n) or (o) of the Code.

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Excluded Party" means any Third Party from whom the Company or any of its Representatives receives an Acquisition Proposal prior to the Solicitation Period Termination Date that, on or before the Solicitation Period Termination Date, the Company Board of Directors or any committee thereof determines in good faith (after consultation with the Company Financial Advisor or another independent financial advisor of nationally recognized reputation and outside legal counsel) constitutes, or is reasonably likely to lead to, a Superior Proposal, and which Acquisition Proposal has not been rejected or withdrawn.

        "Existing Credit Agreement" means the Credit Agreement, dated December 5, 2011, among the Company, the Guarantors (as defined therein), the Lenders (as defined therein) and Bank of America, N.A.

        "Existing Credit Facility" means the facility under the Existing Credit Agreement, including any and all letters of credit issued and outstanding thereunder and all notes, security agreements and other documentation relating thereto.

        "Governmental Authority" means any government or governmental or regulatory body thereof, or political subdivision thereof, or any agency commission, instrumentality or authority thereof, or any court or arbitrator (public or private), in each case, whether foreign, federal, state, provincial, territorial, local or supernational.

        "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, mold and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "pollutants," "toxic pollutants," or words of similar import, under any applicable Environmental Law.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        "Indebtedness" means, without duplication: (i) any indebtedness or other obligation of the Company or any of the Company Subsidiaries for borrowed money, whether current, short-term or long-term and whether secured or unsecured; (ii) any indebtedness of the Company or any of the Company Subsidiaries evidenced by any note, bond, debenture or other security or similar instrument; (iii) any liabilities of the Company or any of the Company Subsidiaries with respect to interest rate or currency swaps, collars, caps and similar hedging obligations; (iv) any liabilities of the Company or any of the Company Subsidiaries for the deferred purchase price of property or other assets (including any "earn-out" or similar payments); (v) any liabilities of the Company or any of the Company Subsidiaries in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which liabilities are required to be classified and accounted for under applicable generally accepted accounting principles as capital leases; (vi) any liabilities of the Company or any of the Company Subsidiaries under any performance bond or letter of credit or any bank overdrafts and similar charges; (vii) any accrued interest, premiums, penalties and other obligations relating to the foregoing, including any pre-payment penalties, "breakage costs," redemption fees, costs and expenses or premiums and other similar amounts; (viii) any obligation in respect of purchase money obligations for the acquisition of equipment and fixed assets, but in no event including ordinary course trade payables; (ix) any cash advances made to customers of the Company or any Company Subsidiary by any Person other than the Company or a Company Subsidiary to the extent the Company or any Company Subsidiary guarantees repayment, and (x) any indebtedness referred to in clauses (i) through (viii) above of any Person other than the Company or the Company Subsidiaries that is either guaranteed (including under any "keep well" or similar arrangement) by, or secured (including under any letter of credit, banker's acceptance or similar credit transaction) by any Lien upon any property or asset owned by, the Company or any of the Company Subsidiaries.

        "Intellectual Property" means all intellectual property, confidential information, and proprietary information, including (a) patents and patent applications and patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, Internet domain names, assumed names and corporate names, together with the goodwill of the business associated with and symbolized by such trademarks, service marks, trade dress, trade names and corporate names, in each case whether or not registered; (c) published and unpublished works of authorship, whether copyrightable or not, including all statutory and common law copyrights associated therewith; (d) all registrations, applications, extensions, and renewals for any of the items listed in clauses (b) and (c); (e) trade secrets; (f) websites; (g) all computer programs, including operating systems, applications, routines, interfaces, all algorithms, whether in source code or object code; and (h) formulae; compositions; know how; research and development information; artwork and graphic design; manuscripts; drawings; specifications; lists of suppliers and service providers; pricing and cost information and records; test reports; manuals; financial, business, sales and marketing proposals, research, data, and plans; technical and computer data; databases; documentation; promotional materials and related information; and other intellectual property, confidential information and proprietary rights, in each case in any medium, including digital, and in any jurisdiction, together with all causes of action, judgments, settlements, claims and demands of any nature related thereto, including the right to prosecute any past infringements or other violations thereof.

        "Key Employee" means any employee of the Company with annual base compensation in excess of $150,000.

        "Knowledge" means, with respect to any matter in question, the actual knowledge, after making reasonable inquiry within the Party and its Subsidiaries, of the Chief Executive Officer, Chief Financial Officer, General Counsel, and Chief Compliance Officer (or persons performing the equivalent functions) of the Company or Parent, as the case may be.

        "Laws" means any applicable law, statute, code, ordinance, rule, regulation, judgment, common law or Order of a Governmental Authority.

        "Legal Proceeding" means any claim (including any counterclaim), action, suit, complaint, denial, mediation, arbitration, investigation, hearing, charge, indictment, inquiry, alternative dispute resolution action or any other civil, criminal, judicial, administrative or arbitral proceeding, in law or equity, whether or not by or before any Governmental Authority.

        "Lien" means any (a) lien, preferential claim, deed of trust, mortgage, hypothecation, security interest, deposit, pledge, right of first offer or first refusal, charge, or encumbrance, and (b) with respect to any real property interest, in addition to the items described in clause (a), leases, options, restrictions on transfer, easement, or covenant that runs with the land.

        "Multiemployer Plan" means any Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) or 4001(a)(3) of ERISA.

        "Named Executive Officers" means the Company's Chief Executive Officer and Chief Financial Officer.

        "NCP Guarantee" means the NCP Guaranty, dated as of December 14, 2007, by the Company to and for the benefit of NCP Finance Limited Partnership and related letters of credit.

        "NYSE" means the New York Stock Exchange.

        "Operating Permits" means all state- and federal-level Permits required for the Company together with the Company Subsidiaries to operate the payday lending business under and pursuant to applicable Law.

        "Outside Date" means August 16, 2012, or such later date as determined pursuant to Section 8.1(b)(iii).

        "Parent Material Adverse Effect" means any event, circumstance, change, occurrence, state of facts, development or effect that, individually or in the aggregate would prevent or materially impair the ability of Guarantor, Parent or Merger Sub to consummate the Merger.

        "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.

        "Permits" means all permits, licenses, franchises, consents, approvals, authorizations, registrations, certificates, variances, waivers, orders and similar rights obtained, or required to be obtained, from Governmental Authorities.

        "Permitted Liens" means (a) Liens for Taxes not yet delinquent or the amount or validity of which is being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, consistently applied, and, to the extent reserved prior to the date thereof, reflected in the Financial Statements, (b) statutory Liens of landlords with respect to leased Company Real Property, none of which, individually or in the aggregate, materially detract from the value of the Company Real Property or interfere in any material respect with the present use of or occupancy of the affected Company Real Property by the Company or any of its Subsidiaries or the conduct of the business of the Company and its Subsidiaries as presently conducted, (c) inchoate Liens of carriers, warehousemen, mechanics, materialmen, repairmen and similar Liens incurred in the ordinary course of business consistent with past practice and not yet delinquent or the amount or validity of which is being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, consistently applied, and are, to the extent reserved prior to the date thereof, reflected in the Financial Statements, (d) zoning, entitlement, building and other land use Liens which are not violated by the current use of or occupancy of the Company Real Property, (e) other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, materially detract from the value of the Company Real Property or interfere in any material respect with the present use of or occupancy of, or the conduct of business as presently conducted on, the affected Company Real Property by the Company or any of its Subsidiaries, (f) Liens securing Indebtedness set forth on Section 3.2(d) of the Company Disclosure Schedule or liabilities that are reflected in the Financial Statements, (g) Liens (other than Liens created or imposed under ERISA) incurred or deposits made in the ordinary course of business consistent with past practice in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of money), and (h) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions.

        "Person" means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, labor union, Governmental Authority, or other entity or organization.

        "Qualifying SEC Documents" means (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and (ii) any Company SEC Document filed after December 31, 2010 that is filed with the SEC on the SEC's EDGAR system.

        "Representatives" means, with respect to any Person, such Person's officers, directors, employees, investment bankers, legal counsel, accountants and other agents.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933.

        "SOXA" means the Sarbanes-Oxley Act of 2002.

        "Subsidiary" means with respect to any person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the economic interest in, or a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (ii) such party or any other Subsidiary of such party is a general partner.

        "Superior Proposal" means any bona fide (and following the Solicitation Period Termination Date, unsolicited (except, prior to the Go-Shop Period Termination Date, with respect to any Excluded Party)) and written Acquisition Proposal that the Company Board of Directors determines in good faith (after consultation with the Company Financial Advisor or another financial advisor of nationally recognized reputation and outside legal counsel), taking into account, among other things, all legal, financial, regulatory, and other aspects of the Acquisition Proposal and the Third Party making the Acquisition Proposal, including the financing terms (and certainty of financing) thereof and the reasonable likelihood of consummation of such Acquisition Proposal, that if consummated, would result in a transaction that is more favorable to the Company Stockholders from a financial point of view than the Transactions; provided that, for purposes of this definition of "Superior Proposal," references in the term "Acquisition Proposal" to "20% or more" shall be deemed to be references to "more than 50%."

        "Tax" or "Taxes" means any (a) federal, state, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, excise, custom duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, real and personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding or other tax, duty, assessment or similar charge (including all interest and penalties thereon and additions thereto) imposed by any Governmental Authority, and (b) liability for the payment of any amounts described in (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group, as a result of transferor or successor liability, or due pursuant to contract.

        "Tax Claim" means any audit, investigation, litigation or other proceeding conducted by or with any Governmental Authority with respect to Taxes.

        "Tax Return" means any return, report, certificate, form, or similar statement or document or other communication (including the attached schedules, supplements and additional or supporting material) required or permitted to be supplied to, or filed with, a Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax (and including any amendments with respect thereto).

        "Treasury Regulations" means the Treasury regulations promulgated under the Code.

        Section 9.6.    Terms Defined Elsewhere.     The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
2012 Double Trigger Company Option	2.4(b)
2012 Double Trigger Option Consideration	2.4(b)
2012 Double Trigger Restricted Stock	2.4(d)
Acquisition Proposal	8.3(b)
Affected Employees	6.11(b)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Balance Sheet Date	3.8(a)
Base Premium	6.7(c)
Benefit Plans	3.11(a)
Certificate of Merger	1.2
Certificates	2.2(b)
Closing	1.3
Closing Date	1.3
Common Stock	3.2(a)
Company	Preamble
Company Board of Directors	Recitals
Company Change in Recommendation	5.3(a)
Company Disclosure Schedule	Lead in to Article III
Company Governmental Filings	3.5
Company Intellectual Property	3.15(a)
Company Leases	3.14(b)
Company Material Contract	3.13(a)
Company Material Leases	3.14(b)
Company Material Order	3.10
Company Options	2.4(a)
Company Real Property	3.14(b)
Company Recommendation	3.4
Company SEC Documents	3.6(a)
Company Stockholder Approval	3.24
Company Stockholders	Recitals
Company Termination Fee	8.3(b)
Company-owned Intellectual Property	3.15(b)
Covered Persons	6.7(a)
D&O Insurance	6.7(c)
DGCL	Recitals
Disclosure Schedules	IV
Dissenters Provisions	2.3(a)
Dissenting Shares	2.3(a)
DOL	3.11(b)
Effective Time	1.2
EPL Insurance	6.7(c)
Equity Interests	3.2(a)
Fiduciary Insurance	6.7(c)
Financial Statements	3.6(a)
Foreign Plan	3.11(k)
GAAP	3.6(a)

Term	Section
Go-Shop Company Termination Fee	8.3(b)
Go-Shop Period Termination Date	5.2(c)
Guarantor	Recitals
Indemnification Agreement	6.7(a)
Intervening Event	5.3(b)
IRS	3.11(b)
Licensed Intellectual Property	3.15(b)
Location	3.14(b)
Merger	Recitals
Merger Consideration	Recitals
Merger Sub	Preamble
Merger Sub Common Stock	2.1
Option Consideration	2.4(a)
Order	3.10
Owned Real Property	3.14(b)
Parent	Preamble
Parent Benefit Plan	6.11(c)
Parent Disclosure Schedule	IV
Parent Expenses	8.3(b)
Parties	Preamble
Party	Preamble
Paying Agent	2.2(a)
Payoff Letter	6.14
Personal Information	3.26
Preferred Stock	3.2(a)
Privacy Policy	3.26
Proxy Statement	6.1(a)
Restricted Stock	2.4(c)
Section 16	6.9
Section 203	3.23
Share	Recitals
Single Trigger Company Option	2.4(a)
Single Trigger Option Consideration	2.4(a)
Single Trigger Restricted Stock	2.4(c)
Solicitation Period Termination Date	Section 5.2(a)
Special Meeting	6.1(e)
Surviving Corporation	1.1(a)
Third Party	5.2(c)
Transactions	Recitals
WARN	3.16(d)

        Section 9.7.    Interpretation; Disclosure Schedules.

          (a)   When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. For purposes of this Agreement, (i) the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation" or "but not limited to," (ii) the word "or" is not exclusive and is used in the inclusive sense of "and/or," and (iii) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Agreement as a whole. All references to this Agreement shall be deemed to include references to the "plan of merger" contained herein (as such term is used in the DGCL). Unless otherwise specified, all references herein to "dollar" or

  "$" shall be references to United States dollars. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise. The terms "made available" or "provided," when referring to information, documents, projections, forecasts or other material made available to Parent or Merger Sub, mean that such information, documents, projections, forecasts or other material have been placed in the electronic "data room" in connection with the Transactions, otherwise provided to Parent or its Representatives or made available to Parent or its Representatives at the offices of the Company located at 135 North Church Street, Spartanburg, South Carolina 29306 as described on Section 9.7(a) of the Company Disclosure Schedule. References herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder, except where the reference to Law speaks as of a date certain or references the effect of a change in Law. Whenever this Agreement requires a Company Subsidiary to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Company Subsidiary to take such action.

          (b)   The Parties acknowledge and agree that (i) each Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of the Party to which such Disclosure Schedule is delivered pursuant to this Agreement, and (ii) the disclosure by the Company, on the one hand, and Parent and Merger Sub on the other hand, of any matter in its Disclosure Schedule shall not be deemed to constitute an acknowledgment by the Company or Parent and Merger Sub, as applicable, that the matter is required to be disclosed by the terms of this Agreement or that the matter is material. Each disclosure set forth in the Disclosure Schedules is identified by reference to, or has been grouped under a heading referring to a specific section of this Agreement. Notwithstanding the foregoing, if the Company or Parent and Merger Sub disclose in any section or schedule of its Disclosure Schedule an item or information in such a way as to make its relevance to the disclosure required by another section or schedule thereof readily apparent, then the matter shall be deemed to have been disclosed in such other section or schedule, notwithstanding the omission of an appropriate cross-reference to such other section or schedule.

        Section 9.8.    Counterparts.     This Agreement may be executed manually or by facsimile (or other electronically scanned and transmitted means) by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. Facsimile or portable document format (PDF) signatures shall be treated as original signatures for all purposes hereunder.

        Section 9.9.    No Reliance.     The Company's representations and warranties in Article III are the product of negotiations among the Parties and are solely for the benefit of Parent and Merger Sub. Any inaccuracies in such representations and warranties are subject to waiver by the Parties hereto pursuant to Section 9.16 and are qualified by the Confidentiality Agreement containing non-public information. Consequently, the Company's representations and warranties in Article III may not be relied upon by Persons other than the Parties hereto as characterizations of actual facts or circumstances as of the date hereof or as of any other date, and such representations and warranties may not be relied upon by the Company's stockholders in making the decision to approve and authorize this Agreement and the transactions expressly contemplated by this Agreement. This Agreement may only be enforced by Parent and Merger Sub.

        Section 9.10.    Entire Agreement.     This Agreement, the Confidentiality Agreement, the exhibits to this Agreement, the Company Disclosure Schedule and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect thereto.

        Section 9.11.    Severability.     If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger is fulfilled to the extent possible.

        Section 9.12.    Governing Law; Jurisdiction.

          (a)   Except as required by the mandatory provisions of the DGCL, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the law of any other state.

          (b)   Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or, if no such state court has proper jurisdiction, the Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, if no such state court has proper jurisdiction, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by law.

        Section 9.13.    Waiver of Jury Trial.     EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.13.

        Section 9.14.    Assignment; Benefit.     This Agreement shall not be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for (i) the provisions of Section 6.7 hereof which shall inure to the benefit of the Persons or entities benefiting therefrom who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein, (ii) at the Effective Time, the rights of the holders of Shares to receive the Merger Consideration in accordance with the terms and conditions of this Agreement, (iii) at the Effective Time, the rights of the holders of the Company Options to receive payments contemplated by the applicable provisions of Section 2.4(a) in accordance with the terms and conditions of this Agreement, (iv) subject to the proviso at the end of Section 8.2, the right of the Company, on behalf of the holders of equity interests in the Company, to pursue damages in the event of a failure by Parent or Merger Sub to consummate the Transactions, which right is hereby acknowledged and agreed by Parent and Merger Sub and (v) Section 9.12, Section 9.13, this Section 9.14 and the last sentence of Section 9.15 (which, in each case, will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein).

        Section 9.15.    Specific Performance; Remedies.     The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as expressly provided in the following sentence. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware or any Federal court sitting in the State of Delaware, without proof of actual damages, and to waive any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement), other than as limited hereunder. The Parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.15, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party (including monetary damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.15 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.15 shall require any Party to institute any proceeding for (or limit any Party's right to institute any proceeding for) specific performance under this Section 9.15 prior or as a condition to exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.15 or anything set forth in this Section 9.15 restrict or limit any Party's right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.

        Section 9.16.    Extension; Waiver.     At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may, to the extent permitted under applicable Laws, (a) extend the time for the performance of any of the obligations of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered under this Agreement or, (c) waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a Party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.
By:	/s/ J. PATRICK O'SHAUGHNESSY
	Name:	J. Patrick O'Shaughnessy
	Title:	President and Chief Executive Officer
EAGLE U.S. SUB, INC.
By:	/s/ RODRIGO PLIEGO
	Name:	Rodrigo Pliego
	Title:	President
By:	/s/ GABRIEL ROQUEÑÍ
	Name:	Gabriel Roqueñí
	Title:	Secretary
EAGLE U.S. MERGER SUB, INC.
By:	/s/ RODRIGO PLIEGO
	Name:	Rodrigo Pliego
	Title:	President
By:	/s/ GABRIEL ROQUEÑÍ
	Name:	Gabriel Roqueñí
	Title:	Secretary

Signature Page to Agreement and Plan of Merger

[LETTERHEAD OF WELLS FARGO SECURITIES, LLC]

ANNEX B

February 15, 2012

Advance America, Cash Advance Centers, Inc.
135 North Church Street
Spartanburg, SC 29306
Attn: Board of Directors

Members of the Board of Directors:

        We understand that Advance America, Cash Advance Centers, Inc. (the "Company") intends to enter into an Agreement and Plan of Merger (the "Agreement") by and among Eagle U.S. Sub, Inc. (the "Acquiror"), Eagle U.S. Merger Sub, Inc,, a wholly owned subsidiary of the Acquiror ("Merger Sub"), and the Company pursuant to which, among other things, the Company will merge with Merger Sub (the "Transaction"), each outstanding share of common stock, par value $.01 per share ("Common Stock"), of the Company will be converted into the right to receive $10.50 in cash (the "Consideration") and the Company will become a wholly owned subsidiary of the Acquiror. We further understand that, concurrently with the execution of the Agreement, Grupo Elektra, S.A.B. de C.V., an affiliate of the Acquiror ("Guarantor"), will execute and deliver a guarantee to the Company, guaranteeing certain obligations of the Acquiror in connection with the Transaction.

        You have requested the opinion of Wells Fargo Securities, LLC ("Wells Fargo Securities") as to the fairness, from a financial point of view, to the holders of Common Stock, other than the Acquiror and its affiliates, of the Consideration to be received by such holders in the Transaction pursuant to the Agreement.

        In arriving at our opinion, we have, among other things:

  •
  reviewed a draft, dated February 14, 2012, of the Agreement;

  •
  reviewed certain publicly available business and financial information relating to the Company;

  •
  reviewed certain internal financial and operating information relating to the business, operations and prospects of the Company furnished to or discussed with us by the management of the Company, including financial forecasts, projections and estimates relating to the future financial performance of the Company prepared by and discussed with the management of the Company;

  •
  discussed with members of the senior management of the Company the business, operations, financial condition and prospects of the Company;

  •
  compared certain business, financial and other information regarding the Company with publicly available business, financial and other information regarding certain companies with publicly traded equity securities that we deemed relevant;

  •
  reviewed the current and historical market prices and trading activity of Common Stock and the current and historical market prices and trading activity of publicly traded equity securities of other companies that we deemed relevant;

  •
  compared the proposed financial terms of the Transaction with the publicly available financial terms of certain other business combinations and transactions that we deemed relevant; and

  •
  conducted such other financial studies, analyses and investigations and considered such other information and factors as we deemed appropriate.

        In connection with our review, we have assumed and relied upon the accuracy and completeness of all of the financial and other information, provided or otherwise made available to us, discussed with or reviewed by us, or that was publicly available, and we have not independently verified the accuracy or completeness of any such information. We have relied upon assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any respect material to our analyses or this opinion. With respect to the financial forecasts, projections and estimates relating to the future financial performance of the Company through December 31, 2014 prepared by and discussed with the management of the Company and utilized in our analyses, we have been advised and, at the Company's direction, have assumed that they have been reasonably prepared and reflect the best currently available estimates, judgments and assumptions of the management of the Company as to the future financial performance of the Company. We assume no responsibility for, and express no view as to, such forecasts, projections or estimates or the judgments or assumptions upon which they are based. We also have assumed that there have been no material changes in the condition (financial or otherwise), results of operations, business or prospects of the Company since the respective dates of the most recent financial statements and other information provided to us. In arriving at our opinion, we have not conducted any physical inspection of any of the properties or assets or obtained any independent evaluations or appraisals of any of the assets or liabilities (contingent or otherwise) of the Company nor have we made any determination as to the solvency of any party to the Transaction.

        In rendering our opinion, we have assumed, with your consent, that the final form of the Agreement, when signed by the parties thereto, will not differ from the draft reviewed by us in any respect material to our analyses, that the Transaction will be consummated in accordance with the Agreement and in compliance with all applicable laws, without waiver, modification or amendment of any terms or conditions material to our analyses, and that, in the course of obtaining any necessary legal, regulatory or third party consents or approvals for the Transaction, no delays, limitations, restrictions or conditions will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Transaction that would be material to our analyses or this opinion. Our opinion is necessarily based on economic, market, financial and other conditions existing, and the information made available to us, as of the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company or the Transaction. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

        Our opinion only addresses the fairness, from a financial point of view, to the holders of Common Stock, other than the Acquiror and its affiliates, of the Consideration to be received by such holders in the Transaction pursuant to the Agreement to the extent expressly specified herein and does not address any other terms, aspects or implications of the Transaction or any agreements, arrangements or understandings entered into in connection with therewith or otherwise, including, without limitation, the form or structure of the Transaction or the financing arrangements of the Acquiror for the Transaction. In addition, our Opinion does not address the fairness (financial or otherwise) of the amount or nature of, or any other aspect relating to, any compensation to be received by any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise. No opinion, counsel or interpretation is intended as to matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have, with your consent, relied upon the assessments by Company and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to Company and the Transaction. Our opinion does not address the merits of the underlying decision by the Board of Directors of the Company or the Company to enter into the Agreement or the relative merits of the Transaction as compared with alternative business strategies or transactions available to the Company.

B-2

Our opinion does not constitute a recommendation as to or otherwise address how any holder of Common Stock should vote or act in respect of the Transaction or any related matter.

        The issuance of this opinion was approved by an authorized committee of Wells Fargo Securities. Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities has been engaged to act as financial advisor to the Company in connection with the Transaction and will receive a fee for such services, a portion of which will be payable upon delivery of this opinion and a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain expenses incurred by Wells Fargo Securities in connection with its engagement, and has agreed to indemnify us and certain related parties against certain liabilities that may arise out of our engagement.

        Wells Fargo Securities and our affiliates provide a full range of investment banking and financial advisory services, securities trading and brokerage services and lending services. In the ordinary course of business, Wells Fargo Securities and our affiliates may hold long or short positions, and may trade or otherwise effect transactions, for our and their own accounts and for the accounts of customers, in the equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror and their affiliates, as well as provide investment banking and other financial services to such companies and entities. Wells Fargo Securities and our affiliates, including Wells Fargo Bank, N.A., have in the past provided, may currently be providing and may in the future provide investment banking and other financial services to the Company, the Acquiror and certain of their respective affiliates including Guarantor, for which we and our affiliates have received and would expect to receive compensation, including having acted as co-lead arranger and book manager of the Company's $300 million senior secured credit facility in December 2011. Wells Fargo Securities and our affiliates have adopted policies and procedures designed to preserve the independence of our research and credit analysts whose views may differ from those of the members of the team of investment banking professionals that advised the Company with respect to the Transaction.

        It is understood that this opinion is for the information and use of the Board of Directors of the Company (in its capacity as such) in connection with its evaluation of the Transactions and should not be construed as creating, and Wells Fargo Securities shall not be deemed to have, any fiduciary duty to the Board of Directors of the Company, the Company, any security holder or creditor of the Company or any other person, regardless of any prior or ongoing advice or relationships. Our opinion may not be disclosed, summarized, excerpted from, or otherwise publicly referred to without our prior written consent.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Common Stock, other than the Acquiror and its affiliates, in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WELLS FARGO SECURITIES, LLC
WELLS FARGO SECURITIES, LLC

B-3

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

COMPANY # Shareowner ServicesTM P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone, or Mail 24 Hours a Day, 7 Days a Week Your phone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. INTERNET – www.eproxy.com/aea Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 19, 2012. PHONE – 1-800-560-1965 Use a touch-tone phone to vote your proxy until 11:59 p.m. (CT) on April 19, 2012. MAIL – Mark, sign, and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Please detach here PLEASE VOTE, DATE, SIGN, AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE SO THAT IT IS RECEIVED BY 12:00 P.M. (ET) ON April 19, 2012 Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy Card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy Card. Address Change? Mark box, sign and indicate changes below The Board of Directors recommends you vote FOR the following proposals: FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger, dated as of February 15, 2012, as it may be amended from time to time, among Eagle U.S. Sub, Inc., a wholly-owned subsidiary of Grupo Elektra S.A. de C.V., Eagle U.S. Merger Sub, Inc., and Advance America, pursuant to which Eagle U.S. Merger Sub, Inc. will be merged with and into Advance America, with Advance America surviving the merger as a wholly-owned subsidiary of Eagle U.S. Sub, Inc. 2. To cast a non-binding, advisory vote to approve certain agreements with, and items of compensation payable to, the Company’s named executive officers that are based on or otherwise related to the merger. 3. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement or to constitute a quorum. THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF YOU HAVE NOT VOTED BY INTERNET OR PHONE

Advance America, Cash Advance Centers, Inc. 135 North Church Street Spartanburg, South Carolina 29306 proxy This proxy is solicited by the Board of Directors for use at the Special Meeting on April 20, 2012. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted FOR Items 1, 2 and 3. By signing the proxy card, you revoke all proxies and appoint William M. Webster IV and J. Patrick O’Shaughnessy, and each of them singly and with full power of substitution, to vote your shares on the matters shown on the reverse side. ADVANCE AMERICA, CASH ADVANCE CENTERS, INC. SPECIAL MEETING OF STOCKHOLDERS Friday, April 20, 2012 10:00 a.m. Advance America Corporate Headquarters 135 North Church Street Spartanburg, South Carolina 29306 See reverse for voting instructions.